UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.     )

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REGIONS FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGIONS FINANCIAL CORPORATION

2019 Proxy Statement and Notice of Annual Meeting of Shareholders

MAKE LIFE BETTER

REGIONS®

Dear Fellow Shareholders:
On behalf of your Board of Directors, I am pleased to invite you to the 2019 Annual Meeting of Shareholders on April 24, 2019, in Birmingham, Alabama. We encourage you to read this proxy statement because it contains important information for voting your shares and sets forth how the Board oversaw your investment over the past year. Your Board values the opportunity to provide some insight into our practices and philosophy as we work to represent your interests and ensure Regions’ continuing success.
Differentiating Regions Through Our Culture and Purpose
Corporate culture is one of the intangible assets that drives value creation over the long term by providing customers with service that puts their needs first and foremost to help them meet their financial goals and aspirations. It also affords Regions’ associates with a safe, ethical, and respectful work environment. To be successful, a company’s culture must be an integral part of its corporate strategy. To that end, we work with Regions’ management to ensure that long-term strategy is aligned with a strong corporate culture built on integrity, trust, individual ownership, and respect.
Among other things, the Board oversees culture by engaging in regular, constructive dialogue with management concerning human capital management, diversity and inclusion, risk, and culture generally. For example, we review associate engagement surveys, compensation and incentive plans, the Code of Business Conduct and Ethics, diversity and inclusion efforts, associate conduct, and associate turnover. Moreover, the Board is pleased to see the Company continually enhancing its investment in its associates, including increasing the 401(k) Plan Company match from four to five percent in 2019, expanding paid parental leave policies, raising entry-level wage to $15 an hour, and reskilling and upskilling the workforce to retain valued associates. Within this proxy statement, you will read more about how Regions has supported its various stakeholders, particularly the Company’s associates and communities, while building on a foundation of long-term value creation for shareholders.
Regions’ purpose—to achieve superior economic value for our shareholders over time by creating shared value and making life better for our customers, our associates, and our communities—is inextricably tied to its culture. Although profits are important, they cannot be achieved at the expense of long-term value or certain stakeholders. Instead, Regions and the Board seek to create shared value for all stakeholders. We not only believe that it is possible for everyone to succeed, but we also believe that it is only possible for us to succeed if we do so together.

Continued Commitment to Independent Leadership, Board Effectiveness, Diversity, and Refreshment
As we began 2019, I had the privilege to transition from Lead Independent Director to independent Chair, continuing our ongoing commitment to strong, independent leadership in the boardroom. We also undertook several other steps to enhance Board governance practices and membership over the past year.
Recognizing that evaluations are an integral tool of Board effectiveness and in setting the slate of Director-nominees, we strengthened the self-evaluation process by asking even more tough, thought-provoking questions of each individual Director. We are including in this proxy statement a Board Skills and Composition Matrix to provide investors with a clear picture of the skills and diversity attributes that each nominee brings to the Board.
In April 2018, Ruth Ann Marshall was named Chair of the Nominating and Corporate Governance (“NCG”) Committee. With her appointment, women now chair half of the Board’s standing committees. To further our commitment to Board diversity, we recently adopted a diverse candidate search policy whereby we will include diverse candidates in the pool for any open Board seat. Taking intentional steps such as these not only strengthens the Board but also sets an appropriate “tone at the top” with respect to diversity, which is a critical component of a strong corporate culture and a significant focus for the Company and its management.
The Board also appointed two new independent Directors since last year’s annual meeting. The NCG Committee paired each with a seasoned Board member to accelerate the new Director’s transition and assist with understanding the complexities of a highly regulated financial institution. With the recent appointments, your current Directors have an average Board tenure of about 8 years, which we believe strikes the right balance between new Directors, who bring fresh perspectives, and seasoned Directors, who have extensive institutional knowledge.
As the Company continues leaning into its strengths of strong corporate culture, high-caliber teams, excellent customer service, strength of markets, and robust risk management—and continues to transform through innovation—your Board is committed to continuously enhancing our governance to align with the Company’s growth and ensuring we have the right skill sets on the Board.
CEO Transition
In July 2018, after 38 years of dedicated service to Regions and its customers, associates, shareholders, and communities, Grayson Hall retired and John Turner assumed the role of our CEO. We applaud the work John and his talented team have already accomplished and thank Grayson for his role in developing a leadership bench of such depth. John’s promotion to CEO demonstrates Regions’ management succession and talent management programs, which help ensure that the Company develops its executives to assume greater responsibility and provide continuity of management, and evidences John’s broad range of experience and exceptional leadership skills. We are proud to have a team of such strength and commitment to Regions’ values, mission, and vision.
Words of Appreciation
I would like to thank Grayson, who retired from the Board and the Company at the end of December. Throughout his tenure on the Board, Grayson provided strong and steady leadership while serving as Vice Chair, Chair, and most recently, Executive Chair. Grayson proved to be a focused and prudent manager of the

Company’s strategic goals and long-term success. I also would like to thank Susan Matlock and John Maupin, who are retiring from our Board in April, having reached the mandatory retirement age. Both Susan and John have been exceptional Board and committee members, and we will miss their diligent commitment and astute perspectives.

Thank You
To close this letter, on behalf of your Board, I would like to say a special thank you to you, our shareholders. We recognize and greatly appreciate the trust and confidence you have placed in us. And as 2019 gets underway, we will, on your behalf, continue to provide strong independent oversight of management and represent your interests throughout the year.

March 8, 2019

On behalf of your Board of Directors,

Charles D. McCrary Chair of the Board

Your vote is important. This year, Regions is pleased to introduce a voting incentive where we will contribute $1 to Junior Achievement USA (with a minimum total of $25,000) for each retail shareholder account that votes electronically or signs up for electronic delivery of future meeting materials. Please help us support the work of Junior Achievement USA to inspire and prepare young people to succeed in a global economy.

Dear Fellow Shareholders:

“Regions understands and embraces the fact that to be truly successful, all of our stakeholders must succeed. Bearing this in mind, our mission is to create shared value and make life better for our associates, customers, communities, and of course, shareholders. While it is important that we accomplish positive results, it is equally important that we do so the right way.”

John M. Turner, Jr.
President and Chief Executive Officer
Member of the Board of Directors
Regions Financial Corporation

On behalf of all Regions associates, thank you for your continued investment. Your support is vital to the success of our enduring efforts to deliver long-term value and make life better for all our stakeholders.
I would like to direct you to my CEO Letter—found in this year’s Annual Review on regions.com—in which I summarize a year that has been marked by strong financial results and meaningful transformation, allowing for investing in growth and sharpening our focus on our most important priorities. In the letter, I also discuss how Regions’ business practices and initiatives are driven by our strategic plan to generate consistent, sustainable long-term performance. Our strategy starts with leaning into our strengths and continuously improving through innovation and investments in technology, talent, and the markets we serve while also maintaining a strong and integrated risk management culture.
Our results are built on a corporate culture that is founded on the principle that creating shared value for all stakeholders—customers, shareholders, associates, and communities—is the right way to operate our business. Our culture is a strength that we have identified as uniquely positioning us to execute against our strategic plan to generate consistent, sustainable long-term performance. We have made enormous strides in building a culture of inclusion, in identifying and recruiting diverse talent across many disciplines, and in operating more responsibly as we work toward a better and more sustainable world.
We hope that you can attend our annual meeting. Even if you plan to attend, we encourage you to vote your shares in advance of the meeting.

Every vote is important, and we want to ensure your shares are represented. To further other sustainability efforts and support our communities, Regions will make a charitable donation of $1 to Junior Achievement USA for each retail shareholder account that votes through proxyvote.com or enrolls in electronic delivery of proxy materials for next year. Regardless of the number of retail shareholder accounts that submit votes or enroll in electronic delivery, we will make a minimum donation of $25,000 to Junior Achievement USA.

Sincerely,

John M. Turner, Jr.

QUICK INFORMATION

QUICK INFORMATION
The following charts provide quick information about Regions’ 2019 Annual Meeting and our corporate governance and executive compensation practices. These charts do not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.
Annual Meeting Information

DATE & TIME	LOCATION	RECORD DATE
Wednesday, April 24, 2019 9:00 A.M., local time	Regions Center Auditorium 1900 Fifth Avenue North Birmingham, Alabama 35203	February 25, 2019
Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information
PROPOSAL 1 – Election of Directors	FOR, AGAINST, or ABSTAIN for each Director nominee	FOR each Nominee	Page 35
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN	FOR	Page 76
PROPOSAL 3 – Advisory Vote on Executive Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 79

See pages 16 and 17 on the various ways available for submitting your vote.
ESG and Compensation Facts

ESG or Compensation Matter	Regions’ Practice
Board Composition, Leadership, and Operations
Current Number of Directors	15
Director Independence	93%
Standing Board Committee Membership Independence	100%
Separate Chair of the Board and CEO	Yes
Independent Chair of the Board	Yes
Robust Responsibilities and Duties Assigned to the Independent Chair	Yes
Voting Standard	Majority with plurality carve-out for contested elections
Frequency of Director Elections	Annual
Resignation Policy	Yes
Classified Board	No
Mandatory Retirement Age	Yes (72)
Mandatory Retirement Tenure	No
Average Director Age	65
Average Director Tenure	8
Gender Diversity on the Board	27%
Racial/Ethnic Diversity on the Board	27%
Total Diversity on the Board	47%
Directors Attending Fewer than 75% of Meetings	None
Directors Overboarded per ISS or Glass Lewis Voting Guidelines	None
Annual Board, Committee, and Individual Director Self-Evaluation Process	Yes
Independent Directors Meet without Management Present	Yes

QUICK INFORMATION

ESG or Compensation Matter	Regions’ Practice
Number of Board Meetings Held in 2018	7
Total Number of Board and Committee Meetings Held in 2018	44
Board Oversight of Company Strategy and Risks	Yes
Shareholder Rights
One Share, One Vote Policy	Yes
Dual-Class Common Stock	No
Cumulative Voting	No
Vote Standard for Charter/By-Law Amendment	75%
Shareholder Right to Call Special Meeting	No
Shareholder Right to Act by Written Consent	No
Board Authorized to Issue Blank-Check Preferred Stock	Yes; however, our capital plan, which may include preferred stock issuances, is regularly submitted to the Federal Reserve for review
Poison Pill	No
Proxy Access By-Law	Yes
Exclusive Forum By-Law	Yes
Other Governance Practices
ISG Corporate Governance Principles for U.S. Listed Companies Compliance	Yes
Commonsense Principles 2.0 Signatory	Yes
Shareholder Engagement	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Robust Stock Ownership Guidelines	Yes
Shares Pledged by Directors and Executive Officers	None
Material Related Party Transactions with Directors	None
Family Relationships	None
Director Onboarding and Ongoing Education Program	Yes
Independent Auditor	Ernst & Young LLP
ESG Practices
Board Oversight of ESG	Yes
Codes of Conduct for Directors, Officers, and Associates	Yes
Vendor Code of Conduct	Yes
Human Rights Statement	Yes
Board Oversight of Corporate Culture	Yes
No-Harassment Policy	Yes
Environmental Sustainability Policy Statement	Yes
Environmental Goals	Yes
CDP Climate Change Questionnaire Response	Yes
Ceres Company Network Member	Yes
Political Contributions Disclosed	Yes
Compensation Practices
CEO Pay Ratio	153:1
Clawback Policy	Yes
Incentive Plans that Encourage Excessive Risk Taking	No
Employment Agreements for Executive Officers	No
Repricing of Underwater Options	No
Excessive Perks	No
Pay-for-Performance	Yes
Frequency of Say-on-Pay Advisory Vote	Annual
Double-Trigger Change-in-Control Provisions	Yes
Compensation Consultant	Frederic W. Cook & Co.

TABLE OF CONTENTS

REGIONS FINANCIAL CORPORATION
1900 Fifth Avenue North
Birmingham, Alabama 35203
NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
To be held Wednesday, April 24, 2019

TO THE SHAREHOLDERS OF REGIONS FINANCIAL CORPORATION:
The 2019 Annual Meeting of Shareholders of Regions Financial Corporation (“Regions”), a Delaware corporation, will be held:
Date: Wednesday, April 24, 2019
Time: 9:00 A.M., local time
Place: Regions Center Auditorium, 1900 Fifth Avenue North, Birmingham, Alabama 35203
Record Date: February 25, 2019

The annual meeting is being held for the following purposes:

1.
Election to our Board of Directors of the 13 nominees named in our proxy statement to serve as Directors until the next annual meeting of shareholders or in each case until their successors are duly elected and qualified;

2.	Ratification of the appointment of Ernst & Young LLP as Regions’ independent registered public accounting firm for the year 2019; and

3.	Advisory vote on executive compensation.
Regions does not know of any business to be presented for action at the annual meeting other than those items listed above. If any other matters properly come before the annual meeting or any adjournment or postponement, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the electronic proxy or proxy card.
The Board of Directors set February 25, 2019, as the Record Date for the annual meeting. This means that only Regions common shareholders of record at such date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.
A complete list of shareholders of record entitled to vote at the meeting will be made available for inspection by any Regions shareholder for 10 days prior to the meeting at the principal executive offices of Regions and at the time and place of the meeting.
The annual meeting will begin promptly at 9:00 A.M., local time. All attendees will need to bring the Admission Ticket or other proof of stock ownership as well as a valid photo ID to gain admission to the annual meeting. Please note that seating is limited and we ask that you allow ample time for the check-in process, which begins at 8:00 A.M., local time. See page 19 for further details.

Whether or not you plan to attend the annual meeting, you are encouraged to promptly submit your proxy with voting instructions. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. If you vote by telephone or via the Internet, you need not return a proxy card.
Your vote is important. This year, Regions is pleased to introduce a voting incentive where we will contribute $1 to Junior Achievement USA (with a minimum total of $25,000) for each retail shareholder account that votes electronically or signs up for electronic delivery of future meeting materials. Please help us support the work of Junior Achievement USA to inspire and prepare young people to succeed in a global economy.
You may revoke your proxy at any time before the vote is taken by notifying the Corporate Secretary of Regions in writing or by validly submitting another proxy by telephone, Internet, or mail. If you are present at the meeting, you may vote your shares in person, which will supersede your proxy. If you hold shares through a Broker, check the voting instructions provided to you by that Broker.

By Order of the Board of Directors

Fournier J. Gale, III Corporate Secretary
March 8, 2019

2019 Proxy Statement	1

INDEX OF COMMONLY REFERENCED TOPICS

Topic	Page
Admission to the Annual Meeting	19
Anti-Hedging and Anti-Pledging	34
Auditor Fees	76
Auditor Tenure	77
Board, Committee, and Individual Director Evaluation	58
Board Leadership Structure	55
Board Meeting Director Attendance	69
Board Refreshment	59
Board Risk Oversight	56
Board Skills and Composition Matrix	45
CEO Pay Ratio	105
Change-in-Control Agreements	101
Clawback Policy	98
Codes of Conduct	25
Committees of the Board	70
Communications with the Board	55
Compensation and Performance Peer Groups	97
Compensation Consultant	68
Community Engagement	29
Contacts at Regions	54
Corporate Culture	23
Corporate Governance Principles	50
Corporate Governance Shareholder Engagement	51
Cyber and Information Security	61
Director Biographies	36
Director Education	60
Director Independence	62
Director Retirement Age	11
Director Tenure	46
Environmental Sustainability	30
Independent Chair of the Board Duties	56
LTIP Grants	91
LTIP Performance Targets	92
Pay-for-Performance	82
Perks	94
Political Contributions Policy	31
Record Date	1
Related Person Transactions Policy	66
Say-on-Pay	79
Share Repurchases/Buybacks	51
Shareholder Nominations for the 2020 Annual Meeting	20
Shareholder Proposals for the 2020 Annual Meeting	20
Stock Ownership Guidelines	34
Stock Performance Graph	7
Talent Management	27

COMMONLY USED TERMS AND ACRONYMS

Term	Meaning
401(k) Plan	Regions Financial Corporation 401(k) Plan
Board	Board of Directors of Regions Financial Corporation
Broker	Brokerage firms, banks, or similar entities
BSA/AML/OFAC	Bank Secrecy Act/Anti-Money Laundering/Office of Foreign Assets Control
CCAR	Comprehensive Capital Analysis and Review
CD&A	Compensation Discussion and Analysis
CDP	Formerly known as the Carbon Disclosure Project
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CHR Committee	Compensation and Human Resources Committee
Code of Conduct	Code of Business Conduct and Ethics
Company	Regions Financial Corporation
Cook & Co.	Frederic W. Cook & Co.
CRO	Chief Risk Officer
DDSIP	Directors’ Deferred Stock Incentive Plan
EPS	Earnings Per Share
EPS Growth	Cumulative compounded EPS growth
ESG	Environmental, Social, and Governance
Exchange Act	Securities Exchange Act of 1934, as amended
EY	Ernst & Young LLP
FDICIA	Federal Deposit Insurance Corporation Improvement Act of 1991
Federal Reserve	The Board of Governors of the Federal Reserve System
GAAP	Generally Accepted Accounting Principles in the United States
IRC	U.S. Internal Revenue Code of 1986, as amended
ISG	Investor Stewardship Group
LTIP	Long Term Incentive Plan
NCG Committee	Nominating and Corporate Governance Committee
NEOs	Named Executive Officers
NPL	Non-Performing Loan
NYSE	New York Stock Exchange
OAC	Office of Associate Conduct
OREO	Other Real Estate Owned
PCAOB	Public Company Accounting Oversight Board
PSUs	Performance Stock Units
Regions	Regions Financial Corporation
Retirement Plan	Regions Financial Corporation Retirement Plan for Associates
ROATCE	Return on Average Tangible Common Equity
RSUs	Restricted Stock Units
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
SERP	Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan
SOX	Sarbanes–Oxley Act of 2002

2	2019 Proxy Statement

March 8, 2019
PROXY STATEMENT
The Board of Regions Financial Corporation (“Regions,” “Company,” “we,” “us,” or “our”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2019 Annual Meeting of Shareholders of Regions. The meeting will be held on Wednesday, April 24, 2019, at 9:00 A.M., local time, in the Regions Center Auditorium, 1900 Fifth Avenue North, Birmingham, Alabama 35203. The proxies may also be voted at any adjournments or postponements of the annual meeting.

The mailing address of our principal executive offices is 1900 Fifth Avenue North, Birmingham, Alabama 35203. We are first furnishing the proxy materials to shareholders on March 8, 2019.
All properly executed written proxies and all properly completed proxies submitted by telephone or the Internet that are delivered pursuant to this solicitation will be voted at the 2019 Annual Meeting of Shareholders in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.
Only owners of record of shares of Regions common stock as of the close of business on February 25, 2019, the Record Date, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting. Each owner of record on the Record Date is entitled to one vote for each share of common stock held. There were 1,017,735,266 shares of common stock issued and outstanding on the Record Date.
We are continuing to use the SEC’s Notice and Access rule, allowing us to furnish our proxy materials to shareholders over the Internet. This means most of our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online. This offers a convenient way for shareholders to review the materials. The notice is not a proxy card and cannot be used to vote. If you receive the notice but would like to receive paper copies of the proxy materials, please follow the instructions in the notice or on the website referred to on the notice.

Please consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. Enrolling in future electronic delivery of annual meeting materials reduces Regions’ printing and mailing expenses and environmental impact. To enroll for electronic delivery you may also visit http://enroll.icsdelivery.com/rf.

Your vote is important. This year, Regions is pleased to introduce a voting incentive where we will contribute $1 to Junior Achievement USA (with a minimum total of $25,000) for each retail shareholder account that votes electronically or signs up for electronic delivery of future meeting materials.

If you have received your proxy materials electronically and would like to receive a paper copy of the materials or if you received one copy of the proxy materials through our use of “householding” (see below) and would like to receive multiple copies, you may, at any time, email investors@regions.com, call 205-264-7040, or write to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attn: Investor Relations

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING:
The Notice of Annual Meeting and Proxy Statement; Annual Report on Form 10-K for the year ended December 31, 2018; and
CEO’s Letter are available at www.regions.com or www.proxyvote.com.

Important Notice Regarding Delivery of Security Holder Documents
This is the first distribution of proxy solicitation materials to shareholders.
The SEC has adopted rules that allow us to send, in a single envelope, our proxy statement and other required annual meeting materials to two or more shareholders sharing the same address. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses, and other disclosure documents of a company that would otherwise be mailed in separate envelopes to more than one shareholder at a shared address may be mailed as one copy in one envelope addressed to all shareholders at that address (i.e., “householding”). Shareholders who participate in householding will, however, receive separate proxy cards. Householding, similar to electing to receive these materials electronically (although not to the same extent), reduces our printing and mailing expenses and associated environmental impact.
If one set of these proxy materials was sent to your household for the use of all Regions shareholders in your household and one or more of you would prefer to receive additional sets or if multiple copies of these proxy materials were sent to your household and you want to receive one set, please contact Broadridge Financial Solutions, Inc., by calling toll-free at 866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders whose shares of our common stock are held in street name wishing to make such elections should contact their Broker.

2019 Proxy Statement	3

PROXY SUMMARY

PROXY SUMMARY
This summary highlights certain information about Regions. It does not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.
For more complete information regarding the Company’s 2018 performance, review the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
2019 Annual Meeting of Shareholders

Date:	Wednesday, April 24, 2019
Time:	9:00 A.M., local time
Place:	Regions Center Auditorium 1900 Fifth Avenue North Birmingham, Alabama 35203
Record Date:	February 25, 2019
Voting:	Common shareholders as of the Record Date are entitled to vote. Shareholders of record, as well as most beneficial shareholders, can vote by proxy using one of several methods:

To vote with your mobile device (tablet or smartphone), scan the Quick Response Code that appears on your proxy card or Notice of Internet Availability of Proxy Materials (may require free software).
To vote over the Internet, visit www.proxyvote.com and enter your 16-digit control number that appears on your proxy card, email notification, or Notice of Internet Availability of Proxy Materials.
To vote by telephone, call 1-800-690-6903 and follow the recorded instructions. If you vote by telephone, you also will need your 16-digit control number that appears on your proxy card.

If you request printed copies of the proxy materials be sent to you by mail, vote by proxy by filling out the proxy card and return it in the envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Additionally, you may vote in person at the annual meeting. We will collect the ballots prior to the vote being finalized.
If you hold your stock in street name or through the Regions Financial Corporation 401(k) Plan or our Dividend Reinvestment Plan, see Questions and Answers about the Annual Meeting and Voting & Other Information beginning on page 15 for more information about how to vote your shares.

Your vote is important! Please submit your vote by proxy over the Internet, by telephone, or complete, sign, date, and return your proxy card or voting instruction form.

This year, Regions is pleased to introduce a voting incentive where we will contribute $1 to Junior Achievement USA (with a minimum total of $25,000) for each retail shareholder account that votes electronically.

Admission to the annual meeting is limited to our registered and beneficial shareholders as of the Record Date and persons holding valid proxies from shareholders of record. All attendees will need to bring the Admission Ticket or other proof of stock ownership and a valid photo ID to gain admission to the annual meeting. Please see page 19 for further details about admission.
If you have not already done so, we encourage you to enroll in electronic delivery of proxy materials because, in addition to reducing Regions’ printing and mailing expenses and environmental impact, doing so allows you to easily reprint your proof of admission should you misplace it. Regions will also make a contribution of $1 to Junior Achievement USA for each retail shareholder account that signs up for electronic delivery of future meeting materials.

4	2019 Proxy Statement

PROXY SUMMARY

Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information	Effect of Abstentions and Broker Non-Votes	Votes Required for Approval
PROPOSAL 1 – Election of Directors	FOR, AGAINST, or ABSTAIN for each Director nominee	FOR each Nominee	Page 35	No effect	Affirmative “FOR” vote of a majority of the votes cast for or against each Director nominee.
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN	FOR	Page 76	Abstentions have no effect	Affirmative “FOR” vote of a majority of the votes cast for or against this proposal.
PROPOSAL 3 – Advisory Vote on Executive Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 79	No effect	Affirmative “FOR” vote of a majority of the votes cast for or against this proposal.
What is new in this year’s proxy statement?

In July 2018, the Board welcomed Timothy Vines as a new Director. Mr. Vines is the President and CEO of Blue Cross and Blue Shield of Alabama. Also in July, John Turner became the Company’s CEO and a Director. At that time, Grayson Hall was appointed to the position of Executive Chair of the Company and the Board. Mr. Hall then retired from the Company and the Board on December 31, 2018. Charles McCrary was named as the Board’s independent, non-executive Chair effective January 1, 2019. He had previously served as the Lead Independent Director since 2013. On January 1, 2019, the Board also welcomed Zhanna Golodryga as a new Director. She is the Chief Digital and Administrative Officer at Phillips 66. Both Mr. Vines and Ms. Golodryga are diverse members of our Board.
Directors Susan Matlock and John Maupin are not standing for reelection this year as they have both reached the mandatory retirement age for Directors. The Board and the Company wish to thank them for their years of service, counsel, and oversight.
The Board updated the Company’s Corporate Governance Principles to reaffirm the Board’s commitment to diversity, particularly when searching for new Board members. The Board believes that the composition of its membership should reflect the communities in which we operate, and having diverse Directors with varying perspectives is necessary for proper oversight of the Company.

This year’s proxy statement includes, for the first time, a matrix that sets forth each individual Director’s skills and other attributes, including various aspects of diversity. With each committee’s description within the Corporate Governance section, you will find a message from that committee’s chair, which sets forth that committee’s highlights and accomplishments over the past year.
Regarding executive compensation, this proxy statement includes six named executive officers as a result of Grayson Hall’s transition from CEO to Executive Chairman and John Turner’s promotion to CEO. Additionally, in response to feedback from our shareholders, we have enhanced the disclosure of our long-term incentive performance.
Finally, Regions is pleased to introduce a voting incentive to retail shareholders this year. For each retail shareholder account who votes electronically or signs up for electronic delivery of future meeting materials, we will contribute $1 to Junior Achievement USA, with a minimum commitment of $25,000. Please help us to support the important work done by Junior Achievement of inspiring and preparing young people to succeed in a global economy through programs that foster work-readiness, entrepreneurship, and financial literary skills.
Information about Regions

Regions (NYSE:RF) is a financial holding company headquartered in Birmingham, Alabama, that operates in the South, Midwest, and Texas. Regions, through its subsidiaries, provides traditional commercial, retail, and mortgage banking services, as well as other financial services in the fields of asset management, wealth management, securities brokerage, trust services, merger and acquisition advisory services, and specialty financing.
At December 31, 2018, Regions had total consolidated assets of approximately $125.7 billion, total consolidated deposits of approximately $94.5 billion, and total consolidated stock-holders’ equity of approximately $15.1 billion.

Regions is a Delaware corporation. Its principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama, 35203. Regions is a member of the S&P 500 Index. Regions common stock, par value $.01 per share, is listed on the New York Stock Exchange under the symbol RF.

Regions conducts its banking operations through our wholly-owned subsidiary, Regions Bank, an Alabama state-chartered commercial bank that is a member of the Federal Reserve System. At December 31, 2018, Regions Bank operated 1,952 ATMs and 1,454 banking offices.

2019 Proxy Statement	5

PROXY SUMMARY

Our Strategy
Our vision, mission, and values provide the foundation for Regions’ corporate strategy. While that foundation and our strategic priorities as shown on the right—Focus on the Customer, Build the Best Team, Strengthen Financial Performance, Enhance Risk Management, and Simplify and Grow—have not changed, the way we execute our strategy every day continues to evolve under President and CEO John Turner’s leadership.
Continuing to build on these priorities, the 2019-2021 strategic plan for generating consistent, sustainable, long-term performance focuses on investing in talent and technology to make banking easier for customers and associates, expanding the Company’s reach to serve more customers and businesses, and delivering attractive, sustainable returns to shareholders, while maintaining a strong risk management culture. To execute on our 2019-2021 strategic plan, we will:

•
Lean into our strengths, including our industry-recognized customer service, our ability to work as one team and deliver Regions360®, our culture, the markets and communities we serve, and risk management;

•	Continuously improve by making banking easier, improving efficiency and effectiveness, and growing revenue;

•
Drive innovation through digital and data by improving the customer experience, investing in artificial intelligence, building better data and analytics capabilities, and improving technology architecture; and

•	Make strategic and disciplined investments focused on segment level investments for organic growth.

Lean into our strengths
Drive innovation through digital and data
Continuously improve
Make strategic and disciplined investments

Our strategy demonstrates the strength of our culture, markets, team, and strong capital base, as well as our commitment to deliver sustainable performance and shareholder returns over the three-year period of our current strategic plan and beyond. As our strategic plan was prepared and reviewed with our Board, our executive management team worked to ensure alignment of our corporate strategy with our Board’s Enterprise Risk Appetite Statement.
We also set three goals for our associates to help us meet our strategic plan of generating consistent, sustainable, long-term performance:

•	Focus on your customer: execute on our customer-centric approach to banking and put our customer needs at the center of every interaction.

•
Make banking easier: meet our customer expectations for convenience, expediency, and simplicity to address all of their financial needs. Achieve this by re-thinking and streamlining processes, challenging the status quo, and deploying technology that delivers a seamless, convenient experience.

•
Elevate our performance as a team: drive continuous improvement by expecting more from ourselves and our team, acting with a sense of urgency, and executing at a higher level to deliver innovative solutions and more consistent results.

Executive management and the Board understand that both long- and short-term strategies must consider more than financial results. Regions does not succeed unless all of our stakeholders succeed. We must consider our economic and societal impact, creating shared value for our customers, shareholders, associates, and communities.

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PROXY SUMMARY

Successful Execution of our 2016-2018 Strategic Initiatives
The following graphs highlight some of the successes of our long-term strategic initiatives, which were discussed in last year’s proxy statement. Our current long-term strategic plan builds upon these initiatives to continue driving Regions forward.
(1) Non-GAAP, see reconciliation in Regions’ Current Report on Form 8-K filed February 27, 2019, Exhibit 99.7, pages 21.
Stock Performance Graph
This graph shows the cumulative total shareholder return for Regions common stock in each of the five years from December 31, 2013, to December 31, 2018. The graph also compares the cumulative total returns for the same five-year period with the S&P 500 Index and the S&P 500 Banks Index.
The comparison assumes $100 was invested on December 31, 2013, in Regions common stock, the S&P 500 Index, and the S&P 500 Banks Index and that all dividends were reinvested.

	Cumulative Total Return
	12/31/13	12/31/14	12/31/15	12/31/16	12/31/17	12/31/18
Regions	$100.00	$108.63	$101.11	$155.10	$190.70	$151.47
S&P 500 Index	$100.00	$113.68	$115.24	$129.02	$157.17	$150.27
S&P 500 Banks Index	$100.00	$115.51	$116.49	$144.81	$177.47	$148.30

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PROXY SUMMARY

Corporate Purpose, Culture, and ESG (page 23)

Regions Bank is a relationship bank with a goal of providing our customers with services and products to help them meet their financial goals and aspirations. Our associates work and live by our values based on integrity, trust, respect, and empathy, and they are passionate about our mission and purpose to achieve superior economic value for our shareholders over time by creating shared value and making life better for our customers, our associates, and our communities.
We know that we are only as strong as our people and that it is our bankers who set Regions apart in a crowded marketplace. We also understand that maintaining a strong culture creates job satisfaction and associate engagement, which promote collaboration and a commitment to excellence. This is why we have focused on creating a strong corporate culture that is founded on building the best team, fostering a diverse and inclusive workforce, and providing our associates with the tools needed to help them meet our customers’ needs, all while maintaining a consistent and strong risk culture.
We are also committed to transparency and enhancing our ESG practices. As shown in the graphic on page 11, over the past few years we have taken meaningful steps to advance our sustainability efforts. Information about our ESG practices, along with additional discussions about our values, corporate culture, and Code of Conduct, can be found in the Corporate Purpose, Culture, and ESG section of this proxy statement.

OUR VALUES	Put people FIRST	Do what IS RIGHT
Focus on your CUSTOMER	Reach HIGHER	Enjoy LIFE

Proposal 1 – Election of Directors (page 35)

The proxy statement contains important information about the experience, qualifications, attributes, characteristics, and skills of the Director nominees.
Our Board recommends that you vote “FOR” all 13 nominees standing for election.

As demonstrated by the following graphs, our Board is highly diverse with respect to gender, race, ethnicity, and sexual orientation. The Board is also highly independent and represents a range of tenures.

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PROXY SUMMARY

The below chart includes this year’s nominees along with their age, tenure, principal occupation and committee membership:

	Age	Inde- pen- dent	Director Since	Regions Board Committee(s)	Principal Occupation	Other Public Boards (1)
Carolyn H. Byrd (2)	70	✓	2010	Audit Committee (Chair)	Chairman and CEO, GlobalTech Financial, LLC
Don DeFosset	70	✓	2005	CHR Committee (Chair) NCG Committee	Retired Chairman, President, and CEO, Walter Industries, Inc.	Terex Corporation; National Retail Properties; ITT Corporation
Samuel A. Di Piazza, Jr. (2)	68	✓	2016	Audit Committee CHR Committee	Retired Global CEO, PricewaterhouseCoopers; Retired Vice Chairman, Citigroup Global Corporate and Investment Bank	AT&T Inc.; ProAssurance Corporation; Jones Lang LaSalle Incorporated
Eric C. Fast (2)	69	✓	2010	Audit Committee Risk Committee	Retired CEO, Crane Co.	Automatic Data Processing, Inc.; Lord Abbett Family of Funds
Zhanna Golodryga	63	✓	2019	CHR Committee Risk Committee	Chief Digital and Administrative Officer, Phillips 66
John D. Johns (3)	67	✓	2011	Risk Committee (Chair)	Executive Chairman, Protective Life Corporation	Genuine Parts Company; Southern Company; Protective Life Corporation (4)
Ruth Ann Marshall	64	✓	2011	CHR Committee NCG Committee (Chair)	Retired President, The Americas, MasterCard International, Inc.	ConAgra Brands, Inc.; Global Payments Inc.
Charles D. McCrary	67	✓	2001	Independent Chair of the Board	Retired President and CEO, Alabama Power Company
James T. Prokopanko	65	✓	2016	NCG Committee Risk Committee	Retired President and CEO, The Mosaic Company	Vulcan Materials Company; Xcel Energy Inc.
Lee J. Styslinger III (2)	58	✓	2003	Audit Committee Risk Committee	Chairman and CEO, Altec, Inc.	Vulcan Materials Company; Workday, Inc.
José S. Suquet (3)	62	✓	2017	CHR Committee Risk Committee	Chairman, President, and CEO, Pan-American Life Insurance Group
John M. Turner, Jr.	57	CEO	2018	CEO	President and CEO, Regions Financial Corporation and Regions Bank
Timothy Vines	53	✓	2018	Audit Committee CHR Committee	President and CEO, Blue Cross and Blue Shield of Alabama

(1)	Corporations subject to the registration or reporting requirements of the Exchange Act, or registered under the Investment Company Act of 1940

(2)	Audit Committee Financial Expert

(3)	Risk management expert

(4)	No publicly traded common stock but does issue public debt

Board and committee facts:

0	65 Years	8 Years	94%	0
Overboarded Directors	Average Director Age	Average Director Tenure	Average Attendance of Directors at Board and Committee Meetings Held in 2018	Related Person Transactions or Family Relationships Requiring Disclosure

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PROXY SUMMARY

Board Skills and Composition Matrix
Currently, our Board comprises 15 members, who represent a diverse set of experiences, expertise, and attributes. Based on information provided as part of the 2018 year-end Director questionnaire, the following represents the number of our current Directors with considerable or extensive experience in areas that are critical to Regions’ operations. Information pertaining to each individual Director’s experience, along with other Board-composition data points, is further detailed in the Board Skills and Composition Matrix on page 45. Additionally, information regarding each Director nominee’s “top skills” can be found within their individual biographies beginning on page 36. These biographies include many of the Director nominees’ experiences that are linked to their self-identified skills.

Skill	# of Directors	Skill	# of Directors	Skill	# of Directors
Audit/Accounting/Finance/Capital Allocation	10	Environmental and Sustainability Practices	5	Regulatory or Compliance	11
Banking and Financial Services	10	Executive Compensation and Benefits	12	Risk Management	11
Business Operations and Technology	11	Growth and Innovation	14	Strategic Planning and Strategy Development	14
Corporate Communications, PR or Marketing	11	Human Resources/Human Capital Management	14
Corporate Governance	13	Information/Cyber Security	7
Board Refreshment
As shown by the below three-year timeline, the Board constantly reviews and assesses its composition and leadership structure through its robust self-evaluation processes, identification of skills and diversity, and committee composition refreshment. The Board’s annual self-evaluation is conducted timely so that results can be considered by the Board when making its annual nominations for the upcoming annual meeting. The Board does not merely recruit new Directors when vacancies are created by Directors reaching the Board’s mandatory retirement age.

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PROXY SUMMARY

Corporate Governance (page 49)

Our Board works with executive management to ensure we are not only in compliance with laws and regulations, but are keeping pace with the constantly changing corporate governance landscape.
For example, our practices are aligned with the Investor Stewardship Group’s (“ISG”) Corporate Governance Principles for U.S. Listed Companies. Regions has also become a signatory to the Commonsense Principles 2.0 and intends to use them to guide our thinking. By aligning with such leading principles, the Company is better able to provide oversight and guidance for sound decision-making and accountability. We must hold ourselves to high standards when it comes to corporate governance, ethics, and risk management. This requires that we solicit input and feedback from many different stakeholders, both internally and externally.
Information about our corporate governance shareholder engagement, Director independence, transactions with related persons, cyber security, and Board Committee information, among other topics, can be found in the Corporate Governance section of this proxy statement.
Corporate Governance Highlights

Independent	93%	6	47%	72 Years
Chair of the Board	Independent Directors	New Directors since 2016	Diverse Directors	Mandatory Director Retirement Age

Below are some of the significant environmental, social, and corporate governance events at Regions over the last few years that have contributed to our effective corporate governance program:

An Effective Corporate Governance Program

Environmental

- Adopted Environmental Sustainability Policy Statement and Environmental Goals
- Joined Ceres Company Network
- Expanded the NCG Committee's oversight to include environmental matters
- Began responding to the CDP questionnaire
- Onboarded an ESG-focused associate
- Enhanced our *Corporate Sustainability Report*

Social

- Adopted a Human Rights Statement
- Adopted a Vendor Code of Conduct
- Expanded the CHR Committee's oversight to include issues related to human capital management, diversity and inclusion, and corporate culture
- Expanded the NCG Committee's oversight to include social matters
- Appointed a Head of Diversity and Inclusion
- Appointed an Associate Conduct Officer

Governance

- Appointed an independent, non-executive Chair of the Board
- Refreshed the Board by:
  - Onboarding additional diverse Directors, increasing the Board's overall diversity to 47%
  - Rotating the NCG Committee Chair, which resulted in women holding half of the standing committee chair positions
- Significantly enhanced diversity search criteria language in our Corporate Governance Principles
- Appointed a Chief Governance Officer
- Became an active member in the Council of Institutional Investors ("CII")
- Chief Governance Officer elected to the board of CII
- Built out the Company's corporate governance shareholder engagement program, which includes Director engagement with major institutional shareholders
- Enhanced the Board, Committee, and Individual Director Self-Evaluation Program, which now includes one-on-one discussions with each Director
- Report on political spending

Proposal 2 — Ratification of Appointment of Independent Registered Accounting Firm (page 76)

We are asking our shareholders to ratify the appointment of EY as our independent registered public accounting firm for 2019. Below is a summary of the fees paid by us for services provided by EY during 2018 and 2017. For more information regarding the accounting firm and the responsibilities of our Audit Committee, see the discussion beginning on page 76.

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PROXY SUMMARY

	2018	2017
Audit fees	$7,270,239	$6,728,474
Audit related fees	428,049	391,273
Tax fees	255,019	249,310
All other fees	453,884	303,815
Total fees	$8,407,191	$7,672,872
The Board recommends you vote “FOR” this proposal.

Proposal 3 — Advisory Vote on Executive Compensation (page 79)

The Compensation and Human Resources Committee (“CHR Committee”) understands and appreciates the interest our shareholders have in our executive compensation program. In acknowledgment of that interest, and because we believe it essential to our commitment to sound governance, the CHR Committee seeks shareholder feedback regarding our overall compensation policies and practices relating to the compensation of our Named Executive Officers (“NEOs”). One way the CHR Committee receives shareholder feedback is through an annual, non-binding advisory “Say-on-Pay” vote.
Please review our Compensation Discussion and Analysis (“CD&A”), which begins on page 80, for a description of the actions and decisions of the CHR Committee during 2018 regarding our compensation programs, as well as the accompanying compensation tables and related narrative that begins on page 103, and cast your advisory vote regarding the compensation program for our NEOs.
Last year shareholders approved our executive compensation program, with 94.5 percent of the votes cast in favor of the proposal. The CHR Committee considers the say-on-pay results and other shareholder feedback when approving plan design changes and pay decisions for future performance periods. The result of the shareholder vote in 2018, as well as votes in prior years, indicates strong support among shareholders for our pay-for-performance approach. Future votes cast will be closely monitored to ensure there is continued support for our pay programs and pay decisions among our shareholders.

The Board recommends that you vote “FOR” this proposal.
2019 Executive Officers
Our current executive officers are listed below.

Name	Age	Position
John M. Turner, Jr.*	57	President and Chief Executive Officer
David J. Turner, Jr.*	55	Chief Financial Officer
John B. Owen*	58	Chief Operating Officer
C. Matthew Lusco*	61	Chief Risk Officer
Fournier J. Gale, III*	74	General Counsel and Corporate Secretary
Kate R. Danella	40	Head of Strategic Planning and Corporate Development
C. Keith Herron	55	Head of Corporate Responsibility and Community Engagement
David R. Keenan	51	Chief Human Resources Officer
Scott M. Peters	57	Head of Consumer Banking Group
William D. Ritter	48	Head of Wealth Management Group
Ronald G. Smith	58	Head of Corporate Banking Group
*Named Executive Officer

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PROXY SUMMARY

Executive Compensation

2018 was a year of successful transition for Regions. John Turner was named CEO effective July 2, 2018, as our former CEO, Grayson Hall, transitioned into the role of Executive Chairman until his retirement on December 31, 2018. Additionally, the Company completed a strategic organizational simplification. Through this change, our NEOs’ leadership and execution of our strategic plan resulted in a 28 percent increase in net income available to common shareholders as compared to 2017. This financial performance is reflected in the compensation decisions made by the CHR Committee. The following is an overview of the compensation decisions made in 2018 and the performance-based nature of those decisions:

•
After reviewing NEO target pay levels in early 2018, the CHR Committee decided to leave Mr. Hall’s base salary and short-term incentive target unchanged from the previous year. Mr. J. Turner received a base salary increase in recognition of his January 2018 promotion to President, and John Owen received a 2.8 percent base salary increase in response to expanded responsibilities and Simplify and Grow leadership. The CHR Committee did not change the base salaries for the remaining three NEOs.

•	Annual short-term incentive target opportunities increased for all NEOs, with the exception of Mr. Hall.

•
The CHR Committee increased the long-term incentive targets for Mr. Hall and Mr. J. Turner. Though the long-term incentive targets did not change for the remaining NEOs, David Turner and Mr. Owen each received above-target long-term incentive awards.

•
On July 2, 2018, Mr. J. Turner was promoted to CEO of Regions. Prior to being named CEO, he was promoted to President of the Company in January 2018, served as the Head of the Corporate Banking Group from 2014 to 2017, and was the South Region executive for the preceding three years. Mr. J. Turner’s promotion is an example of Regions’ talent management process, which is designed to ensure our Company develops its executives to assume greater responsibility and provides continuity of management.

•
The CHR Committee made two increases to Mr. J. Turner’s compensation target over the course of 2018. As mentioned above, the first occurred early in the year in recognition of his promotion to President. The second occurred in July 2018 upon his promotion to CEO.

•
Execution of our strategic plan yielded above-target corporate results for the year at 155 percent of our target expectations. Accordingly, the 2018 annual cash bonus payments for each of our NEOs increased compared to payments made in 2017.

•
Long-term incentive grants issued for the year continue to constitute a large portion of direct compensation for our NEOs, which aligns with our philosophy to create a strong tie between NEO and shareholder financial interests through sustaining positive performance over a multi-year period. Consistent with prior grants, the long-term incentives granted in 2018 include three components that are subject to the Company meeting certain safety and soundness criteria:

1.	Performance Stock Units (“PSUs”) that do not vest for three years and for which the ultimate value and amount are based on the future equity and financial performance of the Company.

2.	Performance Cash Units that do not vest for three years and for which the ultimate value and amount are based on the future financial performance of the Company.

3.	Restricted Stock Units (“RSUs”) that do not vest for three years.
For more information on these decisions, see the CD&A that begins on page 80.

The chart below shows the 2018 compensation mix expressed as a percentage of total direct compensation for Regions’ President and CEO, Mr. J. Turner, and other NEOs, as a group, excluding our former CEO and Executive Chairman, Mr. Hall.

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PROXY SUMMARY

2018 Compensation Overview Table
			Long-Term Awards($)
Name	Principal Position	Salary	Stock Awards	Non Equity LTI Granted (Cash)	Annual Incentive	Total
O. B. Grayson Hall, Jr.	Executive Chairman, former CEO	$1,000,000	$4,000,000	$2,000,000	$2,948,750	$9,948,750
John M. Turner, Jr.	President and CEO	$806,250	$1,166,667	$583,333	$1,855,019	$4,411,269
David J. Turner, Jr.	Chief Financial Officer	$664,200	$933,333	$466,667	$1,183,937	$3,248,137
John B. Owen	Chief Operating Officer	$695,150	$933,333	$466,667	$1,263,088	$3,358,238
C. Matthew Lusco	Chief Risk Officer	$584,250	$800,000	$400,000	$1,041,426	$2,825,676
Fournier J. Gale, III	General Counsel and Corporate Secretary	$584,045	$800,000	$400,000	$1,020,911	$2,804,956
The table above illustrates how the CHR Committee viewed NEO compensation for 2018. It differs from the Summary Compensation Table required by the SEC and included in the section Compensation of Executive Officers beginning on page 103 of this proxy statement. The principal differences can be summarized as follows:

•
The table above provides the entire value of the long-term incentive grants made to NEOs in 2018 through the “Long-Term Award” section. The annual grant consisted of three equal parts, RSUs, PSUs, and Performance Cash Units. Both the stock and non-equity (cash) portion of the 2018 grant is reflected in this table and is considered 2018 compensation by the CHR Committee.

•
Under rules established by the SEC, the Summary Compensation Table required to be included with our CD&A reports only the portion of the long-term incentive grant delivered in the form of stock equivalents in the year granted. Cash awards from the 2018 grant will not be reflected in the Summary Compensation Table until the year they are earned, which, for 2018 grants, is December 31, 2020, to be paid in 2021. Similarly, the Summary Compensation Table reports the value of the cash performance portion of the 2016 long-term incentive grant in the “Non-Equity Incentive Compensation” column because the performance period for that award ended as of December 2018. As described on pages 93 and 94, the 2016 performance grant was earned at 125 percent of target. The value of this award is not included in this alternative table because it is considered by the CHR Committee to be compensation awarded for 2016 although subject to future performance criteria.

•	The Summary Compensation Table reports the change in pension value and nonqualified deferred compensation earnings, as well as all other compensation.
For more detail, refer to the CD&A beginning on page 80 of this proxy statement.

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QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING & OTHER INFORMATION
Who is entitled to vote at the meeting, and what are my voting rights?

The Board set February 25, 2019, as the Record Date for the annual meeting. If you were a shareholder of record at the close of business on the Record Date, you are entitled to vote at the meeting.
As of the Record Date, 1,017,735,266 shares of our common stock were issued and outstanding and, therefore, eligible to be voted at the meeting. Holders of our common stock are entitled to one vote per share; therefore, a total of 1,017,735,266 votes are entitled to be cast at the meeting. There is no cumulative voting.
Holders of our Depositary Shares, each representing 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series A (the “Class A Depositary Shares”) or representing 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series B (the “Class B Depositary Shares”), are not entitled to vote at the annual meeting.
How many shares must be present to hold the meeting?

A majority of the outstanding shares of Regions common stock must be present, in person or by properly executed or otherwise documented proxy, to constitute a quorum at the annual meeting.
Abstentions and Broker non-votes will be counted for the purpose of determining whether a quorum is present. We urge you to vote promptly by proxy, even if you plan to attend the meeting, so we will know as soon as possible that enough shares will be present for us to hold the meeting.
What is a proxy statement, and what is a proxy?

In accordance with the federal securities laws and the regulations of the SEC, a proxy statement is a document we give to you, or provide you access to, when we are soliciting your vote.
A proxy is your designation of another person to vote your shares. Fournier J. Gale, III, our General Counsel and Corporate Secretary, and Hope D. Mehlman, our Chief Governance Officer, Assistant General Counsel, and Assistant Corporate Secretary, have been designated as the proxies to cast the votes of our shareholders at our 2019 Annual Meeting.
What is Notice and Access?

“Notice and Access” is an SEC rule that allows us to furnish our proxy materials over the Internet instead of mailing paper copies of the materials to each shareholder. As a result, beginning on or about March 11, 2019, we will send most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the Internet and vote online.
The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

Since 2012, when we started distributing our annual meeting materials under the SEC’s “Notice and Access” rule, we have printed roughly 90 percent fewer proxy statements and annual reports each year, helping us reduce our impact on the environment and printing and mailing expenses.

How can I access Regions’ proxy materials and annual report electronically?

This proxy statement, the Company’s 2018 Annual Report on Form 10-K, and the CEO’s Letter are available on the Investor Relations section of www.regions.com and at www.proxyvote.com, as set out in the Notice of Internet Availability of Proxy Materials.

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QUESTIONS AND ANSWERS

How do I sign up for electronic delivery of proxy materials?

Most shareholders can elect to view our future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose to receive future proxy statements and annual reports electronically by following the prompt that will appear if you choose to vote through the Internet. Shareholders who choose to view future proxy statements and annual reports through the Internet will receive an email with instructions containing the Internet address of these materials, as well as voting instructions, approximately four weeks before future meetings.
If you have not already done so, we ask you to consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. Enrolling in future electronic delivery of these materials reduces Regions’ printing and mailing expenses and environmental impact. This year, we are introducing an incentive for our retail shareholders to vote online and enroll in electronic delivery for future annual meeting materials. We will donate $1 to Junior Achievement USA for every retail shareholder account that votes online or enrolls in electronic delivery.

Benefits of Accessing Annual Meeting Materials Online
Immediate receipt of the proxy statement, Annual Report on Form 10-K, and related materials	It saves Regions and its shareholders money by eliminating the costs of printing and postage
Online proxy voting	Electronic documents are more convenient than paper
You will receive less mail and will not have to worry about misplacing your paper materials	It is much better for the environment
If you elect to view our proxy statement and annual report electronically and vote your proxy through the Internet, your enrollment will remain in effect for all shareholder meetings until you cancel it. To cancel, registered shareholders should visit http://enroll.icsdelivery.com/rf and follow the instructions to cancel enrollment. If you hold your shares in street name, check the information provided by your Broker for instructions on how to cancel your enrollment.
If at any time you would like to receive a paper copy of the proxy statement or annual report, email investors@regions.com, or write to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Investor Relations
What is the difference between a “shareholder of record” and a “street name” holder or “beneficial owner”?

If your shares are registered directly in your name with Computershare, our transfer agent, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a Broker, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name”, you will have the opportunity to instruct your Broker how to vote your shares. “Street name” shareholders may only vote in person if they have a legal proxy––if you intend to do so, be sure to request the legal proxy from your Broker promptly following receipt of these materials so there is enough time for it to be received before the meeting.
What is the deadline for voting?

If You Are:	And You Are Voting by:	Your Vote Must Be Received:
A shareholder of record	Mail or in person	Prior to the annual meeting
	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 23, 2019
A street name holder	Mail or in person	Prior to the annual meeting
	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 23, 2019
A participant in Regions 401(k) Plan	Mail	By April 20, 2019
	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 21, 2019
How do I vote?

If you have the ability to vote online, we encourage you to record your vote through the Internet to reduce corporate expenses.
The deadline for voting by telephone or through the Internet is 11:59 P.M., Eastern Time on April 23, 2019. If you vote by mail, your proxy card must be received by April 23, 2019. If your shares are held in street name, you may vote your shares before the meeting by

16	2019 Proxy Statement

QUESTIONS AND ANSWERS

phone or over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials you received or, if you received a Voting Instruction Form from your Broker, by mail after completing, signing, and returning the form you received. You should check your Voting Instruction Form to see if Internet or telephone voting is available to you. Although most Brokers offer telephone and Internet voting, availability and specific processes will depend on the Broker’s voting arrangements. See the Notice of Internet Availability of Proxy Materials or Voter Instruction Form for available options.
This year, we are introducing an incentive for our retail shareholders to vote online and enroll in electronic delivery for future annual meeting materials. We will donate $1 to Junior Achievement USA for every retail shareholder account that votes online or enrolls in electronic delivery.
Shareholders of record, and most beneficial shareholders, have several ways to vote:

To vote with your mobile device (tablet or smartphone), scan the Quick Response Code that appears on your proxy card or Notice of Internet Availability of Proxy Materials (may require free software).
To vote over the Internet, visit www.proxyvote.com and enter your 16-digit control number that appears on your proxy card, email notification, or Notice of Internet Availability of Proxy Materials.
To vote by telephone, call 1-800-690-6903 and follow the recorded instructions. If you vote by telephone, you also will need your 16-digit control number that appears on your proxy card.

If you request printed copies of the proxy materials be sent to you by mail, vote by proxy by filling out the proxy card and return it in the envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Additionally, you may vote in person at the annual meeting. We will collect the ballots prior to the vote being finalized.
How do I vote shares held in the Regions 401(k) Plan?

If you are a participant in the Regions 401(k) Plan, you may direct the 401(k) Plan trustee how to vote your shares. Under the terms of the 401(k) Plan, the trustee votes all shares held by the 401(k) Plan, but each participant may direct the trustee how to vote the shares of Regions common stock allocated to his or her 401(k) Plan account. If you own shares through the 401(k) Plan and do not submit voting instructions, the 401(k) Plan trustee will vote the shares in accordance with the Board’s recommendations. To vote your shares held in the 401(k) Plan, follow the instructions above by 11:59 P.M., Eastern Time on April 20, 2019.
How do I vote shares held in the dividend reinvestment plan?

If you are a participant in the Computershare Investment Plan for Regions Financial Corporation (the “Dividend Reinvestment Plan”), the proxy card or electronic voting instructions cover all shares allocated to your account under the plan. If you do not return your proxy card, or vote by telephone or over the Internet, your shares in the Dividend Reinvestment Plan will not be voted. To vote your shares held in the Dividend Reinvestment Plan, follow the instructions above.
Can I change my vote after submitting my proxy?

If you voted over the Internet or by telephone, you can change your vote by voting again over the Internet or by telephone before 11:59 P.M., Eastern Time on April 23, 2019.
You can revoke your proxy at any time before the vote is taken at the annual meeting by submitting written notice of revocation or a properly

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QUESTIONS AND ANSWERS

executed proxy of a later date to our Corporate Secretary or by attending the annual meeting and voting in person.
Written notices of revocation and other communications about revoking a proxy should be addressed to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Fournier J. Gale, III, Corporate Secretary
If your shares are held in street name, you should follow your Broker’s instructions regarding the revocation of proxies.
What if I do not specify how I want my shares voted?

If you requested printed copies of the proxy materials and sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s recommendations.
Our telephone and Internet voting procedures do not permit you to submit your proxy vote without specifying how you want your shares voted.
How will my shares be voted if I don’t provide my proxy and don’t attend the annual meeting?

If you are a shareholder of record and do not provide a proxy or vote in person at the meeting, your shares will not be voted.
If you hold your shares through the Regions 401(k) Plan and do not vote your shares, your shares (along with all other shares in the 401(k) Plan for which votes are not cast) will be voted by the trustee in favor of Proposals 1, 2, and 3 (see above).
If you are a participant in the Dividend Reinvestment Plan and do not vote, your shares in the plan will not be voted.
If you hold your shares in street name and do not give your Broker instructions on how to vote your shares, your Broker may not vote on any proposal other than Proposal 2 (the ratification of appointment of EY as our independent registered public accounting firm for 2019).
Who pays the expenses of this proxy solicitation?

Our proxy materials are being distributed by our Board in connection with the solicitation of proxies for our annual meeting. We pay the entire cost of soliciting your proxy, including the cost of preparing, assembling, printing, mailing, and otherwise distributing the Notice of Internet Availability of Proxy Materials and these proxy materials, as well as soliciting your vote. In addition to solicitation of proxies by mail, we request that Brokers send proxies and proxy materials or Notice of Internet Availability of Proxy Materials to the street name/ beneficial owners of Regions common stock and secure their voting instructions. We will reimburse Brokers for their reasonable expenses in taking those actions.
We have made arrangements with Innisfree M&A Incorporated to assist us in soliciting proxies and have agreed to pay $15,000, plus reasonable and customary expenses, for these services. If necessary, we also may use several of our associates, without additional compensation, to solicit proxies from shareholders, either personally or by telephone, facsimile, email, or letter, on Regions’ behalf. If you have any questions or need assistance voting your shares, please contact Innisfree M&A Incorporated:

Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.
Shareholders may call Innisfree toll-free: 1-888-750-5834.
Brokers may call Innisfree collect: 1-212-750-5833.
Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast in person by ballot and to act as Inspector of Election. A representative from Broadridge will be present at the annual meeting.

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QUESTIONS AND ANSWERS

When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. The Company will report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.
What were the voting results of the 2018 Annual Meeting?

At Regions’ annual meeting held in 2018, the shareholders elected Regions’ 13 Director nominees, ratified the appointment of EY as the independent registered public accounting firm for 2018, approved executive compensation (“Say-on-Pay”), and approved the frequency of future advisory votes on executive compensation. The following is a summary of the voting on each matter presented to our shareholders last year:

Eligible Votes	1,122,744,800
Total Voted	949,895,966	85%
Broker Non-Votes	146,284,621	13%

Proposal	Votes “For”	Proposal	Votes “For”
Carolyn H. Byrd	99.64%	John E. Maupin, Jr.	97.39%
Don DeFosset	96.23%	Charles D. McCrary	95.12%
Samuel A. Di Piazza, Jr.	98.75%	James T. Prokopanko	99.44%
Eric C. Fast	99.66%	Lee J. Styslinger III	95.80%
O. B. Grayson Hall, Jr.	93.79%	José S. Suquet	99.21%
John D. Johns	97.27%	Ratification of Selection of Auditors	97.11%
Ruth Ann Marshall	99.66%	Say-on-Pay	94.50%
Susan W. Matlock	97.21%	“Annual” Frequency of Say on Pay	96.70%
Who can attend the annual meeting, and what are the rules for admission or voting at the meeting?

Only shareholders as of the Record Date or their authorized legal proxies are permitted to attend the annual meeting in person. Before being admitted to the meeting, you must present a valid, government-issued photo identification.
If you hold your shares through a Broker and you wish to vote in person at the meeting, you will need to bring a legal proxy to the meeting, which you must request through your Broker. Note that if you request a legal proxy, any proxy with respect to your shares previously executed by your Broker will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.
You also must bring proof of your stock ownership as of the Record Date, such as the Admission Ticket appearing on your proxy card, the Notice of Internet Availability of Proxy Materials,
or one of the alternative forms of meeting admission documentation, as applicable to you, listed below.

Shareholder of Record	Beneficial (Street Name) Holder	Proxy for Shareholder of Record	Proxy for Street Name/Beneficial Holder
Admission Ticket appearing on your proxy card or the Notice of Internet Availability of Proxy Materials; OR	Your Notice of Internet Availability of Proxy Materials; OR	A valid, written legal proxy naming you as proxy, signed by the shareholder of record; AND	A valid and assignable written legal proxy naming you as proxy; AND
The electronic e-mail addressed to you from ProxyVote.com; OR	Your Voting Instruction Form for the 2019 Annual Meeting from your Broker; OR	The shareholder of record’s Admission Ticket appearing on the proxy card or the Notice of Internet Availability of Proxy Materials; OR	The legal proxy is signed by the street name holder’s Broker; AND
Verification at the registration desk that your name is listed in Regions’ list of shareholders of record as of the Record Date.	A letter from your Broker confirming you owned Regions’ common stock as of the Record Date.	Verification at the registration desk that the shareholder is listed in Regions’ list of shareholders of record as of the Record Date.	One of the forms of meeting admission documentation in the name of the street name holder that would be required to admit the street name holder to the annual meeting.
At the entrance to the meeting, we will inspect your identification and admission documentation. If you do not have (i) a valid, government-issued photo identification and (ii) an admission ticket or one of the other forms of proof listed above showing that you owned, or that you are legally authorized to act as proxy for someone who owned, shares of our common stock as of the Record Date,

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you will not be admitted to the meeting. The annual meeting will begin at 9:00 A.M., local time. Please allow ample time for the admission procedures described above. Admission to the annual meeting will be on a first-come, first-served basis as there is limited seating available. There may also be limited parking available as well.
Individuals with a disability requesting assistance should contact Regions’ Disability Services and Outreach Manager, Kathy Lovell, by email at kathy.lovell@regions.com, by phone at 205-264-7495 or toll-free at 1-800-370-5087, or by Regions’ telecommunications device for the hearing impaired and the deaf (TTY/TDD) toll-free at 1-800-374-5791.
For security reasons, no large bags, backpacks, briefcases, or packages will be permitted in the annual meeting, and security measures will be in effect to provide for the safety of attendees. The use of any electronic devices such as cameras (including mobile phones with cameras), recording devices, smartphones, tablets, laptops, and other similar devices is strictly prohibited.
How do I inspect the list of shareholders of record?

A list of the shareholders of record as of the Record Date will be made available for inspection at our headquarters during ordinary business hours from April 12, 2019, to April 23, 2019, as well as at the annual meeting. If you would like to review the list prior to the annual meeting, please contact the Chief Governance Officer at 1900 Fifth Avenue North, Birmingham, Alabama 35203 to arrange a time for inspection.
How do I submit a shareholder proposal for Regions’ 2020 Annual Meeting of Shareholders?

In accordance with the Rule 14a-8 of the Exchange Act, shareholders who wish to present proposals for inclusion in our proxy materials for Regions’ 2020 Annual Meeting of Shareholders must submit their proposals to our Corporate Secretary as follows:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Fournier J. Gale, III, Corporate Secretary
Proposals must be received by November 12, 2019, and must comply, in all respects, with applicable rules of the SEC. As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.
How do I submit a shareholder nomination for the 2020 Annual Meeting of Shareholders using the proxy access provisions of Regions’ By-Laws?

Regions’ Board previously adopted Article II, Section 8, “Stockholder Nominations Included in the Corporation’s Proxy Materials,” of our By-Laws (“Proxy Access By-Law”). Our Proxy Access By-Law permits a shareholder, or a group of up to 20 shareholders, owning 3 percent or more of the outstanding shares of common stock for at least three years to nominate and include in Regions’ proxy materials nominees constituting up to two individuals or 20 percent of the Board (whichever is greater); provided, however, the shareholders(s) and nominee(s) must satisfy the requirements specified in our Proxy Access By-Law.
Pursuant to our Proxy Access By-Law, to be timely for inclusion in Regions’ proxy materials for our 2020 Annual Meeting, our Corporate Secretary must receive the shareholder’s notice to nominate an individual for election using Regions’ proxy materials between October 10, 2019, and November 12, 2019. Such notice must contain the information required by our Proxy Access By-Law, and the shareholder(s) and nominee(s) must comply with the information and other requirements in our Proxy Access By-Law.
How do I submit a shareholder nomination or other proposal in accordance with Regions’ By-Laws for the 2020 Annual Meeting of Shareholders?

Regions’ By-Laws include provisions requiring advance notice of a shareholder’s nomination of persons for election to the Board or the proposal of other business to be considered by the shareholders, even if not to be included in our 2020 proxy statement.
To be timely outside of Rule 14a-8 of the Exchange Act, such notice must be delivered no earlier than November 8, 2019, and no later than December 9, 2019, for our 2020 Annual Meeting. However, in the event that: (a) the number of Directors to be elected to the Board at the 2020 Annual Meeting is increased by virtue of an increase in the size of the Board and (b) the Company has not publicly disclosed by January 15, 2020, either (i) all of the nominees for Director at the 2020 Annual Meeting or (ii) the size of the increased Board, then such notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it has been delivered no later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board has been publicly announced or disclosed.

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QUESTIONS AND ANSWERS

Pursuant to our By-Laws, a shareholder’s notice regarding nomination for election as a Director shall set forth the following information as to each proposed nominee:

•
All information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

•	A statement signed by the candidate confirming that the candidate:

–	will serve if nominated by the Board and elected by the shareholders;

–	consents to being named in the proxy statement as a nominee;

–
will comply with the Company’s Code of Business Conduct and Ethics, General Policy on Insider Trading, Corporate Governance Principles, and any other rule, regulation, policy, or standard of conduct applicable to the Directors; and

–
will provide any information required or requested by the Company or its subsidiaries, or banking or other regulators, including, without limitation, all information requested by the form of Directors questionnaire used by the Company.

•
Whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K under the Securities Act, and the relevant listing standards of any exchange where the Company’s equity securities are listed.

As to the proposal of business that the shareholder proposes to bring forth before the meeting (other than nominations of persons for election to the Board), such shareholder’s notice must include:

•	The text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by shareholders;

•	A brief written statement of the reasons why such shareholder favors the proposal; and

•	Any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

Any notice regarding nominations for Director or other proposal of business must include the following information:

•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

–	The name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner;

–	A representation that the shareholder is a holder of the Company’s voting stock (including the number and class or series of shares held);

–
With respect to nominations, a disclosure of any hedging or other arrangement with respect to any shares of the Company’s stock (including any short position on or any borrowing or lending of shares of stock) made by or on behalf of the shareholder (i) to mitigate loss to or manage risk of stock price changes for the shareholder or (ii) to increase or decrease the voting power of the shareholder; and

–
With respect to nominations, a description of all arrangements or understandings among the shareholder and the candidate and any other person or persons (naming such person or persons and including any person that may be deemed to be acting in concert with such shareholder under applicable federal or state securities or banking laws) pursuant to which the proposal is made by the shareholder.

•
The names and addresses of any other shareholders or beneficial owners known to be supporting such nomination or proposal of business by the proposing shareholder on whose behalf the nomination or proposal is made.

Proposals and nominations should be addressed to our Corporate Secretary as follows:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Fournier J. Gale, III, Corporate Secretary
How do I recommend a candidate for directorship to be considered by the NCG Committee outside of the By-Laws?

The NCG Committee considers recommendations for directorship submitted by shareholders and other parties outside of our By-Laws. Recommendations for directorships may be submitted to the NCG Committee at any time by sending the candidate’s information to our Corporate Secretary at the below address. You should provide as much relevant information about the candidate as possible.
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Fournier J. Gale, III, Corporate Secretary

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QUESTIONS AND ANSWERS

How do I have my dividend check automatically deposited into my bank account?

If you are a shareholder of record and do not participate in the dividend reinvestment plan, we encourage you to sign up for direct deposit of your dividend check rather than receiving a paper check. You can do so by logging into your Computershare account through their website and updating your “payment method” under your profile. Doing so will reduce the Company’s quarterly printing and mailing expenses and reduce our paper usage.
Forward-looking statements

This proxy statement, other reports filed by the Company under the Exchange Act, and any other written or oral statements made by us or on our behalf to analysts, investors, the media, and others, may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information, or otherwise, except as may be required by law.
See also the reports filed with the Securities and Exchange Commission, including the discussions under the “Forward-Looking Statements” and “Risk Factors” sections of Regions’ Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC and available on its website at www.sec.gov.
Trademark information

Regions®, the Regions logo, and the LifeGreen bike are registered trademarks of Regions Bank. The LifeGreen color is a trademark of Regions Bank. Other words or symbols in this proxy statement that identify other parties’ goods or services may be trademarks or service marks of those other parties.
Information not incorporated into this Proxy Statement

Information contained on our website at www.regions.com or www.doingmoretoday.com is not and shall not be deemed to be a part of this proxy statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference.

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CORPORATE PURPOSE, CULTURE, AND ESG
Strength of our Corporate Culture

Corporate culture is the way the people in an organization think, feel, and behave. It is distinct, self-reinforcing, and very well may be the most powerful force in a company. When you pair a strong corporate culture with a mission and purpose aimed at making life better and creating shared value, as we have at Regions, the result is a foundation that allows us to meet our objective of generating consistent, sustainable long-term performance.
Our Mission and Purpose

There are many elements of Regions’ corporate culture, but the key element is a shared passion for our mission to make life better for our customers, shareholders, associates, and communities by creating shared value. Our mission defines our corporate purpose and answers the question, “What do we want to accomplish as we work together?”

Our mission is to achieve superior economic value for our shareholders over time by making life better for our customers, our associates, and our communities and creating shared value as we help them meet their financial goals and aspirations.

Our Vision Statement

Regions aims to be the premier regional financial institution in America through being deeply embedded in its communities, operating as one team with the highest integrity, providing unique and extraordinary service to all of its customers, and offering an unparalleled opportunity for professional growth for its associates.
Our vision statement is an aspiration, and it defines our future. It is meant to guide what we do, where we do it, and how we will execute. We aim to achieve our vision by providing expert financial advice, guidance, and education to customers; building well-developed business plans that we execute with discipline; building on a foundation of integrity and trust throughout our business; delivering excellent customer service and convenience; and offering our associates the opportunity to grow professionally and be part of an outstanding team.
Our Values

At Regions, our values reflect the ethics and commitment of our associates. We believe how we reach our potential and create shared value is just as important as what we achieve. While a company may claim corporate ideals or adopt a lofty vision statement, ultimately it is a company’s associates who must embody those ideals in order to make the company’s vision a reality. Our values guide our day-to-day life, how we treat customers and each other, and the expectations we have for ourselves.
At Regions, we strive to use our corporate values as a lens through which decisions should be made. We believe it is more appropriate to look first at customer needs rather than the products or services we can offer. Our approach of “Getting to Know Your Customer” before offering our solutions is, we believe, the right way to do business. Our values are the statement of how we will do business; they are a promise and a measuring stick against which to judge our behavior and results.

Put people first. Have respect for every person. Listen. Care. Serve others before yourself. Build the best team. Be inclusive. Work as one team. Balance work in a full life. Lead humanely. Set the good example. And remember to say thank you.
Do what is right. Always. Be honest. Do what you say. Use common sense. Stand for quality and integrity. Take the long view. Earn trust. Be responsible and accountable.
Focus on your customer. Serving the customer as one team, in an exceptional way, is our business, our only business. Know your customer. Serve your customer. Be committed. Understand needs. Meet needs. Make your customer’s life better by what you do. Create shared value.
Reach higher. Grow. Our company must grow, and we must grow prudently. Raise the bar. Be energetic. Be innovative. Achieve excellence. Improve continuously. Inspire and enable others. Succeed the right way. Improve efficiency and effectiveness.
Enjoy life. Have fun. We are in the business of banking. But more importantly, we are in the business of life. Enjoy it. Laugh. Be creative. Celebrate. Recognize success.

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Alignment of Corporate Culture with Long-Term Strategy

Regions’ strong corporate culture is founded on the idea that creating shared value for all stakeholders—customers, shareholders, associates, and communities—is the right way to operate our business. This culture is a strength that we believe uniquely positions us to execute against our strategic plan to generate consistent, sustainable long-term performance. As we strengthen our culture, we build an organization that is more balanced, more diverse, more inclusive, and more thoughtful. We enhance our customer service quality, increase associate engagement, and create a strong risk management culture.
Leaning into our corporate culture and teams, along with our excellence in customer service, are fundamental to us achieving our strategic plan. Our strategy is anchored in our unique strengths, which include our bankers and associates, culture, markets, risk management processes, and how we deliver superior customer service.

Customer Experience

Customer service is the hallmark of our business, and our consistent commitment to delivering a positive customer experience has resulted in the Company receiving top-ranked satisfaction scores by third-party organizations. Both our strategic priority to Focus on the Customer and Regions360 put customer needs at the center of our relationship. We focus on providing trustworthy financial advice and relevant products that meet the needs of our customers and help them make better financial decisions. Our bankers identify customers’ financial goals through quality conversation, provide practical and balanced solutions, and introduce expertise by bringing the right bank partners to help meet complex needs with a “one bank, one team” approach.

Team

One of our strategic priorities is to “Build the Best Team” because we recognize that our associates enable our success. We work to recruit, retain, and develop a diverse group of talent, and we invest in their success through professional and leadership development.
Our associates go above and beyond what is required to serve our customers and communities, and while associate appreciation takes place throughout the year, we set aside time to specifically recognize them. The Better Life Award is the top award given to associates for outstanding dedication to customers and the community, as well as job performance. It is awarded monthly, and our CEO honors the recipient at a meeting broadcast to offices throughout our footprint. During Evergreen Week, managers thank associates for their hard work and dedication, celebrate how associates work together to deliver the best results in the right way, and show appreciation for associates’ unique talents and contribution to the Company. Outside of these formal recognitions, managers are encouraged, and are provided with the tools, to engage their associates throughout the year. In addition, Regions encourages associates to volunteer in their communities, and each year we provide them with a day of Company paid time off to volunteer, called What A Difference A Day MakesSM. Due to our efforts to engage associates and build a strong culture, Regions received the Gallup Great Workplace Award for the fourth year in a row in 2018.
We also understand that diversity and inclusion create a healthier workplace and a stronger culture. In 2018, we hired a Head of Diversity and Inclusion, and her initial efforts have focused on encouraging dialogue throughout the Company on diversity and inclusion, as well as building strategies to help us attract, develop, and retain diverse talent.

Risk Management

Regions has built a strong risk culture and we emphasize the Company’s strategic priority to Enhance Risk Management. Our risk culture is supported by a risk governance process, clear “tone at the top,” associate ownership, escalation expectations and open communication, and in-depth training. Risk Ownership and Awareness is one of our core foundational disciplines that helps make risk management a part of who we are, and makes every associate responsible for risk management.

Board Oversight of Corporate Culture
Historically, Board oversight of various aspects of human capital management and corporate culture was decentralized. In 2018, the Board and management determined that centralizing oversight of these topics would be an opportunity to simplify the governance structure and provide for more effective and efficient oversight. It was determined that the Compensation Committee was best positioned to enhance its oversight efforts. The Compensation Committee was given additional responsibilities to oversee the development, implementation, and effectiveness of Regions’ strategies and policies regarding corporate culture and other human capital management functions, including: (i) associate conduct, engagement, and career progression; (ii) diversity and inclusion initiatives and results; (iii) talent acquisition, development, and retention; (iv) performance management; and (v) employment practices. This committee was also renamed the Compensation and Human Resources Committee to reflect its expanded purpose.
The CHR Committee assumed its expanded oversight responsibilities in February 2018. A new human capital management topic has been introduced in subsequent meetings. Topics covered to date include: Simplify and Grow, associate conduct, associate retention, and diversity and inclusion.

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2018-2019 Recognitions

Thanks to our talented and dedicated team, Regions received industry recognition throughout 2018-2019, including:

Named to Barron’s 2019 100 Most Sustainable Companies List

Regions stock named a Top Socially Responsible Dividend Stock by Dividend Channel

Included in the JUST ETF and ranked 5th in JUST Capital’s ESG ranking of banks (out of 47 banks)

Named 2018 Gallup Great Workplace Award winner for the fourth consecutive year

Named to Forbes Best Employers for Diversity 2019 List

Recognized by 2020 Women on Boards for having 20 percent or more gender diversity on our Board

WomenInc. recognized Directors Carolyn H. Byrd and Ruth Ann Marshall among the 2018 most influential corporate directors

Director José S. Suquet was recognized in the Latino Leaders magazine’s annual index of the top Latinos on Boards

Directors Carolyn H. Byrd, John E. Maupin, Jr., and Timothy Vines were recognized in Black Enterprise’s 2018 Registry of Corporate Directors

Earned Junior Achievement’s Bronze-level President’s Volunteer Service Award for 2017-2018 program year

Received 2018 Javelin Trust in Banking Leaders Award

Awarded the Highest Rated Traditional Bank in the 2018 Market Force US Banking Study

Recognized by the Temkin Group, for the fifth straight year, as a top performer in its Customer Experience Rankings

Received Barlow CAMEL Award for Small Business Banking

Recognized by Greenwich Associates for Outstanding Customer Service in Private Wealth Management

Received 22 additional Greenwich Excellence Awards in Middle Market and Small Business Banking
Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers

Great reputations are built on relationships that inspire trust. At Regions, we have relationships with customers, associates, vendors, and the communities where we work and live. In every one of these relationships, Regions must be regarded as trustworthy and fair. By having a strong Code of Conduct, we demonstrate that “doing what is right” is not just a slogan—it is the way we do business.
While the Code of Conduct does not address every potential issue or situation that may arise, it offers associates general guidance on appropriate behavior. The Code of Conduct is designed to provide guidance and resources to help ensure, among other things, that:

•	Regions and its associates remain in compliance with all applicable laws and regulations;

•	Regions is a safe and nondiscriminatory place to work and do business;

•	Confidential and proprietary information is protected;

•	Inappropriate gifts or favors are not accepted or given; and

•	Conflicts of interest are avoided.
The Code of Conduct emphasizes Regions’ belief that diversity in our workforce is critical to our success, confirms our commitment to a work environment free from harassment and discrimination, and explains that our “zero tolerance for violence” mandate seeks to prevent all forms of violence, including verbal assault and harassment.
As part of the CHR Committee’s expanded purpose, the annual review of the Code of Conduct has been transitioned from the NCG Committee to the CHR Committee.

Raising Issues and Reporting Violations
Regions encourages and expects all associates to raise ethical concerns about matters such as accounting, internal controls, auditing, discrimination, and harassment, as well as report violations or suspected violations of laws or regulations, the Code of Conduct, or other Regions policies or procedures. Regions offers several channels through which associates and others may raise ethical concerns and report associate misconduct: through HR Connect via either telephone or email; to our Office of Associate Conduct (“OAC”); or anonymously by calling the Report It! Hotline or submitting a Report It! complaint online.
The Report It! Hotline is a toll-free number that is available 24 hours a day, seven days a week, 365 days a year. The Report It! Hotline is highlighted in multiple annual training courses required to be taken by Regions’ associates. Regions uses an outside third party to receive and catalog Report It! complaints.
All matters involving associate misconduct are promptly investigated by the OAC, in conjunction with other business and support groups as needed. Investigations protect confidentiality to the extent possible, and remedial action is taken when appropriate.
Regions does not permit retaliation of any kind for good-faith reports of ethical violations or misconduct of others.

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CORPORATE PURPOSE, CULTURE, AND ESG

The Code of Conduct also contains several provisions that serve to regulate certain transactions and other business activities by our associates and Directors and to guide them in avoiding situations that could be viewed as actual or perceived conflicts of interest. For example, the Code of Conduct prohibits activities that could be construed as self-dealing.
A material departure from a provision of the Code of Conduct by an executive officer, a Director, or a Senior Financial Officer (as defined below) may be waived only by the Board, and any such waiver will be promptly disclosed as required by any applicable law, rule, or regulation.
To ensure associates understand the purpose of the Code of Conduct and how to report possible violations or potentially suspicious behavior by customers, other associates, or vendors, Regions requires all associates to complete “Business Conduct and Ethics” training upon being hired and annually thereafter.
In addition, the Ethics Council is responsible for enforcing our standards of conduct and considering all potential violations of the Code of Conduct that could have a material effect on Regions, including matters involving executive-level associates. The Council meets quarterly, or more frequently if needed, and provides a quarterly report to the CHR Committee on all matters presented to the Council, as well as an annual report on the overall status of Regions’ ethics objectives.
Vendor Code of Conduct. We see our vendors and suppliers of goods and services as an extension of Regions. Therefore, we expect our vendors to maintain our same high standards of integrity, operate responsibly, and support our mission of creating shared value.

In early 2019, we adopted a Vendor Code of Conduct, which reiterates the expectation that vendors adhere to all applicable provisions of the Regions Code of Conduct. The Vendor Code of Conduct also sets forth expectations for working conditions, human rights, ethical business practices, and environmental conservation. At a minimum, Regions requires its vendors and their subcontractors to fully comply with all laws and regulatory requirements applicable to their business activities. However, we seek to do business with vendors that go beyond legal compliance and help us achieve our commitments to environmental and social objectives.

Code of Ethics for Senior Financial Officers. Senior Financial Officers are bound by the provisions set forth in the Code of Conduct relating to, among other topics, ethical conduct, conflicts of interest, and compliance with laws and regulations. The Board has, however, adopted a separate Code of Ethics for Senior Financial Officers that supplements the Code of Conduct and applies to Regions’ CEO, CFO, and the Principal Accounting Officer and Controller (the “Senior Financial Officers”). This Code of Ethics for Senior Financial Officers may be found on the Investor Relations section of our website at www.regions.com.

We will disclose any amendments or waivers with respect to the Code of Ethics for Senior Financial Officers on our website.

Respect in the Workplace and No-Harassment Policy

Over the last few years, high-profile individuals across several industries have been the subject of highly publicized sexual harassment and misconduct allegations. We remain confident that we have a strong, positive culture of respect at Regions that is the product of sound policies and practices; however, we recognize we cannot be complacent. Continuing to maintain a culture of respect will require us to remain focused.
Our culture is the result of years of a strong “tone at the top” and efforts to create and maintain a robust, effective risk framework that reflects our values, especially the values “Put People First” and “Do What is Right.” Our Code of Conduct and written policies form the foundation of this framework.
No-Harassment Policy and Personal Relationship Policy. Our No-Harassment Policy applies to associates, customers, and vendors and prohibits any form of harassment based on race, sex, national origin, age, disability, religion, sexual orientation, gender identity, pregnancy, protected veteran status, genetic information, or any other characteristic that is protected by applicable law. It clearly defines “sexual harassment” and what conduct is prohibited. It states that associates have a duty to immediately report harassment and that reporting harassment is a must at Regions. It also states our commitment to providing a work environment that is free from harassment and that fosters our associates’ ability to devote their full attention and best efforts to their jobs.

What We Have Done
•	Our Board has set the “tone at the top” that we maintain a workplace culture where all associates are treated with dignity and respect.
•	Expanded the purpose of the CHR Committee to include oversight of human capital management.
•
Our CEO frequently communicates to all associates reinforcing the expectation of a strong, ethical culture and “doing the right thing.” This message is also reinforced during monthly Company-wide Officers’ Meetings.

•	Our Board has challenged each aspect of our successful anti-harassment program—which includes policies, training, and practices.
•	The Office of Associate Conduct oversees the handling, investigation, and resolution of associate complaints, and these findings are reported to the Board and Committees regularly.
•
Review our baseline of sound policies, including the No-Harassment Policy, No-Retaliation Policy, and Personal Relationships Policy, as well as our procedures and channels for raising complaints, to make certain they continue to be effective and clear.

•	Review our “Respect in the Workplace” training for enhancements to meet and exceed best practices.

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To address the risks created by a consensual relationship between associates, including the risk of sexual harassment, we also have a Personal Relationships Policy that requires associates to report these relationships and provides that an associate may not occupy a position in the same department as, work directly for, or supervise another associate with whom he or she is involved.
We want our associates to be clear on what our policies prohibit and to feel comfortable reporting violations. Our policies provide multiple examples of what is prohibited at Regions and give associates different avenues to make a report, including an anonymous option. Associates are assigned “Respect in the Workplace” training as a supplement to our “Business Conduct and Ethics” annual training to ensure associates understand our policies.

No-Retaliation Policy. This policy complements the No-Harassment Policy by strictly prohibiting retaliation against associates who make good-faith reports of potentially unethical, unlawful, or illegal conduct.
To ensure associates are comfortable reporting potential policy violations, we protect the confidentiality of complaints to the extent possible. Regardless of the method used to report a complaint, the OAC is notified to ensure that harassment and misconduct complaints are investigated promptly and fairly. This oversight by the OAC helps ensure that our preventative measures and complaint handling and resolution efforts are effective.
At Regions, doing the right thing is not just platitude; it is at the heart of all we do. Our actions have yielded positive results in the form of a culture that reflects our values, and we will continue to review our processes and policies to ensure their effectiveness.
Talent Management and Associate Development & Well-Being

Talent Management
We believe that we are only as strong as our associates. This is why one of our strategic priorities is Build the Best Team. In order to build that team, it is necessary for us to identify talent during the recruitment processes and invest in our associates’ professional development once they join Regions. Throughout an associate’s career we emphasize professional development through opportunities such as technical, individual, management, and leadership training programs; formal talent and performance management processes; and sustainable career paths. Regions does not want to simply provide jobs. We are one team, focused on investing in the careers, lives, and well-being of our teammates.
Talent management and associate development must evolve with the expectations of the emerging workforce and our organizational strategy. The Emerging Talent Program (formerly known as the Management Associate Program) is an important talent management tool that sources a diverse pool of talent from various colleges and universities in the communities we serve. The program focuses on localized, experiential development that includes progress points and ongoing enrichment activities designed to prepare individuals for future roles in the organization. Many associates begin their journey by evaluating their interest in the Company through one- or two-year internships. Where Company and personal interests align, associates are offered full-time positions for the following year. In 2019, we plan to expand our sourcing efforts to include internal junior talent for some of our business unit programs.
Preparing for a Changing Work Environment. Automation, cognitive technologies, and the open talent economy are reshaping the future of work, and Regions is committed to preparing our workforce for a rapidly changing environment. Reskilling and upskilling our workforce is crucial to staying competitive and to retaining valued associates.
We implemented learning solutions intended to help our associates become future work-ready and to gain the skills they will need in tomorrow’s workplace. The “B3”—Build the

“Technology advancements and automation are having a profound impact on how banks operate and the way in which they interact with customers. While we recognize the importance of technology to enrich every customer experience, we believe our associates remain our greatest competitive advantage. For this reason, we will continue to invest in our people, so that they are empowered with the best skills and tools— including digital technologies—to more efficiently and effectively meet the evolving needs of our customers.”
                         - John Owen, Chief Operating Officer

Best Banker—program is a series of learning solutions that prepares bankers to help customers make better financial decisions. Even as digital capabilities transform our industry and consumers increasingly transact more using technology, we believe technology enhances the value of a personal, trusted relationship between the customer and a banker. B3 learning journeys equip bankers to meet the needs of our customers today and into the future.
Technology associates at Regions have access to over 5,000 courses on-demand that offer intensive learning in application development, IT operations, security, and technology architecture. This learning solution also offers professional development for the data and business professional. In addition, almost all associates may access a full suite of courses regardless of whether the application is needed in their current role. In addition to helping our associates become future work-ready, Regions believes that associates benefit from being “change-ready” and has developed a series of courses that address change readiness and barriers to willingness to change. The series also guides associates through problem-solving and provides a roadmap and tools for moving through change.

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CORPORATE PURPOSE, CULTURE, AND ESG

While Regions has made considerable investments in the development of our associates, our focus on continuous improvement has led us to identify and acquire a learning experience platform that connects learners with opportunities to acquire even more skills for tomorrow’s marketplace. A learning experience platform creates an “ecosystem” of learning resources using data science and algorithms. The ecosystem provides curated learning paths that connect associates to Regions’ proprietary content, vendor-provided content, and open source content, based on the associate’s critical skills and role requirements, personal interests, and career aspirations. The ecosystem equips associates to build, measure, and communicate their skills.
Associate Well-Being
In 2018, we raised our entry-level wage to $15 an hour. However, we recognize that an associate’s well-being is impacted by more than their cash compensation. As such, we provide a comprehensive and competitive benefits program. Benefits include significant Company contributions to health, disability, and life insurance, as well as a robust retirement program, which we enhanced in early 2019 by increasing our 401(k) Plan matching contribution from 4 to 5 percent. This is in addition to the annual 2 percent contribution that Regions makes for all eligible associates who are not in the Regions Financial Corporation Retirement Plan (a defined benefit plan closed to new participants), regardless of whether or not they contribute to the Plan. To encourage associates to save for retirement, associates are automatically enrolled in the 401(k) Plan. Currently, more than 90 percent of Regions’ associates participate in the Plan.

We also expanded our paid parental leave policy to further reflect our commitment to families and the importance of work-life balance. Birth mothers now receive 12 weeks of leave with full pay, and birth parents, including domestic partners, and adoptive parents receive six weeks of leave with full pay. Associates are not required to use sick time as part of their paid parental leave.

We continue to invest in our associates’ well-being and financial wellness by:

•
Focusing on making our associates retirement-ready by increasing the 401(k) Plan matching contribution from 4 to 5 percent, in addition to the annual 2 percent contribution that all eligible associates receive.

•	Supporting new parents by enhancing our parental leave policy to provide birth mothers with 12 weeks of fully paid leave and birth and adoptive parents with six weeks of fully paid leave.
•	Providing career paths and professional growth opportunities for our team and raised the starting wages to $15 an hour.
We also recognize that situations and challenges outside the workplace impact the well-being of our associates. To meet the life needs of our associates, Regions offers a free employee assistance program, health and wellness programs, and financial planning tools to assist associates with their financial and retirement preparations. We believe it is important for our associates to secure their financial futures as they consistently strive to assist our customers in securing their financial goals.
Diversity and Inclusion

John Turner, President and CEO of Regions, discusses the benefits of a diverse and inclusive workplace with Clara Green, Head of Diversity and Inclusion for Regions as part of the “Conversations with Clara” series.
The success of our business depends on people, which is why Build the Best Team is one of our most enduring strategic priorities. We believe the best teams are diverse teams, and we are committed to creating an environment where all associates are included and have a sense of belonging.
In 2018, to further solidify this commitment, Regions created a Diversity and Inclusion Center of Expertise in our Human Resources Group, led by our Head of Diversity and Inclusion.

The addition of this role is a continued step in building a strong diverse culture that fosters a sense of inclusion and belonging across all levels of our organization.
The Diversity and Inclusion Center of Expertise develops and implements actionable programs and initiatives focused on attracting and retaining qualified diverse talent, as well as identifying and developing our internal diverse talent pipeline. Additionally, the Center drives training and incorporates best practices that build a culture of inclusion.
In addition, we have a Regions Diversity Network, a cross-section of associates from all levels of the Company who work together to advance our comprehensive diversity strategy and create greater multicultural awareness within Regions. In 2017 we established Diversity Network chapters in the Midwest, Texas, and South Florida, and we are preparing to form new chapters across our footprint in 2019. Our diversity and inclusion efforts are also supported by the Regions Diversity Advisory Council, which comprises academic, community, and business leaders who offer us an objective perspective on diversity and inclusion in the workplace and marketplace.
Our commitment to diversity and inclusion is supported by executive management and associates and is overseen by the CHR Committee. We understand that our strategic approach to diversity and inclusion is not only a business imperative, but the right thing to do.

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Community Engagement

Our commitment to community engagement reflects our mission to make life better and create shared value for our customers, associates, shareholders and the communities we call home. We bring that mission to life by investing our time and resources in programs that bring our customers and communities closer to achieving their financial goals.
In 2018, building on our legacy of community support, we laid important groundwork for a purpose-led and performance-driven approach to community engagement. We formed the Corporate Responsibility and Community Engagement team to address local community development needs, promote inclusive economic growth, and share the Regions story with our stakeholders.
As an organization, we are committed to helping individuals, families, and businesses overcome barriers to their financial success. To more effectively address these barriers, we are focusing our community investments in three community engagement priorities that not only address community and customer needs, but that also align with the skills and talents of our associates and the core values of our Company: economic and community development, education and workforce readiness, and financial wellness. These same priorities are used to guide grantmaking made by the Regions Foundation, which Regions endowed with a total of $100 million since the end of 2017.
By leveraging all the tools at our disposal—and concentrating on the areas where we can have the most meaningful and measurable impact—we are well-positioned to continue Doing More today and into the future.

Strategic and Disciplined Investments

Economic and Community Development
Revitalize low- and moderate-income neighborhoods and assist communities with affordable housing, job creation, and small business development.
Education and Workforce Readiness
Increase access to opportunities through programs that strengthen education quality, advance teacher training, increase K-12 student competency, foster college success, and build workforce skills.
Financial Wellness
Help families achieve financial security through programs that teach people how to save more, spend wisely, and manage credit in a productive way.

Additional details about Regions’ community investments can be found in our Community Engagement Highlights, available on the Investor Relations section of Regions’ website.

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CORPORATE PURPOSE, CULTURE, AND ESG

Financial Education
Regions delivers on its financial education commitment through a variety of in-person and digital channels. In 2018, Regions’ financial education programming was positioned as Regions Next StepSM. Through this program, Regions:

•
Delivered in-person financial education in classrooms, workplaces, and communities. With trained facilitators in every branch, the Next Step Elevate team delivered more than 94,000 presentations that included financial education during the year throughout our footprint. As part of this program, we reached 28,805 high school students last April, during financial education month.

•
Reached 16,439 high school students and 11,418 college students through the Next Step Financial Learning Center, powered by EverFiTM. In addition, the Next Step for Students program provided in-person financial education to 891 student athletes.

•
Working with Scholastic Inc., an educational media company, Regions provides kindergarten through eighth grade math and money curriculum for teachers, as well as parent and family resources. In 2018, our microsite, Next Step Adventures in Math, had 50,429 visitors and 14,899 curriculum downloads.

•	Through the Next Step Financial Learning Center, also powered by EverFi, 29,981 adults completed online learning on financial wellness.

Associate Volunteering
Regions encourages associates to volunteer in their communities. Our associates contributed approximately 56,000 hours of community service throughout our franchise, which included financial education, board service, youth tutoring and mentoring, and many others. Associates have an opportunity to participate in our Share the Good® program, where local markets identify creative and meaningful volunteer service opportunities. In addition, through our What A Difference A Day Makes program, associates receive a day of paid time off to volunteer each year.
We share these stories on our Doing More Today® website, available at regions.doingmoretoday.com.
Affordable Housing
Regions is one of the nation’s leading direct investors in affordable housing, made possible through the federal Low- Income Housing Tax Credit program. These investments provide equity vital to the construction or rehabilitation of affordable housing units for low- and moderate-income renters. In 2018, under the direction of our Affordable Housing Team in the Real Estate Banking division, we invested more than $275 million in such tax credit partnerships, supporting 31 developments that provide 2,505 units of affordable housing for either direct investment by Regions or for syndication through proprietary or multi-investor fund distribution.
Our affordable housing investments help make a difference in the communities we serve by keeping rents relatively low and improving the lives of low- and moderate-income individuals and families.
Environmental Sustainability

We recognize the environmental challenges that face our planet and are committed to reducing our environmental footprint and reporting on our progress. To support this commitment, in 2018, we adopted an Environmental Sustainability Policy Statement and accompanying environmental goals.
2023 Environmental Goals(1)

30%	30%
reduction in greenhouse gas emissions (scope 1 and 2)	reduction in energy use(2)

PROGRESS(3)	PROGRESS(3)
20%	12%
(1) Compared against a 2015 baseline. These targets cover properties for which Regions is responsible for direct payment of utilities. In 2018, this accounted for 85% of our properties based on square footage.

(2) Energy use goal applies to electricity and natural gas.
(3) Progress as of Dec. 31, 2018.

We plan to meet these goals through:

Energy efficient lighting and automatic controls
HVAC and mechanical efficiency upgrades and improvements
Building intelligence and remote controls
High-performance building envelope upgrades
Education and awareness for continuous improvement of control processes
Real estate portfolio optimization
In addition, to achieve these goals and to further reduce our environmental impact, we set out the following commitments in our Environmental Sustainability Policy Statement:
✓ Reducing greenhouse gas emissions and energy use
✓ Assisting in the transition to a low-carbon economy
✓ Conserving resource and reducing waste
✓ Promoting awareness and engagement
✓ Reporting and transparency

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To help us implement the Policy Statement and meet our goals, we assembled a cross-departmental Environmental Working Group whose objectives are to: (1) identify and develop priorities for the Company's environmental initiatives; (2) promote awareness and engage with associates on sustainability, resource conservation, and recycling; and (3) identify internal and external partnerships and collaborations to help advance our environmental efforts.
We also support the development and implementation of clean energy solutions. In 2018, we provided $299.5 million in funding for photovoltaic solar projects located throughout the U.S. with overall generating capacity exceeding 145 megawatts.
In addition to reducing our carbon footprint, we took meaningful steps to reduce paper use, focusing on reducing associate printing and transitioning customers to online banking and the digital delivery of documents and statements. Our efforts have resulted in:
38.5% reduction in internal copy paper use over the past 5 years
81 million sheets of paper saved in 2018 as a result of 66 percent of customer accounts electing to receive electronic statements
1.18 million transactions completed using eSignature in 2018
Additional information about our sustainability efforts, including our environmental and social risk management process, can be found in our 2017 Corporate Sustainability Report (and forthcoming renamed 2018 ESG Report), CDP Climate Change Questionnaire, and the Environmental Sustainability Policy Statement, Goals, and Performance document available on the Investor Relations section of our website.

Environmental and Social Risk Management
As the 16th largest U.S. bank, Regions provides financial products and services to companies in diverse industries, including energy and natural resources. As a lender, we acknowledge the unique risks and concerns surrounding the environmental and community impact of our lending practices, including climate change. We work collaboratively with our clients, communities, and other stakeholders to promote environmentally sustainable and socially responsible business practices.
As part of our risk management process, we have a dedicated industry team, the Energy and Natural Resources Group, that underwrites exposure to energy and natural resources clients. The team has a broad and deep understanding of the industries and their environmental and social impacts. Regions’ policies require an assessment of each energy client’s compliance with applicable laws, including environmental regulations, as well as their financial capacity and past performance related to community and safety issues. In addition to our expanded underwriting requirements for companies in the energy and natural resources sector, elevated approvals are required from senior Credit executives. Clients who are identified as having heightened environmental or industry risks are underwritten annually and are monitored no less than annually per Regions’ loan policies.
Regions has also established industry concentration limits that are approved by the Bank’s Credit Risk Committee. These limits are monitored by the Risk Analytics team, who report to the Chief Risk Officer. Industry exposures are measured each quarter and reported to the Credit Risk Committee to ensure that industry exposure remains within risk tolerances.

Policy on Political Contributions

Regions’ Policy on Political Contributions and Code of Conduct both govern and promote the highest standards of behavior by our Company and our associates with regard to political activities. These policies also ensure compliance with all applicable federal and state campaign finance laws.
Like most public companies, Regions recognizes that decisions made by governmental agencies and lawmakers can have a significant impact on our operations, customers, shareholders, and associates. Accordingly, we monitor and track issues that affect our business and express our views to lawmakers and regulators.
Regions may make corporate political contributions in states where permissible. These contributions may be directed to state party organizations and candidates for statewide offices, state legislatures, and, in rare instances, local offices. Also, where legally permitted, Regions may make independent expenditures or corporate contributions in connection with state and local ballot initiatives and referenda on important policy issues likely to impact our business and our stakeholders. Regions does not, however, make contributions to political entities organized under Section 527 of the IRC or to special interest lobbying groups organized under Section 501(c)(4) of the IRC to support political activities, even when legally permissible.
Contributions are overseen by a committee comprised of members of the Executive Leadership Team and the Head of State Government Affairs. Risk Committee members, as well as the full Board, received a report on the Company's annual corporate contributions and non-deductible portions of trade associations' dues. Reports are reviewed and certified to be in compliance with the Policy on Political Contributions by Regions General Counsel.
Regions discloses semi-annually its independent expenditures and corporate political giving in the Government Affairs Annual Report on the Investor Relations section of our website.

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OWNERSHIP OF REGIONS COMMON STOCK

OWNERSHIP OF REGIONS COMMON STOCK
As of the Record Date, Regions had issued 1,058,767,942 shares of common stock, of which 1,017,735,266 shares were outstanding and 41,032,676 shares were held as treasury stock. Treasury stock cannot be voted.
Shareholders are entitled to one vote for each share on all matters to come before the annual meeting. Only common shareholders of record at the close of business on the Record

Date will be entitled to vote at the annual meeting or any adjournment or postponement thereof.
Holders of our Preferred Stock are not entitled to vote at the annual meeting. As of the Record Date, 20,000,000 Class A Depositary Shares and 20,000,000 Class B Depositary Shares were issued and outstanding.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock by any shareholder known to us to own more than 5 percent of the outstanding shares of our common stock as of December 31, 2018. The number of shares and percentage of our outstanding common stock indicated in the table are as reported by the respective shareholder in its most recent Schedule 13G filed with the SEC:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class
BlackRock, Inc. (and subsidiaries) (1) 55 East 52nd Street New York, New York 10055	84,520,421	8.2%
State Street Corporation (and subsidiaries) (2) One Lincoln Street Boston, Massachusetts 02111	53,427,263	5.2%
The Vanguard Group, Inc. (and subsidiaries) (3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	124,204,107	12.01%
(1) This information was derived from the Schedule 13G/A filed on February 7, 2019, by BlackRock, Inc. and subsidiaries, which states that BlackRock, Inc. has sole voting power over 74,099,370 shares, sole dispositive power over 84,520,421 shares, and an aggregate amount beneficially owned of 84,520,421 shares as of December 31, 2018, which constitutes 8.3% of our outstanding common stock as of the Record Date.
(2) This information was derived from the Schedule 13G filed on February 13, 2019, by State Street Corporation and subsidiaries, which states that State Street Corporation has shared voting power over 48,259,897 shares, shared dispositive power over 53,418,461 shares, and an aggregated amount beneficially owned of 53,427,263 shares as of December 31, 2018, which constitutes 5.2% of our outstanding common stock as of the Record Date.
(3) This information was derived from the Schedule 13G/A filed on February 11, 2019, by The Vanguard Group, Inc. and subsidiaries, which states that The Vanguard Group, Inc. has sole voting power over 1,228,370 shares, shared voting power over 269,113 shares, sole dispositive power over 122,728,826 shares, shared dispositive power over 1,475,281 shares, and an aggregate amount beneficially owned of 124,204,107 shares as of December 31, 2018, which constitutes 12.2% of our outstanding common stock as of the Record Date.
Security Ownership of Directors and Executive Officers

The following table presents information about beneficial ownership of Regions equity securities as of the Record Date by Regions’ Directors and executive officers. Unless otherwise indicated, each person has sole voting and investment power over the indicated shares. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the Record Date. Shares that could be acquired by a person upon the exercise of options within 60 days from the Record Date are deemed outstanding for the purpose of computing the percentage of the class of common stock owned by that person but not for computing the percentage ownership of any other person.
Most of the Directors have elected to defer receipt of some or all of the cash compensation they are due for services on the

Board under the Directors’ Deferred Stock Investment Plan (“DDSIP”). Each Director’s deferred amounts are credited as notional shares of Regions common stock as of the time of deferral and will be settled in shares of common stock at the end of the deferral period. Therefore, the ultimate value of the amounts deferred are tied to the performance of Regions common stock.
As of the Record Date, the Directors and executive officers, as a group, were credited with 3,544,086 notional shares of common stock, which are included in the table as additional information in the “Additional Underlying Units” column. These may include notional shares allocated under the DDSIP, share equivalents held in the Regions Supplemental 401(k) Plan, Restricted Stock Units (“RSUs”), or Performance Stock Units (“PSUs”).

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Name of Beneficial Owner	Shares of Common Stock (1)	Number of Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Percent of Class	Additional Underlying Units (2)	Total Shares Beneficially Owned Plus Additional Underlying Units
Current Directors including Nominees for Director
Carolyn H. Byrd	80,967	0	80,967	*	61,712	142,679
Don DeFosset	108,202	0	108,202	*	16,012	124,214
Samuel A. Di Piazza, Jr.	18,731	0	18,731	*	13,200	31,931
Eric C. Fast	94,442	0	94,442	*	108,559	203,001
Zhanna Golodryga	2,926	0	2,926	*	0	2,926
John D. Johns (3)	67,296	0	67,296	*	80,082	147,378
Ruth Ann Marshall	88,731	0	88,731	*	76,618	165,349
Susan W. Matlock	15,068	0	15,068	*	121,209	136,277
John E. Maupin, Jr.	66,541	0	66,541	*	75,750	142,291
Charles D. McCrary	124,410	0	124,410	*	213,073	337,483
James T. Prokopanko	18,731	0	18,731	*	0	18,731
Lee J. Styslinger III	111,074	0	111,074	*	165,836	276,910
José S. Suquet	36,527	0	36,527	*	10,664	47,191
John M. Turner, Jr. (4)	238,865	118,650	357,515	*	194,805	552,320
Timothy Vines	5,590	0	5,590	*	0	5,590
Other Named Executive Officers (See Summary Compensation Table on pages 103-105)
O. B. Grayson Hall, Jr.	427,609	0	427,609	*	966,648	1,394,257
David J. Turner, Jr. (5)	135,674	0	135,674	*	235,647	371,321
John B. Owen (6)	127,152	0	127,152	*	201,266	328,418
C. Matthew Lusco	125,948	0	125,948	*	203,873	329,821
Fournier J. Gale, III	109,318	0	109,318	*	169,692	279,010
Other executive officers as a group	614,806	109,354	724,160	*	629,440	1,353,600
Directors and executive officers as a group (26 persons)	2,618,608	228,004	2,846,612	*	3,544,086	6,390,698

*	Less than 1 percent

(1)	Includes share equivalents held in the Regions 401(k) Plan.

(2)	Additional underlying units may include notional shares allocated under the DDSIP, share equivalents held in the Regions Supplemental 401(k) Plan, RSUs, or PSUs.

(3)	Includes 1,349 shares held by his spouse, as to which he disclaims beneficial ownership, 19,506 shares held in a trust for children which his spouse is the trustee, and 1,661 shares held in an IRA.

(4)	Includes 234,869 shares held jointly with spouse.

(5)	Includes 1,847 shares held by his spouse, and 575 shares held for his children.

(6)	Includes 127,152 shares held jointly with spouse.
No Directors or executive officers have shares that are held in margin accounts or pledged or otherwise available to a lender as security.
No change-in-control of Regions occurred during 2018, meaning that no person or group acquired the ability to direct or cause the direction of management and policies of Regions through the ownership of voting securities, by contract, or otherwise, and no arrangements are known to Regions that may at a later date result in such a change-in-control of Regions.
Section 16(a) Beneficial Ownership Reporting Compliance

Regions’ Directors, executive officers, Controller, and, to the extent required by SEC rules, beneficial owners of more than 10 percent of a registered class of Regions equity securities, are subject to Section 16(a) of the Exchange Act, which requires them to file reports of ownership and changes in ownership of Regions stock with the SEC. We assist our Directors, executive officers, and Controller in complying with these requirements. The reporting persons are required to furnish us copies of all Section 16(a) forms they file, and we are required to disclose in this proxy statement the failure to file these reports by any reporting person when due.
Based solely on a review of the forms filed during, or with respect to, fiscal year 2018 and written representations from each reporting person, we believe that our Directors, executive officers, and Controller filed all required reports on a timely basis, except as follows.

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OWNERSHIP OF REGIONS COMMON STOCK

On November 24, 2015, Director John D. Johns made a gift of 19,240 shares to trusts for the benefit of his two children, which was timely reported on Form 4 filed January 20, 2016, and on August 9, 2017, he made a gift of 266 shares to the trusts, which was timely reported on Form 4 filed January 17, 2018.

However, due to an administrative oversight, the reports inadvertently omitted to indicate Mr. John’s indirect beneficial ownership of the shares in the trusts. Reporting person’s spouse is trustee of the trusts, and by virtue of SEC Rule 16a-8 she is deemed to be a beneficial owner of the shares.
Stock Ownership Guidelines and Holding Period Requirements

We require our Directors and executive officers to own shares of our common stock because the Board believes having a financial stake in Regions more closely aligns their interests with those of our shareholders. Our Board has adopted robust stock ownership guidelines that apply to our Directors and executive officers as summarized in the following chart:

Director Stock Ownership Guidelines
Non-management Directors are expected to own shares of Regions common stock with a value equal to or in excess of 5 times the value of the cash portion of their annual retainer.

Until such time as the minimum level of stock ownership is achieved, the Director shall be required to retain 50 percent of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the NCG Committee upon showing a hardship or other special circumstances.

Executive Officer Stock Ownership Guidelines
Executive officers are required to own Regions common stock having a value that is a specified multiple of their base salary. The multiple varies based on the tier designation, which in turn reflects the executive officer’s level of responsibility and compensation. The minimum holding amount for our CEO is 6 times base salary, and the minimum holding amount for the other NEOs is 3 times base salary.

Until such time as the minimum level of stock ownership is achieved, the executive officer shall be required to retain 50 percent of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the CHR Committee upon showing a hardship or other special circumstances.

Shares counted toward the Directors’ ownership include shares purchased on the open market; shares obtained through option exercises; share equivalents held under any Director’s deferred stock plan; restricted shares awarded; and shares obtained through any other sources. The types of shares counted toward the executive officers’ ownership are thoroughly discussed on page 100.
Currently, each Director, other than Director Golodryga, who became a member of the Board on January 1, 2019; Director

Vines, who became of member of the Board in July 2018; and Director Prokopanko meet the Director Stock Ownership Guidelines.
See the table on page 100 of this proxy statement further describing the Stock Ownership Guidelines for our CEO and each of the other NEOs, including their compliance with the guidelines.

Anti-Hedging and Anti-Pledging

We believe it is inappropriate for any Director, executive officer, or associate to enter into speculative transactions in Regions equity securities. We prohibit the Company’s Directors, executive officers and associates from engaging in transactions that could reduce the extent to which their equity holdings and equity compensation are aligned with shareholders’ interests. Therefore, our General Policy on Insider Trading prohibits all hedging transactions and short sales of Regions securities, as well as transactions in puts, calls, or other derivative securities. Broad-based diversification transactions, such as mutual fund investments, are not intended to be covered by our policy.
None of the Company’s subsidiaries have publicly traded equity securities.

In addition, our General Policy on Insider Trading, which is reviewed annually by the NCG Committee, prohibits all our Directors and executive officers from purchasing Regions securities on margin or holding them in a margin account, borrowing against any account in which Regions equity securities are held, or pledging Regions equity securities as collateral for a loan. Our Policies apply to “designees” of our Directors and executive officers, as well as to their Regions securities held directly or indirectly.

Regions’ policy prohibits hedging and the pledging of Regions equity securities as collateral

34	2019 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

What am I voting on?

You are voting on a proposal to elect 13 nominees for a one-year term as Directors of the Company.
What vote is required to approve this proposal?

Each nominee requires the affirmative “FOR” vote of a majority of the votes cast for or against the nominee. Abstentions and Broker non-votes have no effect on the vote results.
What if a nominee does not receive a majority of votes cast?

Under our By-Laws, each of the 13 nominees will be elected if a majority of the votes cast at the annual meeting at which a quorum is present are voted in favor of the nominee. This means that the number of shares voted “For” a nominee must exceed the number of shares voted “Against” the nominee. Shares voting “Abstain” and Broker non-votes will have no effect on the election.
Our Corporate Governance Principles provide that an incumbent nominee who fails to receive a majority of the votes cast with respect to the election must submit his or her resignation. The NCG Committee will consider the resignation and any factors it deems relevant in deciding whether to accept the resignation and recommend to the Board the action to be taken. The Director whose resignation is under consideration must abstain from participating in any decision regarding his or her resignation.
The Board will take action within 90 days following certification of the shareholder vote unless such action would cause us to fail to comply with requirements of the NYSE or the securities laws, in which event we will take action as promptly as practicable while continuing to meet such requirements.
The Board will promptly disclose its decision and the reasons for the decision in a Current Report on Form 8-K filed with the SEC. If the resignation is not accepted, the Director will continue to serve until the next annual meeting and until the Director’s successor is duly elected and qualified.
What does the Board recommend?

The Board unanimously recommends that you vote “FOR” each nominee standing for election as Director.
How often are the members elected?

The Board has determined that it is good governance for all Directors to be elected annually. Annual elections keep the Directors more accountable to the shareholders.
As permitted by our By-Laws, the Board has determined that, effective at the annual meeting, the Board will consist of 13 members to be elected for a term of one year expiring at the 2020 Annual Meeting. Any Director vacancies created between annual meetings (such as by a current Director’s death, resignation, removal, or an increase in the number of Directors) may be filled by a majority vote of the remaining Directors then in office. Any Director appointed in this manner would hold office until the next annual meeting.
What if a nominee is unable or unwilling to serve?

All nominees have consented to serve for the upcoming one-year term, so this is not expected to occur. If, however, a nominee is unable or unwilling to serve and the Board does not elect to reduce the size of the Board, shares represented by proxies will be voted for a substitute candidate nominated by the Board.

2019 Proxy Statement	35

PROPOSAL 1-ELECTION OF DIRECTORS

Who are this year’s nominees?

Of the 13 nominees being voted upon at the annual meeting, 10 are standing for re-election. Directors Turner and Vines joined the Board in July 2018, and Director Golodryga was appointed to the Board on January 1, 2019. We recognize that Board refreshment supports the addition of new ideas, perspectives, independence, and skills to the Board. Director Vines was recommended by non-management members of our Board and our former CEO, and Director Golodryga was identified by a third-party search firm. Director Turner was appointed to the Board concurrently with being named the Company’s CEO, effective July 2, 2018.
The following biographies detail the age and principal occupations during at least the past five years for each nominee; the year the nominee was first elected or appointed, as the case may be, to the Board; and the directorships he or she now holds and has held within at least the last five years with corporations subject to the registration or reporting requirements of the Exchange Act or registered under the Investment Company Act of 1940.

The Board believes that all the nominees are well qualified. Each nominee’s key experiences, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a Director are also described. There are no family relationships among our Directors and executive officers.
On July 1, 2004, Regions became the successor by merger to Union Planters Corporation and the former Regions Financial Corporation. Some of our current Directors were previously members of the board of directors of the former Regions Financial Corporation. On November 4, 2006, AmSouth Bancorporation was merged with and into Regions. Some of our current Directors were previously members of the board of directors of AmSouth Bancorporation.
The Directors also serve as the board members of Regions Bank, an Alabama state-chartered commercial bank and wholly-owned subsidiary of Regions.

Carolyn H. Byrd
Independent
Director Since:  2010
Age:  70

Top Skills
•    Banking and Financial Services
•    Corporate Governance
•    Information/Cyber Security
•    Risk Management
•    Strategic Planning and Strategy Development

Regions Committees
 • Audit Committee (Chair; Audit Committee Financial Expert)
 Former Public Directorships Held During Past Five Years
 • Federal Home Loan Mortgage Corporation (“Freddie Mac”)
• Popeyes Louisiana Kitchen, Inc.
Ms. Byrd is the Chairman and CEO of GlobalTech Financial, LLC, in Atlanta, Georgia, which she founded in 2000. GlobalTech specializes in business process outsourcing and financial consulting.

Skills and Qualifications
Prior to forming GlobalTech in 2000, Ms. Byrd had a long career with The Coca-Cola Company, where she was ultimately appointed Vice President, Chief of Internal Audits and Director of the Corporate Auditing Department. In this position, she provided leadership for the worldwide audits of The Coca-Cola Company. Ms. Byrd served as Senior Account Officer with Citibank, N.A. in New York before joining The Coca-Cola Company. In 2018, she was named one of the “2018 Most Influential Corporate Directors” by WomenInc.
During her tenure at Freddie Mac, Ms. Byrd served on the Compensation Committee, the Risk Committee, the Nominating and Governance Committee, and the Audit Committee. She previously served on the Audit Committee and Executive Committee and as Chair of the Corporate Governance and Nominating Committee at Popeyes Louisiana Kitchen, Inc. and on the Audit Committees of Circuit City Stores, Inc., RARE Hospitality International, Inc., and The St. Paul Travelers Companies. Ms. Byrd earned her Bachelor of Science degree from Fisk University and a master’s degree in finance and business administration from the University of Chicago Graduate School of Business. Ms. Byrd has held many positions in which she was responsible for key managerial, strategic, financial, and operational decisions, and such positions provide significant experience to draw upon in her capacity as a Director of Regions. Her service on the boards of directors of a variety of large public companies, including Freddie Mac, further augments her experience. All of these qualifications make her well qualified to be a member of Regions’ Board.

Audit/Accounting/Finance/Capital Allocation	Banking and Financial Services	Business Operations and Technology	Corporate Communi- cations, PR, or Marketing	Corporate Governance	Environmental and Sustainability Practices	Executive Compensa- tion and Benefits	Growth and Innovation	Human Resources/Human Capital Management	Informa- tion/Cyber Security	Regulatory or Compliance	Risk Management	Strategic Planning and Strategy Development

36	2019 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

Don DeFosset
Independent
Director Since:  2005
Age:  70

Top Skills
•    Business Operations and Technology
•    Corporate Governance
•    Executive Compensation and Benefits
•    Information/Cyber Security
•    Strategic Planning and Strategic Development

Regions Committees
 • CHR Committee (Chair)
• NCG Committee
 Public Directorships
• Terex Corporation
• National Retail Properties
• ITT Corporation
Mr. DeFosset served on the board of directors of AmSouth Bancorporation from 2005 to 2006. He is the former Chairman, President, and CEO of Walter Industries, Inc. During the time of his service, Walter was a diversified public company with businesses in water infrastructure products, metallurgical coal and natural gas, home building, and mortgage financing.

Skills and Qualifications
Throughout his career, Mr. DeFosset held significant leadership positions in major multinational corporations, including Dura Automotive Systems, Inc., Navistar International Corporation, and AlliedSignal, Inc. Mr. DeFosset is also active in civic and charitable organizations. He formerly served on Regions’ Audit Committee and was, during his tenure, determined to be an Audit Committee Financial Expert.
At Terex Corporation, Mr. DeFosset Chairs the Governance and Nominating Committee and serves on the Audit Committee. At National Retail Properties, he is the Non-Executive Chair of the Board. At ITT Corporation, Mr. DeFosset serves on the Audit Committee and Chairs the Nominating and Governance Committee. Mr. DeFosset has an industrial engineering degree from Purdue University and a Master of Business Administration degree from Harvard University. Having served as Chairman, President, and CEO of Walter, Mr. DeFosset brings extensive management and business experience to Regions’ Board as well as a deep understanding of complex issues concerning public companies. Mr. DeFosset is also able to draw upon his knowledge of the mortgage industry acquired during his tenure at Walter. His service on the boards of directors of a variety of large public companies further augments his experience. All of these credentials make him well qualified to be a member of Regions’ Board.

Samuel A.
Di Piazza, Jr.

Independent
Director Since:  2016
Age:  68

Top Skills
•    Audit/Accounting/Finance/Capital Allocation
•    Business Operations and Technology
•    Corporate Governance
•    Risk Management
•    Strategic Planning and Strategy Development

Regions Committees
 • Audit Committee (Audit Committee Financial Expert)
• CHR Committee
Public Directorships
• AT&T Inc.
• ProAssurance Corporation
• Jones Lang LaSalle Incorporated
Former Public Directorships Held During the Past Five Years
 • DirecTV
Mr. Di Piazza is retired from Citigroup, Inc., where he served as Vice Chairman of the Global Corporate and Investment Bank. Prior to joining Citigroup, Mr. Di Piazza was a partner at PricewaterhouseCoopers, where he served as Chairman and Senior Partner at PwC US and as a member of the firm’s Global Leadership Team. He ultimately served as Global CEO of PricewaterhouseCoopers from 2002 to 2009.

Skills and Qualifications
Mr. Di Piazza serves as the Chair of the Audit Committee at ProAssurance Corporation. At Jones Lang LaSalle Incorporated, he serves on the Compensation Committee and the Nominating and Governance Committee. He serves as Chair of the Audit Committee and as a member of the Executive Committee and the Public Policy and Corporate Reputation Committee at AT&T Inc.
Mr. Di Piazza is extremely active in and serves on the boards of various nonprofit and professional organizations, including the Mayo Clinic and the National September 11th Memorial and Museum. Mr. Di Piazza is a former Trustee of both the Financial Accounting Foundation and the International Accounting Standards Committee Foundation, former director on the UN Global Compact Board, and former Chairman of the World Business Council for Sustainable Development. He has been awarded the Accountant of the Year by the Beta Alpha Psi Society, the Ellis Island Medal of Honor, and the INROADS Leadership Award. Mr. Di Piazza is also co-author of the book, Building Public Trust: The Future of Corporate Reporting. He earned his Bachelor of Science in accounting and economics from the University of Alabama and received a Master of Tax Accounting degree from the University of Houston. Mr. Di Piazza’s extensive audit and tax experience, leadership in civic and not-for-profit organizations, including sustainable development organizations, together with his years in banking and other credentials, make him well qualified to be a member of Regions’ Board.

2019 Proxy Statement	37

PROPOSAL 1-ELECTION OF DIRECTORS

Eric C. Fast

Independent
Director Since:  2010
Age:  69

Top Skills
•    Audit/Accounting/Finance/Capital Allocation
•    Business Operations and Technology
•    Corporate Governance
•    Growth and Innovation
•    Strategic Planning and Strategy Development

Regions Committees
• Audit Committee (Audit Committee Financial Expert)
• Risk Committee
Public Directorships
• Automatic Data Processing, Inc.
• Lord Abbett Family of Funds
Former Public Directorships Held During the Past Five Years
• Crane Co.
From 2001 through January 2014, Mr. Fast served as the CEO for Crane Co., a diversified manufacturer of engineered industrial products. He also served as President of Crane Co. from 1999 through January 2013.

Skills and Qualifications
Prior to joining Crane Co., Mr. Fast worked for Salomon Brothers and later Salomon Smith Barney, where he ultimately was co-head of Global Investment Banking and a member of the firm’s Management Committee. He previously served as Treasurer of MacMillan Inc. and began his career as a commercial lending officer at The Bank of New York.
Mr. Fast currently serves on the Audit Committee and on the Compensation Committee of Automatic Data Processing, Inc.; is a member of the Audit Committee at the privately held National Integrity Life Insurance Company; and is a member of the Proxy Committee, Nominating and Governance Committee, and Contract Committee at The Lord Abbett Family of Funds. He earned a political science degree from the University of North Carolina, Chapel Hill and received a Master of Business Administration in Finance degree from New York University Graduate School of Business. Mr. Fast brings extensive management and business experience to our Board, as well as a deep understanding of complex issues concerning public companies. His service as President and CEO of a large public company further augments his experience. All of these qualifications make him well qualified to be a member of Regions’ Board.

Zhanna Golodryga

Independent
Director Since:  2019
Age:  63

Top Skills
•    Business Operations and Technology
•    Growth and Innovation
•    Human Resources/Human Capital Management
•    Information/Cyber Security
•    Strategic Planning and Strategy Development

Regions Committees
• CHR Committee
• Risk Committee
Ms. Golodryga currently serves as the Senior Vice President and Chief Digital and Administrative Officer at Phillips 66, a diversified energy manufacturing and logistics company. In her current role at Phillips 66, Ms. Golodryga is responsible for driving digital change by developing and executing digital and technology strategies.

Skills and Qualifications
Prior to joining Phillips 66, she served as Chief Information Officer and Senior Vice President, Services at Hess Corporation, with responsibility for managing the company’s service organizations, including global supply chain, global business transformation program, and global office services, as well as information management, enterprise architecture, infrastructure, and cybersecurity across the business. She also previously served as Chief Information Officer at BHP Billiton Petroleum, Vice President of Information Technology at TeleCheck International, Manager of Information Systems at Baker Hughes, IT Services Manager at Marathon Oil, and Systems Analyst at 3D/International. Ms. Golodryga has over 30 years of experience in the energy industry and the information technology field and has been named one of the 50 Most Powerful Women in Oil and Gas by the National Diversity Council.
Ms. Golodryga graduated from Kiev Engineering and Construction Institute in the Ukraine with a master’s degree in mechanical engineering, and she serves on the board of the Memorial Hermann Foundation. Ms. Golodryga’s background and experience in technology and cybersecurity, particularly within a highly regulated industry, make her well qualified to be a member of Regions’ Board.

38	2019 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

John D. Johns

Independent
Director Since:  2011
Age:  67

Top Skills
•    Banking and Financial Services
•    Executive Compensation and Benefits
•    Regulatory or Compliance
•    Risk Management
•    Strategic Planning and Strategy Development

Regions Committees
 • Risk Committee (Chair; Risk Management Expert)
Public Directorships
 • Genuine Parts Company
• Southern Company
Former Public Directorships Held During the Past Five Years
 • Protective Life Corporation
Mr. Johns serves as the Executive Chairman at Protective Life Corporation. From 2003 until July 1, 2017, he served as the Chairman and CEO of Protective. In February 2015, Protective became a wholly-owned subsidiary of Dai-ichi Life Insurance Company, Limited, a kabushiki kaisha organized under the laws of Japan, a holding company with subsidiaries that provide insurance and other financial services. Mr. Johns continues to serve on the board at Protective, which is no longer a publicly traded company. (Protective is still a registrant under the securities laws but has no publicly traded common stock.)

Skills and Qualifications
Prior to joining Protective in 1993, Mr. Johns was Executive Vice President and General Counsel at Sonat, Inc. and was a founding partner of the Birmingham-based law firm of Maynard, Cooper & Gale, P.C. He was inducted into the Alabama Business Hall of Fame in 2017.
Mr. Johns Chairs the Compensation and Management Succession Committee and serves on the Finance Committee at Southern Company. At Genuine Parts Company, he serves as the Lead Independent Director; Chair of the Compensation, Nominating and Governance Committee; and a member of the Executive Committee. At the privately held Protective, he Chairs the Risk, Finance & Investments Committee. Mr. Johns graduated from the University of Alabama and received his Master of Business Administration and Juris Doctorate degrees from Harvard University. Mr. Johns’ background and considerable experience as a senior executive of a large insurance corporation; extensive exposure to complex financial issues at large public companies; leadership in other business, economic development, civic, educational, and not-for-profit organizations; and seasoned business judgment are valuable and make him well qualified to be a member of Regions’ Board.

Ruth Ann Marshall

Independent
Director Since:  2011
Age:  64

Top Skills
•    Corporate Governance
•    Executive Compensation and Benefits
•    Growth and Innovation
•    Human Resources/Human Capital Management
•    Strategic Planning and Strategy Development

Regions Committees:
 • CHR Committee
• NCG Committee (Chair)
Public Directorships:
 • ConAgra Brands, Inc.
• Global Payments Inc.
Ms. Marshall served as President, MasterCard North America from 1999–2004. From 2004 until she retired in 2006, Ms. Marshall served as President of The Americas, MasterCard International, Inc.

Skills and Qualifications:
At MasterCard, Ms. Marshall was responsible for building all aspects of MasterCard’s issuance and acceptance business in the United States, Canada, Latin America, and the Caribbean. Prior to joining MasterCard in 1999, Ms. Marshall served as Group Executive President of two electronic payment service companies, MAC Regional Network and Buypass Corporation. Upon acquisition of these companies by Concord EFS, Ms. Marshall became Senior Executive Vice President of the combined companies, where she oversaw marketing, account management, customer service, and product development. Ms. Marshall started her career at IBM, where, for more than 18 years, she served in managerial and executive positions. In 2004 and 2005, Ms. Marshall was selected by Forbes.com as one of the “World’s 100 Most Powerful Women.” In 2018, she was named one of the “2018 Most Influential Corporate Directors” by WomenInc.
At ConAgra Brands, Inc., Ms. Marshall serves as Chair of the Human Resources Committee and serves on the Nominating, Governance and Public Affairs Committee, and the Executive Committee. At Global Payments Inc., she serves as Chair of the Risk Oversight Committee and serves on the Governance and Nominating Committee. Additionally, she is a former director of American Standard Inc. and privately held companies, Pella Corporation, a building materials manufacturer, and Trustwave Holdings, Inc., an information security company. Ms. Marshall earned her Bachelor of Business Administration in Finance and Master of Business Administration degrees from Southern Methodist University. Ms. Marshall’s background and broad marketing, account management, customer service, and product development experience, as well as significant domestic and international experience in growing business at MasterCard and her service as a director for other publicly traded companies all make her well qualified to be a member of Regions’ Board.

2019 Proxy Statement	39

PROPOSAL 1-ELECTION OF DIRECTORS

Charles D. McCrary

Independent
Director Since:  2001
Age:  67

Top Skills
•    Corporate Governance
•    Corporate Communications, PR or Marketing
•    Environmental and Sustainability Practices
•    Regulatory or Compliance
•    Strategic Planning and Strategy Development

                            Independent Chair of the Board

Former Public Directorships Held During the Past Five Years
• Protective Life Corporation
Mr. McCrary served on the board of directors of AmSouth Bancorporation from 2001 to 2006. From 2001 through February 2014, Mr. McCrary served as the President and CEO of Alabama Power Company, a public utility company. He also served as Chairman of Alabama Power Company until May 2014.

Skills and Qualifications
Mr. McCrary’s career spanned over 40 years, where he held various positions of increased responsibility within Alabama Power and its parent company, Southern Company. In 2018, Mr. McCrary was inducted into the Alabama Business Hall of Fame.
Since January 1, 2019, Mr. McCrary has been serving as the Board’s independent Chair. Mr. McCrary previously served as Lead Independent Director, as Chair of the NCG Committee, and on Regions’ Audit Committee and, during such service, was determined to be an Audit Committee Financial Expert. Mr. McCrary is also a director of the privately held Great Southern Wood Preserving, Incorporated. Previously, Mr. McCrary served on the Corporate Governance & Nominating Committee and the Risk, Finance and Investments Committee at Protective Life Corporation prior to its acquisition by Dai-ichi Life Insurance Company, Limited in 2015. Mr. McCrary previously served on the board of the privately held Mercedes-Benz U.S. International, Inc. Mr. McCrary holds an engineering degree from Auburn University and a law degree from Birmingham School of Law. As the former President and CEO of Alabama Power and with his service as a director of Protective, Mr. McCrary brings a valuable understanding of issues that are unique to a company in a highly regulated industry. Mr. McCrary’s depth of knowledge and experience running regulated companies, as well as his other experience, make him well qualified to be a member of Regions’ Board.

James T. Prokopanko

Independent
Director Since:  2016
Age:  65

Top Skills
•    Business Operations and
    Technology
•    Environmental and
    Sustainability Practices
•    Growth and Innovation
•    Risk Management
•    Strategic Planning and Strategy Development

Regions Committees
• NCG Committee
• Risk Committee
Public Directorships
 • Vulcan Materials Company
• Xcel Energy Inc.
Former Public Directorships Held During the Past Five Years
 • The Mosaic Company
Mr. Prokopanko served as Executive Vice President and Chief Operating Officer of The Mosaic Company, one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients, from 2006 through 2007 and then as President and CEO from 2007 through 2015. He served as Senior Advisor until his retirement in January 2016.

Skills and Qualifications
Prior to joining The Mosaic Company, he served in various senior leadership positions at Cargill, Inc. from 1999 through 2006. Mr. Prokopanko was awarded the Corporate Responsibility Lifetime Achievement Award from the Corporate Responsibility Magazine in 2015 and the Excellence Award from the Center of Excellence in Corporate Philanthropy in 2013. Mr. Prokopanko also co-authored the article “Sustainability as a Compass for Leadership,” which appeared in the November 2017 edition of Supply Chain Management Review.
At Vulcan Materials Company, he serves as Chair of the Compensation Committee and as a member of the Executive Committee and the Governance Committee, in addition to serving as the lead director. At Xcel Energy Inc., he serves on the Governance, Compensation and Nominating Committee and the Operations, Nuclear, Environmental and Safety Committee. Mr. Prokopanko earned his bachelor’s degree in computer science from the University of Manitoba and a Master of Business Administration degree from the Ivey Business School at the University of Western Ontario. Mr. Prokopanko’s decade-long career at The Mosaic Company and service as lead director at Vulcan Materials Company have provided him with an in-depth knowledge of environmental risk management in regulated industries. Mr. Prokopanko’s experience in environmental risk management and his various leadership roles make him well qualified to be a member of Regions’ Board.

40	2019 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

 Lee J. Styslinger III

Independent
Director Since:  2003
Age:  58

Top Skills
•    Audit/Accounting/Finance/Capital Allocation
•    Corporate Governance
•    Human Resources/Capital
    Management
•    Risk Management
•    Strategic Planning and Strategy Development

Regions Committees
 • Audit Committee (Audit Committee Financial Expert)
• Risk Committee
Public Directorships
 • Vulcan Materials Company
• Workday, Inc.
Mr. Styslinger served on the board of directors of the former Regions Financial Corporation from 2003 to 2004. He currently serves as the Chairman and CEO of the privately held Altec, Inc., a leading equipment and service provider for the electric utility, telecommunications, and contractor markets. Altec, which was founded in 1929, provides products and services in over 100 countries throughout the world.

Skills and Qualifications
At Vulcan Materials Company, he serves on the Finance Committee and the Governance Committee and formerly served on the Compensation Committee and the Safety, Health & Environmental Affairs Committee; at Workday, Inc., he serves on the Audit Committee.
Mr. Styslinger actively serves on the boards of many educational, civic, and leadership organizations. He was appointed to the President’s Export Council, advising the President of the United States on international trade policy, from 2006-2008 and reappointed beginning in 2017. Mr. Styslinger received his Bachelor of Arts from Northwestern University and earned a Master of Business Administration degree from Harvard University. As Chairman and CEO of Altec, Inc., Mr. Styslinger brings a wealth of management and business experience running a large company in today’s global market. The foregoing qualifications make him well qualified to be a member of Regions’ Board.

 José S. Suquet

Independent
Director Since:  2017
Age:  62

Top Skills
•    Audit/Accounting/Finance/Capital Allocation
•    Executive Compensation and Benefits
•    Regulatory or Compliance
•    Risk Management
•    Strategic Planning and Strategy Development

 Regions Committees
• CHR Committee
• Risk Committee (Risk Management Expert)
Mr. Suquet currently serves as the Chairman, President, and CEO of the privately held Pan-American Life Insurance Group (“PALIG”), a leading provider of insurance and financial services throughout the Americas. PALIG’s flagship member is New Orleans-based Pan-American Life Insurance Company.

Skills and Qualifications
In December 2016, Mr. Suquet completed his term as a member of the board of directors of the Federal Reserve Bank of Atlanta, where he served as Chairman of the Retail Payments Office Oversight Committee. He also previously served on the board of directors for the Federal Reserve Bank of Atlanta, New Orleans Branch. He is a director at the privately held Ochsner Health System, Louisiana’s largest non-profit, academic healthcare system, where he serves on the Compensation Committee and the Audit and Oversight Committee. He has just completed his second and final term on the board of directors of The American Council of Life Insurers. Mr. Suquet was included in the Special Boards Edition 2018 of Latino Leaders magazine.
Mr. Suquet brings a strong background in enterprise risk management and a commitment to innovation and operational excellence. His commitment to the United States’ Hispanic community, product innovation, and sales force expansion have positioned PALIG as the company Hispanics throughout the Americas rely on to protect their financial security and well-being. Prior to joining PALIG, Mr. Suquet held senior management posts in the insurance industry for more than three decades, including serving as Senior Executive Vice President and Chief Distribution Officer of AXA Financial. He is also involved in various professional and industry associations. Mr. Suquet graduated from Fordham University with a Bachelor of Science and holds a Master of Business Administration degree from the University of Miami. All of these qualifications make him well qualified to be a member of Regions’ Board.

2019 Proxy Statement	41

PROPOSAL 1-ELECTION OF DIRECTORS

 John M. Turner, Jr.

Management
Director Since:  2018
Age:  57

Top Skills
•    Banking and Financial Services
•    Human Resources/Human Capital Management
•    Regulatory or Compliance
•    Risk Management
•    Strategic Planning and Strategy Development

                         President and Chief Executive Officer

Mr. Turner is President and Chief Executive Officer of Regions Bank and Regions Financial Corporation and leads the Company’s Management Policymaking Committee and Executive Leadership Team. Effective July 2, 2018, Mr. Turner became the CEO and was appointed to Regions’ Board of Directors. He was previously named President in December 2017.

Skills and Qualifications
Before being named president in December 2017, Mr. Turner served as Head of the Corporate Bank, a role he took on in 2014. He joined Regions in 2011 as President of the South Region, leading banking operations in Alabama, Mississippi, South Louisiana and the Florida Panhandle.
Before joining Regions, Mr. Turner was named president of Whitney National Bank and Whitney Holding Corporation in 2008 and was elected to the bank and holding company boards of directors. Before that he was responsible for all geographic line banking functions across the bank and served as the company’s Eastern Region President. Mr. Turner joined Whitney in 1994 as its Alabama Regional President after nine years at AmSouth Bank, where he held senior consumer, commercial and business positions.
He serves on the Business Council of Alabama, Birmingham Business Alliance, Public Affairs Research Council of Alabama, A Plus Education Foundation, United Way of Central Alabama, and Infirmary Health System boards. Mr. Turner is a former chairman of the Mobile Area Chamber of Commerce, the Mobile Area Education Foundation and the United Way of Southwest Alabama. He is a graduate of Leadership Alabama and a former board member of Leadership Mobile. Mr. Turner holds a bachelor’s degree in economics from the University of Georgia. All of these qualifications make him well qualified to be a member of Regions’ Board.

Timothy Vines

Independent
Director Since:  2018
Age:  53

Top Skills
•    Banking and Financial Services
•    Executive Compensation and Benefits
•    Human Resources/Human Capital Management
•    Risk Management
•    Strategic Planning and Strategy Development

 Regions Committees
• Audit Committee (Audit Committee Financial Expert)
• CHR Committee
Mr. Vines currently serves as the President and CEO of Blue Cross and Blue Shield of Alabama (“BCBSAL”), a non-profit, independent licensee of the Blue Cross and Blue Shield Association and the largest provider of healthcare benefits in Alabama. He served as BCBSAL’s Chief Administrative Officer from August 2012 through March 2017, as its Executive Vice President from March through November of 2017, and as its President and Chief Operating Officer from November 2017 through March 2018 before being named its President and CEO in April 2018.

Skills and Qualifications
Throughout Mr. Vines’ career at BCBSAL, which has spanned nearly 25 years, he has served in areas of increasing responsibility and leadership. Mr. Vines also serves as Vice Chair of the Board of Prime Therapeutics LLC, a pharmacy benefit management company owned jointly by several Blue Cross Blue Shield plans, including BCBSAL. He also serves on Prime’s Governance Committee and Finance Committee.
Mr. Vines is very active in the community by his involvement with multiple nonprofit and charitable organizations. He serves on the boards of the American Red Cross, the Better Business Bureau serving South and Central Alabama, the Birmingham Business Alliance, and American Character Builders. He also serves as chair of the board of trustees at Samford University in Birmingham, Alabama. Mr. Vines holds a degree in finance from Auburn University and worked in banking for over five years after graduating college. Mr. Vines’ extensive understanding of operating a large company within a highly regulated industry and his dynamic leadership capabilities make him well qualified to be a member of Regions’ Board.

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PROPOSAL 1-ELECTION OF DIRECTORS

What criteria were considered by the NCG Committee in selecting the nominees?

The NCG Committee is charged with identifying, evaluating, and recommending to the Board individuals whom it believes are qualified to become Directors. The NCG Committee will consider and assess candidates consistent with criteria established by the Board and set forth in the Corporate Governance Principles and will take into consideration pertinent issues and factors bearing on the qualifications of candidates in light of such criteria. The NCG Committee may, from time to time, use its authority under its charter to retain a professional search firm to help identify candidates. During 2018, the NCG Committee engaged a professional search firm to assist in identifying and compiling information regarding potential nominees.

Commitment to Board Diversity
In February of this year, the Board approved changes to our Corporate Governance Principles that reaffirm our Board’s commitment to diversity. Specifically, when searching for new candidates, the NCG Committee shall endeavor to include highly qualified candidates who reflect diverse backgrounds (including gender, race, and ethnicity) in the pool from which nominees are chosen. Further, any third-party firm or consultants used to compile a pool of candidates will be requested to include such individuals.

Directors should have experience in positions with a high degree of responsibility, serve as leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make to the Board and the Company. The NCG Committee actively considers diversity (including gender, race, and ethnicity) in its recruitment and nomination of individuals for directorship, and diversity is one component of the Board’s annual self-evaluation. In addition to the items specified in the Corporate Governance Principles, the NCG Committee considers the technical and professional skills nominees have gained through their leadership roles. Such skills may include, but are not limited to, experience or acumen in:

•	audit/accounting/finance/capital allocation;

•	banking and financial services;

•	business operations and technology;

•	corporate communications, public relations, or marketing;

•	corporate governance;

•	environmental and sustainability practices;

•	executive compensation and benefits;

•	growth and innovation;

•	human resources/human capital management;

•	information/cyber security;

•	regulatory or compliance;

•	risk management; and

•	strategic planning and strategy development.
The NCG Committee considers a wide breadth of factors and characteristics when evaluating nominees. With respect to the 2019 nominees, the NCG Committee selected candidates who possess the highest personal and professional ethics, integrity, and values. Candidates must also be committed to representing the long-term interests of Regions’ shareholders.

In addition to reviewing each candidate’s background and accomplishments, the NCG Committee assesses candidates for directorship in the context of the current composition of the Board and committees and Regions’ evolving needs. The NCG Committee further seeks to ensure that the Board reflects a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent guidance and oversight with respect to Regions’ operations and interests.
The NCG Committee also takes into account the number of boards on which the candidates already serve.

Leadership and outside board experience are two of the
many qualities considered by the NCG Committee.
Of the seven nominees standing for election who currently serve on an outside public company board:

•	five of those nominees chair committees,

•	one serves as the independent chair of his outside board, and

•	two serve as the lead independent director on their outside boards.

Although the Board values the experience and knowledge gained through service on other boards, the Board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and committee meetings and the annual meeting.
In February, when the NCG Committee and Board were making determinations regarding which incumbent Directors should be nominated for this year’s annual meeting, each Director’s self-identified skills and diversity attributes were considered as part of the decision-making process. Additional information about each nominee can be found within their biographies beginning on page 36.
When making its recommendations to the Board, the NCG Committee carefully considers the career experiences and self-identified skills and diversity attributes of each potential nominee. These factors, along with other considerations such as the results from the self-evaluation process and independence findings, are part of the overall total mix of items evaluated by the NCG Committee and Board when making nomination determinations. For more information, see the Board, Committee, and Individual Director Evaluation Program section of this proxy statement.
It is the Board’s policy that, at all times, at least a majority of its members meet the standards of independence promulgated by the SEC and the NYSE, and as set forth in the Corporate Governance Principles.
A shareholder who wishes to recommend a candidate for consideration by the NCG Committee may do so at any time. For more information, see the Questions and Answers about the Annual Meeting and Voting & Other Information section of this proxy statement.

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PROPOSAL 1-ELECTION OF DIRECTORS

What skills and characteristics are currently represented on the Board?

The NCG Committee determined that the below skills are inextricably linked to proper Board oversight of the Company. The Board and Skills Composition Matrix, which follows the below chart, sets forth which Directors have self-identified as having considerable or extensive experience in each of these necessary skill areas.

Skill	Description
Audit/Accounting/Finance/Capital Allocation
As a public company, Regions is subject to certain auditing, financial accounting, and financial reporting requirements. The Board, particularly through its Audit Committee, is responsible for reviewing Regions’ complex financial statements and monitoring internal and external auditors. Additionally, Regions routinely enters into various forms of indebtedness and capital market transactions. The Board is responsible for reviewing the Company’s long-term capital plans for soundness. Therefore, it is important for the Board to have Directors who understand auditing, financial reporting, finance, and capital allocation.

Banking and Financial Services
The banking and financial services industry has inherent risks, challenges, and opportunities that are unique. It is important that the Board have Directors who understand these facets of our industry. Further, as a full-service financial holding company, we offer a wide range of products and services, some of which may be complex in nature. Directors who understand the types of financial products and services we offer, as well as those we choose not to offer, are critical to our success.

Business Operations and Technology
The banking and financial services industry is a needs-driven business, and as such, it is important that Regions be able to provide market-leading client services, transaction processing, and innovation. Our customers expect efficient, quality services, many of which are becoming more mobile and technology driven. Increased use of technology is part of our Simplify and Grow strategic priority. Further, it is important that we are able to appropriately gather, process, and analyze information to provide our customers with better banking solutions. Accordingly, it is important to have members on the Board who are knowledgeable and possess experience in business operations and technology so that we are able to improve our processes, services, and products to provide the best customer experience possible, as well as reduce operational risk as we meet the challenges of the fast-moving digital environment.

Corporate Communications, PR, or Marketing
As a customer-based public company, Regions regularly communicates with our customer base. It is important to understand evolving tactics for messaging, particularly in the digital arena. The Board must have Directors who understand how we communicate with these important stakeholders.

Corporate Governance
The Board is responsible for shaping the Company’s corporate governance priorities and structure, which must be transparent and responsive to our shareholders. Because corporate governance affects the fundamental operation of a company, it can have a significant impact on corporate operations. The Board must have Directors with experience in keeping up with and understanding constantly changing corporate governance trends and practices.

Environmental and Sustainability Practices
As a public company, Regions must be cognizant of our environmental footprint and the evolving risks and opportunities associated with climate change and other environmental-related issues. While Regions already has sustainability programs in place, including efforts to reduce carbon emissions, Regions is committed to enhancing its expertise and innovative thinking in this area. When considering new initiatives or how to make our current operations more efficient, resilient, and sustainable, the Board should have Directors with experience in environmental and sustainability practices.

Executive Compensation and Benefits
When properly structured, executive compensation and benefits discourage imprudent risk taking that could harm the Company and/or customers, while simultaneously acting as a business driver and ensuring alignment with long-term shareholder interests. It is important for the Board to have Directors who understand and have experience with the various types of executive compensation and benefits options that may be employed to achieve this balance.

Growth and Innovation
One of our Strategic Priorities is to "Simplify and Grow." Simplify and Grow aims to streamline processes to further enhance our customers' experience, improve revenue growth, and allow us to work with greater efficiency and effectiveness. By making it easier for customers to bank with us, and easier for us to serve them, we can drive profitable growth while also achieving prudent expense reductions. As part of our strategic planning process, we must continually consider ways to expand our customer base, reach underserved areas, and develop new products and services that could best serve our customers’ needs. The Board must have Directors with an understanding of how to foster growth and innovation.

Human Resources/Human Capital Management
Talent management is important at all levels of an organization, but it is particularly critical with respect to succession planning for senior executives. Having human resources/human capital management and talent management experience represented on the Board is important to ensuring smooth transitions and appropriate succession planning, as well as fostering a productive and safe working environment. This expertise also covers corporate culture and associate well-being, areas that are of the utmost importance to the Company.

Information/ Cyber Security
As a financial institution, we are trusted with sensitive nonpublic information, which we are expected to protect. The safekeeping of our customer, associate, and Company data is of paramount importance. Given the increasing risk of cyber attacks, financial institutions should expect greater scrutiny of their cyber preparedness. Moreover, financial institutions are increasingly dependent on information technology and telecommunications to deliver services to consumers and businesses every day. Disruption, degradation, or unauthorized alteration of information and systems that support these services can affect operations, institutions, and their core processes; detract from a positive customer experience; and undermine confidence in the nation’s financial services sector. Therefore, the Board should be made up of some Directors with experience in implementing, establishing, or overseeing information/cyber security systems and protocols.

Regulatory or Compliance
The banking and financial services industry is highly regulated. Regions is subject to both federal and state regulators, including the Alabama State Banking Department, the Federal Reserve, the Federal Deposit Insurance Corporation, the Securities and Exchange Commission, the Consumer Financial Protection Bureau, and the Financial Industry Regulatory Authority. Having Directors with experience in understanding the regulations promulgated by these authorities; the Company’s products and services (and any risks associated therewith to ensure that risk exposure is consistent with the risk appetite); and how to effectively communicate with our regulators is critical to the Company.

Risk Management
Robust risk management is a critical aspect of operating within the financial sector and is embedded throughout our strategic plan. The Board, therefore, must include Directors who are very familiar with risk management processes.

Strategic Planning and Strategy Development
Directors who understand how to strategically plan for the future of the Company, both in the short- and long-term, are better able to oversee and advise management with respect to the formulation and execution of the Company’s strategic planning.

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PROPOSAL 1-ELECTION OF DIRECTORS

Board Skills and Composition Matrix
The following matrix sets forth, for each current Director, the skills he or she bring to the Board; their age and Board tenure; the number of other public company boards on which he or she serves; their independence; and various aspects of diversity. Directors Matlock and Maupin are not standing for reelection but are included in the below matrix.

Director	Skills*	Age	Tenure	# of Other Public Boards	Indepen- dent	Racially/Ethnically Diverse	Gender Diverse	LGBTQ+	Non-US Born	Multi-lingual	Veteran
Byrd		70	9	0	✓	✓[1]	✓[3]
DeFosset		70	14	3	✓
Di Piazza		68	3	3	✓
Fast		69	9	2	✓
Golodryga		63	<1	0	✓		✓[3]		✓[5]	✓[8]
Johns		67	8	2	✓
Marshall		64	8	2	✓		✓[3]	✓
Matlock		72	17	0	✓		✓[3]
Maupin		72	12	3	✓	✓[1]					✓[10]
McCrary		67	18	0	✓
Prokopanko		65	3	2	✓				✓[6]
Styslinger		58	16	2	✓					✓[9]
Suquet		62	2	0	✓	✓[2]			✓[7]	✓[9]
Turner		57	1	0	CEO
Vines		53	1	0	✓	✓[1]
Average/ Total		65	8		14 (93%)	4 (27%)	4 (27%)	1 (7%)	3 (20%)	3 (20%)	1 (7%)
* Skills are based on information provided as part of 2018 year-end Director questionnaire and represent the number of our current Directors with considerable or extensive experience in areas that are critical to Regions’ operations, which are discussed in more detail in the following chart.
1 African-American; 2 Cuban-American; 3 Female; 4 Non-binary; 5 Moldavia; 6 Canada; 7 Cuba; 8 Russian and Ukrainian; 9 Spanish; 10 U.S. Army Dental Corp - Active Duty and Active Reserves

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PROPOSAL 1-ELECTION OF DIRECTORS

Additionally, the following are some of the personal attributes that each nominee is expected to possess:

Commitment	The ability to commit the time necessary to function as an effective Director by attending on-site meetings in person.
Constructive Questioner	The preparedness to ask questions and challenge management and peer Directors in a constructive and appropriate way.
Contributor and Team Player	The ability to work as a member of a team and demonstrate the passion and time to make a genuine and active contribution to the Board.
Critical and Innovative Thinker	The ability to critically analyze complex and detailed information, readily distill key issues, and develop innovative approaches and solutions to problems.
Effective Listener and Communicator
The ability to:
•    listen to and constructively and appropriately debate other people’s viewpoints;
•    develop and deliver compelling arguments; and
•    communicate effectively with a broad range of stakeholders.

Ethics and Integrity
A commitment to:
•    understanding and fulfilling the duties and responsibilities of a Director and maintaining knowledge in this regard through professional development;
•    putting Regions’ interests before any personal interests;
•    being transparent; and
•    maintaining Board confidentiality.

Financially Literate	The ability to read and understand fundamental financial statements and make appropriate decisions.
Influencer and Negotiator	The ability to negotiate outcomes and influence others to agree with those outcomes, including an ability to gain stakeholder support for the Board’s decisions.
Leader	The ability to: • appropriately represent Regions; • set appropriate Board and organizational culture; and • make and take responsibility for decisions and actions.
Unbiased	The ability to represent all shareholders and not a particular interest group.
The biographies provide additional information about each Director nominee’s experiences, qualifications, and skills that demonstrate how each such nominee possesses the above attributes.
What is the average tenure of the Directors?

Our Directors have a variety of lengths of tenure, with the average tenure being 8 years; in fact, three-quarters of the nominees have tenure of fewer than 10 years. Current tenure lengths represented on the Board are approximately one-third newer Directors, one-third mid-tenured Directors, and one-third seasoned Directors. The NCG Committee, which is responsible for nominating individuals to the Board, considers tenure among many other factors when making its determination with respect to Director nominations.
The NCG Committee believes that Directors are able to become intimately acquainted with all aspects of our business and best direct our course over time. Our longer-serving Directors have vital expertise and institutional knowledge that provide the Board with a better understanding of our business. The NCG Committee is of the opinion that this knowledge and perspective, especially when counterbalanced with fresh viewpoints of newer Directors, continues to generate long-term value for all of our stakeholders.

Notwithstanding a Director’s tenure, each Director is evaluated annually by the NCG Committee to ensure he or she continues to possess valuable skills, talents, and expertise necessary for the long-term success of our Company.

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PROPOSAL 1-ELECTION OF DIRECTORS

How are Directors compensated?

The CHR Committee, in conjunction with its independent compensation consultant, periodically reviews the compensation of the non-management Directors and recommends any changes to the Board. In April 2018, the committees recommended, and the Board approved, certain changes to the Director Compensation Program. To better align with their fiduciary duties, non-management Directors no longer receive meeting fees.

The following table describes the components of the 2018 Director Compensation Program:

Compensation Element	Compensation Amount
Annual Cash Retainer	$100,000, which may be deferred, at the Director’s option
Annual Equity Retainer	$120,000 in restricted stock granted three business days following the annual shareholder meeting and becoming vested at the next annual shareholder meeting
Additional Annual Fee for Lead Independent Director	$50,000
Additional Annual Fee for Committee Chairs	$30,000 — Audit Committee $25,000 — CHR Committee $25,000 — NCG Committee $30,000 — Risk Committee $10,000 — Special Committees, as applicable
Additional Annual Fee for Audit Committee members (exclusive of the Audit Committee Chair)	$10,000
Additional Annual Fee for Special Committee Members, as applicable	$10,000
Under the DDSIP, a Director may elect to defer receipt of some or all cash compensation. Deferred amounts are credited to a bookkeeping account for the Director, which is designated in notional shares of Regions common stock. Dividend equivalents, if any, are converted to additional notional shares of common stock in the Director’s account. At the end of the deferral period, the Director’s account is settled in actual shares of common stock, plus cash for any fractional share. Receipt and taxability of benefits are deferred until the time of payment in accordance with the payment election made by the Director at the time of the deferral. Most of the Directors have elected to defer receipt of a portion of their cash compensation.
In December 2018, the committees recommended, and the Board approved, changes effective January 1, 2019, as set forth below. There was no change to the Annual Cash Retainer.

Compensation Element	Compensation Amount
Annual Equity Retainer
$120,000 in restricted stock units granted three business days following the annual shareholder meeting and becoming vested at the next annual shareholder meeting; the receipt of which may be deferred, at the Director’s option

Additional Annual Fee for Independent Non-Executive Chair of the Board
$150,000, paid as follows:
$50,000 cash, which may be deferred, at the Chair’s option;
$100,000 equity in the form of restricted stock units granted three business days following the annual shareholder meeting and becoming vested at the next annual shareholder meeting, the receipt of which may be deferred, at the Chair’s option

In conjunction with the appointment of an independent non-executive Chair of the Board, changes for 2019 include an additional $150,000 fee for the position. $50,000 of this fee is paid in cash, which may be deferred, at the Chair’s option, and the remaining $100,000 is paid in equity in the form of restricted stock units granted three business days following the annual shareholder meeting and becoming vested at the next annual shareholder meeting, the receipt of which may be deferred, at the Chair’s option.
Beginning in 2019, the Annual Equity Retainer will be paid in restricted stock units as opposed to restricted stock. Directors have the option to defer receipt of their restricted stock units in the Directors’ Deferred Restricted Stock Unit Plan (the “Deferred RSU Plan”). If a Director makes a timely election under the Deferred RSU Plan, his or her restricted stock units will be notionally credited to an account in the Director’s name. Dividend equivalents, if any, also are notionally credited to the Director’s account as of the date any cash dividends are paid with respect to the common stock underlying the restricted stock units. The deferred restricted stock units then will be paid in shares of common stock on a date designated by the Director, which may be the date he or she terminates service as a Director or an anniversary of the date on which the restricted stock units were granted (but no later than the tenth anniversary of the grant date). Payment of the deferred restricted stock units are accelerated in the event of a Director’s death or a change in control of the Company.

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PROPOSAL 1-ELECTION OF DIRECTORS

The following table contains information about the compensation paid to the independent Directors who served during 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Carolyn H. Byrd	128,750	119,998	4,000	252,748
David J. Cooper, Sr.	47,500	—	—	47,500
Don DeFosset	123,750	119,998	2,500	246,248
Samuel A. Di Piazza, Jr.	106,250	119,998	5,000	231,248
Eric C. Fast	116,250	119,998	5,000	241,248
John D. Johns	127,500	119,998	—	247,498
Charles D. McCrary	166,250	119,998	—	286,248
Ruth Ann Marshall	127,500	119,998	5,000	252,498
Susan W. Matlock	98,750	119,998	5,000	223,748
John E. Maupin, Jr.	109,250	119,998	5,000	234,248
James T. Prokopanko	98,750	119,998	—	218,748
Lee J. Styslinger III	106,250	119,998	—	226,248
José S. Suquet	98,750	119,998	5,000	223,748
Timothy Vines	55,000	100,005	—	155,005

(1)
The amounts presented in this column represent the grant date fair value of the 2018 restricted stock award made to all non-management Directors in service on April 30, 2018. The grant date fair value of the restricted stock awarded April 30, 2018, was $18.70 per share. All restricted stock awarded April 30, 2018 is scheduled to vest in one lump sum on the date of the 2019 Annual Meeting. Mr. Vines was appointed to Regions’ Board on July 2, 2018, and received a restricted stock award on July 2, 2018. The grant date fair value of the restricted stock granted on July 2, 2018 was $17.89 per share. The restricted stock awarded July 2, 2018 will vest in one lump sum on the date of the 2019 Annual Meeting.

(2)
The amounts presented in this column reflect matching charitable gifts made through the Regions Matching Gifts Program. Regions matches Directors’ gifts up to $5,000 to qualifying entities under this Program.

The following table sets forth those independent Directors who served during 2018 and who had stock options or restricted stock outstanding as of December 31, 2018, and the number outstanding as of that date.

Name	Outstanding Stock Options (#)	Outstanding Restricted Stock (#)
Carolyn H. Byrd	—	6,417
David J. Cooper, Sr.	—	—
Don DeFosset	—	6,417
Samuel A. Di Piazza, Jr.	—	6,417
Eric C. Fast	—	6,417
John D. Johns	—	6,417
Charles D. McCrary	—	6,417
Ruth Ann Marshall	—	6,417
Susan W. Matlock	—	6,417
John E. Maupin, Jr.	—	6,417
James T. Prokopanko	—	6,417
Lee J. Styslinger III	—	6,417
José S. Suquet	—	6,417
Timothy Vines	—	5,590
Mr. Cooper retired immediately prior to the 2018 Annual Meeting. Director Golodryga was appointed to the Board effective January 1, 2019, and is therefore not included in the above two tables.

48	2019 Proxy Statement

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Overview

Regions’ Board and executive management work together to ensure we are in compliance with laws and regulations, as well as to provide guidance for sound decision-making and accountability. Maintaining legal and regulatory compliance is, however, a minimum standard, and we endeavor to exceed this by keeping pace with the constantly evolving governance landscape. For example, as demonstrated throughout the following sections, Regions complies with the ISG Corporate Governance Principles for U.S. Listed Companies. Additionally, earlier this year, Regions became a signatory to the Commonsense Principles 2.0. Further, we strive to conduct business according to the highest ethical standards, as evidenced by our Code of Conduct. Our associates and Directors take the Code of Conduct seriously and are mindful of our values, in particular, “Do What is Right.” Similarly, we expect those with whom we conduct business to also act ethically. We reiterate and emphasize this expectation in our recently adopted Vendor Code of Conduct. We maintain an environment of openness and take every opportunity to protect our culture by promoting Regions’ values. We do this because it is the right thing to do, and our customers, shareholders, associates, communities expect it if they are to continue giving us their trust and confidence.
Keeping our core value “Do What is Right” in mind, Regions has implemented a strong corporate governance program, which incorporates many leading practices. For a list of some of our corporate governance practices, see the Quick Information chart before the Table of Contents of this proxy statement.
Codes of Conduct. The Company has a (i) Code of Business Conduct and Ethics, (ii) Code of Ethics for Senior Financial Officers, and (iii) Vendor Code of Conduct, each of which are discussed under the Corporate Purpose, Culture, and ESG section of this proxy.
Corporate Governance materials available on Regions’ Website. The Board is committed to maintaining strong corporate governance practices. Through the NCG Committee, the Board evaluates its corporate governance policies and practices against evolving best practices.
The Company believes that transparency is important to our shareholders. Since 2014, we have published our Government Affairs Report semi-annually, which contains the Company’s Policy on Political Contributions, as well as our activities, on our website. There, the Company sets forth a description of our oversight process for political contributions and a summary of contributions. This report also discloses trade association memberships in which $25,000 or more of the dues are allocated for lobbying purposes by the trade association. The Company believes that these disclosures offer transparency with respect to the Company’s public policy advocacy on behalf of shareholders, the Company, our associates, and our customers.

The documents in the following table are available on the Investor Relations section of our website at www.regions.com.

https://ir.regions.com/governance/governance-overview	•	Corporate Governance Principles
	•	Audit Committee Charter
	•	CHR Committee Charter
	•	NCG Committee Charter
	•	Risk Committee Charter
	•	Code of Ethics for Senior Financial Officers
	•	Code of Conduct
	•	Vendor Code of Conduct
	•	Corporate Sustainability Report
	•	Environmental Sustainability Policy and Goals
	•	CDP Response
	•	Global Reporting Initiative Content Index
	•	Human Rights Statement
	•	Government Affairs Annual Report
	•	Community Engagement Highlights
	•	Fair Disclosure Policy Summary

Also available on our website are this proxy statement; 2018 Annual Report on Form 10-K; CEO’s Letter; Annual Review; information regarding our executive officers, Directors, and Board committee composition; and instructions on how to contact the Board.
Regions’ shareholders may also obtain printed copies of these documents by writing to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Corporate Secretary
Our annual Corporate Sustainability Report (and forthcoming renamed 2018 ESG Report) and Community Engagement Highlights, which are posted on our website, give our customers and other stakeholders a view into actions taken by the Company to steward our resources and to support the communities in which we operate.
Newer additions to the list of documents available on our website include Regions’ Human Rights Statement, Environmental Sustainability Policy and Goals, and Vendor Code of Conduct. Regions and the Board understand that being transparent is important to all stakeholders and is the right thing to do. These additional disclosures, along with ongoing enhancements to other corporate governance documents, are intended to provide stakeholders with a better understanding of who we are and how we operate.

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CORPORATE GOVERNANCE

Corporate Governance Principles. Regions’ Corporate Governance Principles are the foundation of our commitment to best practices. The Board adopted the principles to further its long-standing goal of providing effective governance of Regions’ business and affairs for the long-term benefit of shareholders. The principles are reviewed at least annually and revised from time to time to ensure they continue to reflect best practices. Earlier this year, the NCG Committee and Board amended the Corporate Governance Principles to focus on identifying diverse candidates. Pursuant to the revision, the NCG Committee will endeavor to include diverse candidates in the pool from which nominees are chosen. Similarly, third-party firms used to compile a pool of candidates will be requested to include such individuals. This revision furthers the NCG Committee’s and Board’s already established practice of considering diversity when recruiting and nominating individuals for directorship. The diversity search criteria will be included in the ongoing review of the principles to ensure it remains effective despite a constantly changing corporate governance landscape.
Our Corporate Governance Principles address important governance matters, including, but not limited to:

•	Structure of the Board and its leadership

•	Director qualification standards

•	Nomination and selection of new Directors

•	Director responsibilities and expectations

•	Board operations, including scheduling meetings and selecting agenda items for meetings

•	Director access to management and independent advisors

•	Director orientation and continuing education

•	Management succession planning

•	Annual performance evaluation of the Board, Committees, and individual Directors

•	Board interaction with investment managers and the press and shareholder engagement
Commonsense Principles 2.0. Earlier this year, Regions became a signatory to the Commonsense Principles 2.0. By doing so, Regions is making the commitment to use these Principles to guide our thinking in our governance practices and disclosures. These Principles recognize that not every principle will be applied in the same fashion (or at all) by every company or board.
ISG Corporate Governance Principles for U.S. Listed Companies. The Company’s corporate governance practices comply with the ISG Corporate Governance Principles that went into effect at the beginning of 2018. These principles reflect many of the common beliefs held by its investor members.

The following chart describes how Regions complies with each ISG Principle and provides where shareholders can locate additional information about our practices.

ISG Principle	Regions’ Practices	Where Shareholders Can Find More Information
Principle 1: Boards are accountable to shareholders.	• All Directors are elected annually by a majority of votes cast. • Proxy access provisions comport with market standards. • The Company has robust corporate governance disclosures.	• Our Corporate Governance Principles • Our By-Laws • The Q&A and Corporate Governance sections of this proxy statement
Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest.	• Shareholders are entitled to one vote per share of common stock held.	• Our By-Laws • The Q&A section of this proxy statement
Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.
• The Company has a robust shareholder engagement program that includes shareholder engagement with both management and Directors.
• Topics have included ESG, executive compensation, and Board refreshment.
• Our Corporate Governance Principles • The Corporate Governance Shareholder Engagement section of this proxy statement
Principle 4: Boards should have a strong, independent leadership structure.	• The Chair of the Board is an independent, non-executive Director. • Each committee is chaired by an independent Director. • The Board leadership structure is considered at least annually.	• Our Corporate Governance Principles • The Board Leadership Structure section of this proxy statement.
Principle 5: Boards should adopt structures and practices that enhance their effectiveness.
• The Board is 47% diverse and 93% independent.
• The Board has significantly refreshed its membership by adding six new Directors since 2016.
• Board committees have robust responsibilities.
• Directors are expected to commit sufficient time to Board duties, including attending meetings.
• The Company has enhanced its Director Onboarding and Ongoing Education Program over the last few years.
• Our Corporate Governance Principles • The Proxy Summary, committee descriptions, and Proposal 1 sections of this proxy statement.
Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company.
• The Company has adopted compensation programs designed to encourage performance over the long term and mitigate unnecessary risk taking.
• Shareholder approval of our Say-on-Pay proposal is consistently around 95%.
• The CD&A and Compensation of Executive Officers sections of this proxy statement.

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Share Repurchases/Buybacks. Regions’ annual capital plan is developed in accordance with our internal Capital Policy which, among other things, establishes a robust capital planning and stress testing framework and defines priorities for the deployment of capital. Regions’ ongoing and robust capital planning process is designed to ensure the efficient use of capital while maintaining a long-term approach to capital allocation and distribution consistent with the Company’s strategic priorities.

Effectively managing and deploying capital is essential to meeting our strategic and financial objectives, as well as the expectations of our stakeholders.
Regions’ current capital deployment priorities are (1) growth and strategic investments; (2) sustainable increase of the common stock dividend; and (3) common stock repurchases.

Regions’ capital plan is regularly submitted to the Federal Reserve for review. The annual capital plan is reviewed and approved by the Board. Any capital distributions included in the annual capital plan are promptly disclosed following Board approval.

For more information on Regions’ Capital Planning and Stress Testing Framework, see:
• Current Report on Form 8-K dated June 21, 2018
• Current Report on Form 8-K dated June 28, 2018
• Current Report on Form 8-K dated October 23, 2018
• Annual Report on Form 10-K dated February 22, 2019
To see how we are making continuous investments in our associates and communities, see the Corporate Purpose, Culture, and ESG section of this proxy statement.

Corporate Governance Shareholder Engagement

Commitment to our shareholders is front and center in our mission statement: to achieve superior economic value for our shareholders over time by making life better for our customers, our associates, and our communities and creating shared value as we help them meet their financial goals and aspirations. We take a long-term view of how we create value, and we take a similar approach to corporate governance shareholder engagement.

Regions is committed to constructive and meaningful communications with our shareholders and building ongoing relationships over time.

We do not view engagement with our shareholders as a “check-the-box” phone call or occurring only during proxy season. Instead, we consider proper shareholder engagement to be a continuous relationship throughout the year. Engaging with our shareholders and soliciting their points of view is critical to providing long-term value to all of the Company’s stakeholders.
Regions continues to enhance its engagement activities each year, resulting in a stronger and more robust program. During the summer and fall months of 2018, we reached out to many of our institutional shareholders, which represented approximately 63 percent of Regions’ outstanding stock held by institutional investors, to solicit their feedback on our executive compensation and corporate governance practices, particularly with respect to board refreshment, environmental and social practices, and corporate strategy. Shareholders’ opinions expressed during these engagement sessions were summarized and then reported to and discussed by senior management and the Board.
We also engaged with ISS and Glass Lewis to explain Regions’ corporate governance and compensation practices and to hear their feedback on such practices and how we can further enhance our proxy disclosures to provide even more clarity to our shareholders.

To further build ongoing relationships and keep our large institutional shareholders abreast of significant corporate governance and Board changes at the Company, we send them courtesy copies of our public communications announcing these actions, such as our onboarding of new Directors and appointment of an independent Chair of the Board.
Over the past year, our Directors also had the opportunity to engage with our institutional investors. Director Marshall, Chair of the NCG Committee, participated as a panelist at the Council of Institutional Investors’ (“CII”) 2018 Spring Conference to discuss the critical issue of board oversight of corporate culture, including companies’ sexual harassment and misconduct policies. In the summer of 2018, a corporate governance representative from one of our largest shareholders spoke to and engaged with the NCG Committee and full Board regarding the investor’s view on effective corporate governance practices, shareholder engagement, and board composition. Additionally, several members of the Board’s leadership met with another of our institutional investor’s corporate governance representatives following our 2019 Investor Day, also providing our Directors with an opportunity to engage with our investors.
Regions had further opportunities to engage with various stakeholders and other corporate governance professionals at corporate governance events held throughout the year, such as CII events, including its biannual conferences; 2018 Corporate Governance Symposium at the John L. Weinberg Center for Corporate Governance; Stanford University’s Institutional Investors’ Forum; Harvard Law School’s Roundtable on Corporate Governance; and various events sponsored by the Society for Corporate Governance. Further, Regions’ Chief Governance Officer was elected to CII’s board of directors and serves on its policies committee. These events and activities not only afford us the ability to connect with various stakeholders on an individual basis, but also provide us with the opportunity to discuss corporate governance and

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shareholder engagement best practices that have been implemented by other leaders within their respective sectors.

In addition to our corporate governance shareholder engagement, our Investor Relations group regularly engages with our shareholders on strategy, financial results, and other issues.
The following graphic describes our year-round, continuous corporate governance shareholder engagement cycle:

Winter

- Associates from the Chief Governance Officer's group, Investor Relations, and Executive Compensation formulate the corporate governance shareholder engagement plan, considering ways to enhance the process from the prior year's engagements
- Board and Committees conduct the annual self-evaluation process, which considers, among other topics, feedback from our prior corporate governance shareholder engagements

Late Winter/Spring

- Publish and make available our proxy statement, Annual Report on Form 10-K, CEO Letter, *Government Affairs Annual Report*, *Community Engagement Highlights*, *Corporate Sustainability Report*, and Annual Review
- Hold our annual meeting, which is open to all shareholders as of the Record Date and provides an opportunity to engage with the Company

Summer

- Board reviews and discusses the Company's various corporate governance documents to ensure they encompass corporate governance leading practices; support the Company's goals and strategies; and maximize long-term shareholder value
- When making enhancements to our corporate governance documents, take into consideration the voting results from our annual meeting and other feedback from our corporate governance shareholder engagements

Summer/Early Fall

- Engagement requests sent to certain institutional shareholders and meetings commence; shareholders are encouraged to candidly provide their views on corporate governance issues, including executive compensation practices and ESG
- Feedback from these engagements helps initiate the following year's engagement plan
- Information obtained during these engagements is summarized and presented to senior management and the Board for discussion

Year-Round In-Person Engagement

- Engage with shareholders throughout the year at various governance-related events
- These engagements are reported to and discussed by the NCG Committee at its next meeting following the engagement
- Additionally, Directors engage with corporate governance representatives from our major institutional investors throughout the year

The following table demonstrates what we heard from our shareholders during our engagements, how we responded, and the intended outcome:

What We Heard from Shareholders and Proxy Advisors	How We Have Responded	Intended Outcome
Support for Board refreshment and the recruitment of diverse Directors
• The NCG Committee and Board approved changes to the Corporate Governance Principles that include a specific focus on seeking out diverse candidates when searching for a new Director.
• The Board appointed Director Golodryga, who is diverse, to the Board in January 2019. In July of 2018, the Board appointed Director Vines, who is also diverse, and Director Turner to the Board. The Board appointed Director Suquet, who is a diverse Director, in January 2017 and Directors Di Piazza and Prokopanko in November 2016.
• In April of 2018, Director Marshall was named Chair of the NCG Committee. With this appointment, half of the Board’s standing committees are chaired by women.

• By placing a greater emphasis on finding diverse candidates, the Board expects to maintain a group of Directors who can provide varying points of view and are reflective of communities in which Regions operates.
• With the addition of new Directors and changes in Board leadership, the Board expects an infusion of fresh perspectives based on these individuals’ diverse backgrounds and experiences.

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What We Heard from Shareholders and Proxy Advisors	How We Have Responded	Intended Outcome
Support for ongoing monitoring and reporting of Board composition
• The NCG Committee, which oversees the Board’s self-evaluation, continues to enhance the process. This year, the self-evaluation process included an additional focus on Director peer reviews.
• Our proxy statement now includes a Director-by-Director Board Skills and Composition Matrix.

• Enhancements to the self-evaluation process are intended to provide the independent Directors with an additional opportunity to provide candid feedback about Board and committee operations and Director performance.
• The inclusion of the Board Skills and Composition Matrix gives shareholders a clearer understanding of who is overseeing the Company and their investment.

Support for an independent Chair of the Board
• In conjunction with the retirement of Director Hall at the end of 2018, the Board named Charles McCrary, who had been serving as the Lead Independent Director, as the Board’s independent, non-executive Chair.

• The Board understands the importance of strong, independent leadership. With the appointment of Director McCrary as the independent Chair, the Board believes it is best positioned to oversee the Company and support our mission of shared value for all stakeholders.

Increased emphasis on the Company’s environmental and social practices, disclosures, and Board oversight
• In response to feedback from shareholders, we enhanced our ESG disclosures and also adopted new policies and practices. These changes include: the adoption of a Human Rights Statement, a Vendor Code of Conduct, an Environmental Sustainability Policy Statement, and environmental goals for the reduction of greenhouse gas emissions and energy use. We also responded to the CDP climate change questionnaire and provided additional disclosure around our environmental performance metrics.
• In January 2019, we joined the Ceres Company Network and will partner with Ceres to continue building on our ESG disclosure and practices.
• Of the six newly appointed Directors mentioned above, four have extensive or considerable experience in ESG and/or cyber security. In addition, during our December Board meeting, the full Board participated in an educational seminar led by Ceres on role of the board in overseeing ESG.

• Further increasing our focus on environmental and social practices and disclosures helps ensure we are appropriately managing these risks and opportunities and maintaining transparency with our shareholders. Also, operating in an environmentally and socially responsible manner is the right thing to do for all our stakeholders.

Increased emphasis on understanding the Company’s human capital management practices
• Human capital management was another topic covered in our engagements with shareholders, and we received questions about the impact that artificial intelligence is having on our workforce. We address this question in the Talent Management and Associate Development & Well-Being section of this proxy.
• In addition to training and developing our workforce, we have invested in our associates in other ways. We raised the entry-level wage to $15 an hour; invested in making our associates retirement-ready by increasing the 401(k) Plan contribution match from 4 to 5 percent, in addition to the annual 2 percent contribution made to eligible associates; and enhanced our parental leave policy to provide birth mothers with 12 weeks of fully paid time off and new fathers, domestic partners, and adoptive parents with 6 weeks of fully paid time off.
• We are also continuing to focus on building diverse teams and creating an inclusive workforce. In 2018, we hired a Head of Diversity and Inclusion to support these efforts by setting priorities, driving accountability, and tracking our progress.

• Regions believes that we are only as strong as our teams and that our associates and bankers are what differentiate us. This is why investing in our associates and building diverse teams are part of our strategic priority of “Building the Best Team.” We continuously evaluate human capital management best practices as we know this will allow us to attract and retain the best talent.

Focus on ensuring that compensation is properly linked to Company performance
• Because shareholders expressed support for the current design of our executive compensation programs both during our engagements and in the annual Say-on-Pay votes, we made no significant plan design changes. We have, however, based on our engagements, continued focusing on simplifying and clarifying compensation disclosures where possible.

• Ensuring our disclosures are clear, simple, and transparent improves shareholder understanding of the decisions we make and how those decisions are tied to the long-term interests of our shareholders.

As a result of our ongoing engagement with our shareholders, as well as keeping abreast of leading practices, we have taken the following actions over the last few years to further enhance our corporate governance program:
Governance

•	Appointed an independent, non-executive Chair of the Board

•	Promoted diverse membership and leadership on the Board

•	Enhanced the Director recruitment criteria to incorporate the consideration of diversity, including gender, racial, and ethnic diversity, when searching for and evaluating candidates

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•
Brought more balance among our newer, mid-tenured, and seasoned Directors by refreshing the Board and appointing two new Directors at the end of 2016, one new Director at the beginning of 2017, two new Directors in mid-2018, and one new Director at the beginning of 2019

•
Strengthened the Board’s self-evaluation process by (i) including confidential, individual discussions between the Chair of the Board and each of the other Directors, (ii) focusing on peer Director evaluations, and (iii) placing additional emphasis on follow-up action plans

•	Ensured compliance with the ISG Corporate Governance Principles and became a signatory to the Commonsense Principles 2.0

•	Revised all committee charters to incorporate additional risk oversight

•	Reduced the number of other boards on which Directors are permitted to serve to ensure they are able to devote sufficient time and attention to their responsibilities as a Director on our Board

•	Appointed a Chief Governance Officer in early 2017, who is primarily focused on corporate governance shareholder engagement and ESG practices and disclosures

•	Adopted a proxy access by-law provision
Environmental and Social

•	Adopted an Environmental Sustainability Policy Statement and related environmental goals

•	Adopted a Human Rights Statement and Vendor Code of Conduct

•	Responded to the CDP climate change questionnaire

•	Joined the Ceres Company Network

•	Hired a Head of Diversity and Inclusion and established a Diversity and Inclusion Center of Expertise

•	Strengthened our ESG function to ensure that we have the appropriate expertise for analyzing and addressing environmental and social matters and engaging with shareholders to understand their views

•	Formed the Corporate Responsibility and Community Engagement Team to address local community development needs and promote inclusive economic growth

•	Assigned oversight for environmental and social responsibility to the NCG Committee

•	Established the Office of Associate Conduct, which oversees complaints of harassment and misconduct

•
Amended the purpose of the Compensation Committee, which was renamed to the “Compensation and Human Resources Committee,” to include oversight of the Company’s human capital management, which includes, but is not limited to, total rewards, corporate culture, talent management, management succession, and diversity and inclusion practices

Additional Enhanced Disclosure

•	Included more detail in certain corporate governance proxy disclosures, such as the Board self-evaluation process, and included a Director-by-Director Board Skills and Composition Matrix

•	Added a matrix demonstrating our compliance with the ISG Principles

•	Included a summary of our strategy and added more detail to our overall performance in the Proxy Summary

•	Enhanced proxy disclosures related to share repurchases, auditor fees, and executive compensation practices

•	Included significantly more information regarding our cyber security practices, including Board oversight

•	Provided supplemental information, beyond what is legally required, in our CEO pay ratio disclosure

•	Added more insight into the Board and committee meeting process
How to Contact Us:

Chief Governance Officer	Regions Financial Corporation 1900 Fifth Avenue North, Birmingham, Alabama 35203 Attention: Chief Governance Officer
Investor Relations	Regions Financial Corporation 1900 Fifth Avenue North, Birmingham, Alabama 35203 Attention: Investor Relations Investors@regions.com
Board of Directors	Regions Financial Corporation c/o Office of the Corporate Secretary 1900 Fifth Avenue North, Birmingham, Alabama 35203
Independent Chair of the Board	Regions Financial Corporation c/o Office of the Corporate Secretary 1900 Fifth Avenue North, Birmingham, Alabama 35203 Attention: Charles D. McCrary, Independent Chair of the Board
Audit Committee of the Board of Directors	Regions Financial Corporation c/o Office of the Corporate Secretary 1900 Fifth Avenue North, Birmingham, Alabama 35203 Attention: Carolyn H. Byrd, Chair, Audit Committee

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Communications between Shareholders and Other Interested Parties and the Board of Directors

The Corporate Governance Principles adopted by the Board include a mechanism for shareholders and other interested parties to communicate with Directors. Matters that deal with the Company’s general business operations are more appropriately addressed by management.
The Corporate Secretary circulates communications to the appropriate Director or Directors, with the exception of those communications that are of a personal nature or not related to the duties and responsibilities of the Board, including without limitation, routine customer service complaints.
The Chief Governance Officer maintains a log of any such communications not shared with the Board, and this log is provided to the Board on a quarterly basis. In addition, Directors may review any communication upon request. Items such as commercial solicitations, opinion survey polls, new product or service suggestions, employment resumes, job inquiries, and mass mailings are not shared with the Board nor maintained in a log.

Shareholders and other interested parties may send communications directed to the Board, a committee, the Independent Chair of the Board, the independent Directors as a group, or an individual member of the Board by sending a letter with clear notation as “Board Communication” or “Director Communication” to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
c/o Office of the Corporate Secretary
Communications regarding customer banking matters should be sent to the following address:
Regions Bank
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Office of Customer Satisfaction

Board Leadership Structure

Governance plays a critical role at Regions. The Board assumes an active role in providing oversight of, and guidance to, our executive management team and maintaining a strong system of checks and balances. As part of these checks and balances, the Board is responsible for determining the proper Board leadership structure to ensure independent and effective Company oversight.
Our Corporate Governance Principles are continuously reviewed and assessed to keep pace with the constantly changing corporate governance landscape. They are comprehensive, addressing topics such as: Board leadership structure; the responsibilities of the Lead Independent Director or independent non-executive Chair of the Board; Director qualification standards; Director responsibilities and expectations; management succession planning; assessment of Board, Committee, and individual Director performance; strategic planning; Director compensation; Director orientation and continuing education; direct access of the Board to management and independent advisors; and more issues pertinent to our corporate governance framework.
Based on the requirements of the NYSE listing standards, our Corporate Governance Principles, and an assessment of current needs, the Board believes that an appropriate leadership structure includes a substantial majority of independent Directors with diverse backgrounds and experiences; extremely capable Committee Chairs; and strong independent leadership provided by either an independent non-executive Chair or a Lead Independent Director. The Board’s current leadership structure meets these objectives.
The Board presently comprises 15 Directors, 14 of whom are independent. All Committee Chairs and members have been evaluated and determined to be independent. Half of the Committee Chair positions are held by women. All Directors are required to stand for election each year, thus allowing shareholders an annual opportunity to express their views on each Director’s individual performance and contribution. Our executive officers benefit from highly experienced, well-informed, and fully engaged Board members who have experience managing a broad range of organizations in both the public and private sectors. Accordingly, we have successfully sought out Directors who have a wide range of experience in areas such as corporate governance, environmental and sustainability practices, strategic planning, risk management, information/cyber security, business operations and technology, and financial modeling.
We have not adopted a policy mandating the separation of the Chair and CEO positions. Rather, the Board believes that its leadership structure should be flexible to accommodate different approaches based on its evaluation of the best interests of the Company and our stakeholders at any given time. The Board carefully considers its leadership structure and membership each year in consultation with the NCG Committee as part of its continuous succession planning process.
One critical aspect of the Board’s leadership structure analysis is determining how best to honor the Board’s commitment to maintaining robust independent leadership, given the present needs of the Company. After undertaking such an evaluation this year, the Board believes that the Company’s interests are best served at this time by having a non-executive independent Chair to provide independent leadership to the Board, while the Company’s CEO continues to participate in the Board’s activities and operations as a Director. Specifically, the Board has determined that the Company benefits from having its CEO, who is intimately involved with and responsible for managing the Company’s operations and strategy, also serve on the Board and represent the Company to our customers, shareholders, associates, regulators, communities, and the

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public. By having the CEO serve in this capacity, he provides a critical link between the Board’s oversight and the day-to-day operations of the Company. This continuity allows management and the Board to function efficiently and to collaborate in fulfilling the Company’s goals and strategies. This structure also allows the Board to carry out its oversight responsibilities with the full involvement of the other independent Directors.
Separating the roles of Chair and CEO is a beneficial and effective option for the Company because it capitalizes on Mr. McCrary’s previous Board experience and knowledge of the Company, while simultaneously benefiting from the independent oversight of management that he can provide as a non-executive Chair. Having a separate Chair and CEO still maintains clear accountability to Regions’ shareholders, customers, and associates concerning the performance of the Company.
Mr. McCrary’s depth of knowledge and experience in leadership roles, both on the Board and externally, uniquely positions him as a well-qualified, well-informed choice for Chair of the Board. Before being named independent Chair at the beginning of 2019, Mr. McCrary served the Board in various capacities for many years. He served on the board of directors for Amsouth Bancorporation, a predecessor to Regions, from 2001 to 2006, and has served on the Company’s Board since 2006. He has been an Audit Committee Financial Expert, Chair of the Nominating and Governance Committee, and Lead Independent Director for the Board during that time. Throughout Mr. McCrary’s tenure as a Director, the Company has undergone significant changes and successfully met a number of challenges. These experiences have provided Mr.

McCrary with institutional knowledge about the Company that is invaluable to an independent, non-executive Chair. Mr. McCrary also has notable leadership experience outside of the Company’s realm, having served as the President and CEO of a public utility company for over a decade. Resultantly, he possesses a valuable understanding of issues unique to companies in highly regulated industries. Ultimately, in the Board’s opinion, Mr. McCrary has the management and leadership skills to understand and promote the Company’s values while effectively executing the Board’s strategies and initiatives in a manner most beneficial to the Company and its stakeholders.
The following describes some of the Chair of the Board’s key responsibilities. A more complete list is included in the Corporate Governance Principles.

Chair of the Board’s Key Responsibilities
• Establishes the agenda and presides at executive sessions of the Board’s non-management and independent Directors
• Approves information sent to and meeting agendas for the Board
• Presides at meetings of shareholders
• Presides at Board meetings
• Calls special meetings of the Board
• Acts as a liaison and facilitates communication among Directors
• Engages with our institutional shareholders
• Provides leadership to the Board in a time of emergency or crisis
• Acts as a sounding board and advisor to our CEO
• In addition to ongoing discussions throughout the year, conducts formal one-on-one discussions as part of the annual Director self-evaluation process
Board’s Role in the Risk Management Process

The Board oversees the management of risk primarily through its Risk Committee, with guidance from the Audit Committee on major financial risks and compliance with legal and regulatory requirements. Additionally, the CHR Committee oversees risk as it relates to compensation, corporate culture, and human capital management, and the NCG Committee monitors risks related to environmental stewardship, social responsibility, and corporate governance matters. The Board lays the foundation for the Company’s risk culture by establishing the Board’s Enterprise Risk Appetite Statement, which documents the Company’s tolerance for risk. The Enterprise Risk Appetite Statement is reviewed and approved annually by the Risk Committee. The Risk Committee monitors the Company’s performance to ensure alignment with the tolerance levels articulated in the Enterprise Risk Appetite Statement. The Risk Committee is responsible for the risk management policies of Regions’ enterprise operations and oversight of the enterprise risk management framework. This includes the policies, procedures, strategies, and systems established by management to identify, measure, mitigate, monitor, and report major risks, including emerging risks and other enterprise risks, as well as receiving updates on the capital planning, management, and assessment processes. Further, the Board reviews and approves the annual Capital Plan.
In accordance with Regulation YY, the Risk Committee is required to consist of a minimum of three outside members of the Board. Members of the Risk Committee are appointed by the Board based on the recommendation of the NCG Committee and serve at the Board’s discretion. Currently, the Risk Committee consists of six outside independent Directors, with two Directors who have experience in identifying, assessing, and managing risk exposures of large, complex financial firms and are each determined to be a “risk management expert” within the meaning of the Federal Reserve’s Regulation YY. The Chair of the Risk Committee, as designated by the Board, is required to be a Director who (i) is not an officer or employee of the Company; (ii) has not been an officer or employee of the Company during the previous three years; (iii) is not a member of the immediate family of a person who is, or has been within the last three years, a Regulation O executive officer of the Company; and (iv) is an independent director under Item 407 of SEC Regulation S-K.
The categories of enterprise risks (including emerging risks) overseen by the Risk Committee include:

• compliance risk	• market risk
• credit risk	• operational risk
• legal risk	• reputational risk
• liquidity risk	• strategic risk
In addition, the Risk Committee approves, at least annually, the contingency funding plan that sets out the Company’s

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strategies for addressing liquidity needs during liquidity stress events, as well as certain other plans from time to time. The Risk Committee is required to meet at least quarterly or more frequently if it deems necessary and fully document and maintain records of its proceedings, including risk management decisions. The Risk Committee meets with and receives and reviews information and regular reports from the CRO and risk management on at least a quarterly basis, as well as from others from time to time, and recommends actions and other steps to be taken, as it deems appropriate. The Risk Committee also receives written reports from an independent review function regarding material liquidity risk management, as applicable and permitted by law. In the course of these reviews, the Risk Committee interacts on a regular basis with the CRO, the Chief Credit Officer, the Director of Credit Review, and the Chief Audit Executive. The Risk Committee is also responsible for ensuring that the compensation of the CRO is consistent with providing an objective assessment of the risks taken by the Company.
The Risk Committee reports to the Board with respect to any notable risk management issues and coordinates with other Board and management committees as appropriate regarding risk-related issues. In addition, the Risk Committee, along with the CRO, oversees the Risk Management group’s responsibilities and staffing. In carrying out its duties, the Risk Committee is authorized to select, retain, terminate, and approve fees and other retention terms of independent legal, accounting, or other advisors as it deems appropriate, without seeking approval of management or the Board.
The Audit Committee also plays a role in risk management oversight. The Audit Committee reviews the guidelines and policies by which risk management and risk assessments are undertaken with respect to Regions’ major financial exposures. The Audit Committee discusses these major financial exposures with Regions’ management, as well as steps taken to monitor and control such exposures. In addition, the Audit Committee assists and advises the Board in monitoring the integrity of the Company’s financial reporting processes, including matters relating to internal controls over financial reporting. The Audit Committee also has oversight responsibilities for compliance with legal and regulatory requirements, as well as the internal audit function and independent auditor. Furthermore, the Audit Committee reviews reports of any significant instances where associates have not adhered to the Company’s risk governance framework.
The CHR Committee in addition participates in risk management oversight, particularly concerning compensation-related risk. The CHR Committee considers, in establishing and reviewing the Company’s associate and executive compensation programs, whether these programs encourage unnecessary or excessive risk taking that could threaten the value of or have a material adverse effect on Regions. The CHR Committee has concluded that these programs do not encourage such unnecessary or excessive risk taking. Moreover, in consultation with senior risk officers, the CHR Committee establishes and maintains appropriate processes and procedures and sufficient personnel to manage compensation-related risks. The CHR Committee, in consultation with management, also oversees regulatory compliance with respect to compensation matters, including any required certification or reporting requirements under applicable law. Like the Risk Committee, the CHR Committee also receives information from Regions’ Risk Management group and, in particular, the CRO. At the beginning of 2018, the CHR Committee’s responsibilities were expanded to formally include oversight of the Company’s human capital management, which includes, but is not limited to, total rewards, corporate culture, talent management, management succession, and diversity and inclusion practices.
Annually, the CHR Committee and the Risk Committee meet in a joint session, during which the Committees review and discuss the annual incentive compensation risk assessment conducted by Regions’ Risk Management group.
Finally, the NCG Committee oversees risks related to the Company’s environmental and social responsibility practices, as well as corporate governance matters. Insider trading and related person/party transaction risks also fall under the purview of the NCG Committee.
The following depicts some of the risks overseen by the Board and its four standing committees:

Who is responsible?	Primary Risk Oversight Responsibilities
Board of Directors
•    Oversees processes for evaluating the adequacy of internal controls, risk management, financial reporting, and compliance with law
•    Reviews management succession planning
•    Reviews the major strategic, financial, and other objectives of the Company
•    Annually reviews and approves the Company’s Capital Plan, which is regularly submitted to the Federal Reserve for review
•    Provides advice to management regarding the achievement of Company goals and objectives

Audit Committee
•    Reviews internal and external financial reports
•    Supervises and evaluates Internal Audit function
•    Reviews and considers Credit Review findings along with those of Internal Audit to ensure independence of those functions
•    Reviews compliance with laws, regulation, and policy via inquiry and Internal Audit findings
•    Engages and oversees external audit firm
•    Reviews FDICIA/SOX compliance
•    Evaluates and reviews the allowance for loan and lease losses (“ALLL”)
•    Approves and monitors accounting policy
•    Considers general control environment and application controls

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Who is responsible?	Primary Risk Oversight Responsibilities
CHR Committee
•    Reviews and approves executive compensation policies and corporate compensation principles
•    Reviews incentive compensation assessment
•    Engages external compensation consultants
•    Oversees compensation policies compliance with relevant laws and regulations
•    Oversees the Company’s human capital management, including but not limited to total rewards, corporate culture, talent management, management succession, and diversity and inclusion practices

NCG Committee
•    Monitors corporate governance practices
•    Oversees environmental stewardship and corporate social responsibility
•    Reviews Board composition
•    Monitors insider trading policies
•    Monitors related person/party transactions
•    Oversees CEO succession in coordination with the CHR Committee

Risk Committee
•    Oversees the execution of the enterprise risk management framework
•    Reviews major risks and trends via the Enterprise Risk Assessment process, including emerging risks
•    Monitors critical metrics, key risk indicators, and performance against the Enterprise Risk Appetite Statement
•    Annually reviews and approves management committee charters and reviews pertinent committee information quarterly
•    Annually reviews and approves certain enterprise-wide risk management policies
•    Supervises the Credit Review function
•    Reviews and annually approves liquidity policies and the Contingency Funding Plan
•    Routinely reviews credit performance and concentrations, treasury activities, fiduciary activities, new initiative risk assessment activities, major litigation, major projects, open risk management issues (inclusive of remediation plans), and operational issues

Each of the committees’ charters are reviewed annually to, among other things, determine if there is a need for additional risk oversight.
Board, Committee, and Individual Director Evaluation Program

Each year the NCG Committee oversees the self-evaluation process for our Board, its committees, and individual Directors. This self-evaluation is a necessary process in ensuring the Board and its committees are best equipped to create superior economic value for the Company’s shareholders. Topics such as Board refreshment, management succession, risk oversight, and Board responsibilities are routinely included as possible discussion items.
At Regions, we agree that appropriate Board refreshment and Director succession planning, accompanied by meaningful annual Director evaluations that include honest and thought-provoking conversations, are the best means to ensure that the Board members are independent, engaged, and productive and have the relevant experience and expertise to assist Regions as it executes on its strategy. Therefore, the results of the self-evaluation are considered when determining the slate of nominees for each annual meeting.
The self-evaluation program comprises multiple pieces:

•	Informal one-on-one discussions between the independent Chair of the Board and each of the other Directors;

•	Individual committee-level evaluations;

•	A Board-level evaluation;

•	Separate questions focused on Board “operational” matters; and

•	Follow-up discussions and action items.
Many of the questions used as part of this year’s self-evaluation have been enhanced to be forward-looking. Though this change might be subtle, it allows the Directors to focus on what changes, if any, need to be made to enhance its oversight of the Company. Though reviewing the Board’s and Directors’ performance over the past year is important (and is discussed), continually advancing forward is even more critical.

This year, the self-evaluation process was further enhanced by placing additional emphasis on Director peer evaluations during the one-on-one discussions with the Chair of the Board. By providing Directors with additional opportunities to provide candid feedback on Board effectiveness, as well as on individual Directors, the Board is better positioned to strengthen itself and ensure proper oversight of the Company. Some sample questions considered as part of this year’s evaluation include:
• How has each individual Director added value in the past year?
• What should each individual Director continue doing, do more or less of, or do differently in the coming year to maximize his/her value contribution?
• Are there any other comments/suggestions you can offer about how each individual Director can contribute to the Board or his/her Committee(s) going forward?
• If you were going to start your own company, which five of Regions’ Directors would you ask to join your board, and why?

As a direct result of the 2018 evaluations:

•	The CHR Committee is working with management to focus more of the Committee’s time on its expanded human resources/human capital responsibilities and how management should report on such matters.

•	Management will work to streamline certain standing committee charters to remove duplicative responsibilities so as to allow each committee to maximize their meeting time.

•	Management will seek ways to reduce the length of meeting materials, thus allowing committee members to focus on the most important topics applicable to each committee.

•	A broader group of management will begin making presentations to certain committees.

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•	Individual Director conversations include coaching on engagement and participation.

•	Additional executive sessions are held at the start of meetings to help streamline the meeting.

•	Further enhancements continue to be made to the Director Orientation and Ongoing Education Program.
The following transparently describes the Board’s self-evaluation process and when certain actions take place throughout the year:

Step #	Process	Approximate Timing
Œ
Continually Enhanced Self-Evaluations
Prior to beginning the annual self-evaluation, the NCG Committee considers possible enhancements to the process to ensure robustness, including changes to the format or whether to use a third-party evaluator. Any feedback on the self-evaluation process from the prior year is incorporated.
Throughout the year and considered by the NCG Committee in October of each year

Board Operations
The Directors are provided a separate opportunity, outside of the formal evaluation process, to provide feedback on Board and committee operational matters. These matters are included as part of the Company’s electronic Director and Officer Questionnaire that is distributed in the fourth quarter of each year. Although Directors are free to discuss any subject during the self-evaluation, these matters are typically discussed separately so that the Directors are better able to focus on more substantive matters during the self-evaluation executive sessions.
December of each year
Ž
One-on-One Discussions
Prior to the Board’s and committees’ full evaluation, the independent Chair of the Board holds individual discussions with each Director to obtain his or her candid feedback on Board effectiveness and Directors’ performance.
December and January of each year

Reporting to the NCG Committee and Full Board
Following the one-on-one discussions, the independent Chair of the Board provides a verbal summary, as needed and appropriate, to the NCG Committee, which is responsible for overseeing the self-evaluation process, and to the full Board prior to its evaluation.
February of each year

Committee Discussions
Each committee conducts its own self-evaluation on topics that are applicable only to the committee. Committee self-evaluations are facilitated by each committee’s Chair. These discussions are summarized for the full Board, as appropriate.
February of each year
‘
Group Discussions
The self-evaluation program assesses the Board’s and committees’ performance in areas such as:
•     Board and committee structure, composition, and oversight;
•     Directors’ ability to carry out key Board responsibilities;
•     Exchanges between the Board and management;
•    Interactions with key stakeholders; and
•    Assessing Board member performance.
Using these substantive topics as a springboard for discussion, the Chair of the NCG Committee facilitates the Board’s self-evaluation discussion, during which Directors bring their individual expertise and experience to bear on topics raised. The self-evaluation pays particular attention to the Board’s oversight of Regions’ risk management framework, Board refreshment, and the Board’s ability to take actions and make decisions efficiently and independently from Regions’ management.
February of each year
’
Focus on Outcomes and Set the Slate of Directors
In 2017, the NCG Committee enhanced the self-evaluation program by placing additional emphasis on outcomes. This focus continued in 2018. Following the completion of the self-evaluation process, the Chair of the NCG Committee has the opportunity to meet with the General Counsel and Chief Governance Officer to discuss follow-up items. The NCG Committee and its Chair track follow-up actions, as applicable.
The results of the self-evaluation process are also considered by the NCG Committee when setting the slate of Director nominees for the next annual meeting.
Beginning in February of each year
“	Incorporate Action Items As appropriate, the follow-up action items are implemented.	Beginning in February and continuing throughout the year
The self-evaluation process is a key component in setting the slate of nominees and ensuring a well-qualified Board.
Appointment of New Directors

Our Board and NCG Committee maintain a robust refreshment and recruitment process in which the members focus on identifying, considering, and evaluating potential Board candidates. The NCG Committee leads this process by considering prospective candidates. In identifying appropriate candidates, with support from an independent search firm, other independent Directors, shareholders, and Regions’ associates, the NCG Committee conducts a thoughtful evaluation focused on aligning the diverse skills, experience, backgrounds, and characteristics of our Board with the strategic development of the Company.

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The NCG Committee and Board undertake a thorough review and vetting process before any candidate is recommended to the Board for membership. During this process, the NCG Committee considers many different aspects pertaining to the candidate, such as skills and expertise brought to the Board, other boards on which the candidate sits, diversity, and any potential conflicts of interests with respect to appointing the candidate to the Board.
The following provides an overview of the Board’s process to identify, evaluate, appoint, and onboard new Directors:

Board Oversight
Nominating and Corporate Governance Committee

New Director Process
Identification of Candidates	ð	Assessment, Interviews, and Discussions	ð	Recommendation and Appointment	ð	Onboarding
The NCG Committee reviews candidates identified by:
• independent Directors
• an independent search firm
• associates and management
• shareholders
• self-recommendations
• other sources
The NCG endeavors to include highly qualified candidates who reflect diverse backgrounds in the pool from which nominees are chosen.
Search firms used to compile a candidate pool will also be requested to include such individuals.

The NCG Committee considers:
• The key qualifications and personal attributes expected of Directors,
• Due diligence research conducted on the candidate,
• Input from other independent Directors following interviews with the candidate, and
• The candidate’s availability for Board service.

Upon recommendations from the NCG Committee, the Board determines whether to appoint the candidate and optimal Committee placement.
The NCG Committee, in making its Committee assignment recommendation, typically considers assigning new Directors to the Audit Committee or the Risk Committee within the first two years of joining the Board.

Regions’ comprehensive onboarding program involves a combination of written materials, oral presentations, facility site visits, and meetings.
Directors new to public company board service are also assigned a Director mentor.
The onboarding process is more fully set forth in the following Director Onboarding and Ongoing Education section.

Director Onboarding and Ongoing Education

Director onboarding and ongoing education programs are important components to foster Board effectiveness. The Corporate Governance Principles provide that Directors receive continuing education in areas that will assist them in discharging their duties.
The Director Onboarding and Ongoing Education Program engages Directors through a mixture of in-house training, outside programs, and on-site activities and includes regular reviews of compliance and corporate governance developments, business-specific learning opportunities through site visits and Board meetings, and briefing sessions on topics that present special risks and opportunities to the Company. Further, as discussed in the Corporate Governance Shareholder Engagement section previously, we have also, from time to time, had corporate governance representatives from our large institutional investors engage with members of our Board on various topics of importance to shareholders.
Regions’ comprehensive program begins with Director onboarding activities and includes a thorough orientation process that acclimates new Directors to Regions, the Board, and management. Director onboarding involves a combination of written materials, oral presentations, facility site visits, and meetings with members of the Board, management, and other appropriate associates, and continues over an extended period of time. Topics covered during 2018 onboarding included: strategic planning, Simplify and Grow, business units, legal, compensation, risk management, internal audit, and Board oversight of regulatory matters. In general, additional educational sessions are provided to new Directors, as well as any other Directors who would like to attend, the day before the on-site Board and committee meetings commence. In addition, it is typically recommended that new Directors serve on either the Risk Committee or the Audit Committee to help them become acclimated to the Company faster.
When possible, members of management will meet with new Directors prior to their first Board and committee meetings to review the meeting materials. This assists new Directors in further understanding the materials, which might be unfamiliar to them, before stepping into our boardroom for the first time.
By doing so, new Directors are better able to step into their oversight roles and begin making meaningful contributions to the Board more quickly. Directors new to public company board service are assigned a Director mentor.
Directors are, on an ongoing basis, provided information and training on products and services offered by Regions; significant risks and compliance issues; laws, regulations, and supervisory requirements applicable to the Company and its affiliates; corporate governance best practices; changes in the financial services industry; and other topics identified by the Directors.

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The Board also receives in-house training sessions conducted by leading national law firms and industry-leading audit firms and consultants/advisors on various topics. In 2018, these topics included current events; audit innovation; the Current Expected Credit Loss (“CECL”) accounting standard; ESG matters; cyber resiliency; and BSA/AML/OFAC. During 2018,

Directors also attended various external sessions, including conferences sponsored by the Federal Reserve, National Association of Corporate Directors, The Business Council, and CII.
Cyber and Information Security

Over the last few years, several high-profile data breaches demonstrated that such events can lead not only to financial losses, but can also negatively affect the confidence in and reputation of the breached company. At Regions, we continue to enhance our Information Security capabilities to increase our operational resilience. Below are some highlights of the measures we employ to identify and mitigate threats to confidentiality, availability, and integrity of our information systems.

•
The Risk Committee oversees operational risk, which includes information technology activities and risks associated with development, infrastructure, and information/cyber security; information security risk assessment, strategy, policy, and framework; and disaster recovery, business continuity, and crisis management.

•
On a regular basis, the Audit Committee reviews our cyber security risk management practices, primarily by receiving reports on the Company’s cyber security management program prepared by the Chief Information Security Officer, Risk Management, and Internal Audit.

•	The Company regularly provides cyber security education and training to our associates to mitigate, among other things, social engineering attempts.

•	Several of our Directors, including our newest Director, Ms. Golodryga, have considerable cyber security experience.

•
Regions employs widely accepted cyber security guidance and best practices to help us effectively define and measure our program and its components, including the National Institute of Standards and Technology framework.

•
Several key technology officers at Regions, who are actively engaged in protecting our information systems and data, include: Enterprise Chief Information Officer; Chief Information Security Officer; Cyber Security Operations Officer; Security Architecture Officer; Cyber Risk Management Officer; Head of IT Risk Management; and Director of IT Audit.

•
We have a dedicated Security Operations Center for monitoring and responding to cyber events to protect the information of our customers, associates, and the availability and integrity of the Company’s information systems.

•
Our Information Security Program includes multiple layers of security controls as part of our in-depth defense strategy and security measures to reliably authenticate customers accessing the Company’s Internet-based services.

•	We continuously develop and enhance controls, processes and systems to protect our networks, computers, systems, and data from attacks or unauthorized access. This includes comprehensive due diligence and ongoing oversight of third-party relationships involving vendors.

•
Regions has a defined physical security program with industry-accepted controls in place that include monitored and defended perimeters, badge restricted access, video surveillance, and biometric readers to access the data center raised floor.

•	We keep a computer forensics firm and an industry-leading consulting firm on retainer in case of a breach event.

•	Regions has a Business Continuity/Disaster Recovery program in place that is tested at least annually.

•	We continuously make investments in our technology infrastructure to ensure appropriate capacity and replace older systems.

•	Our insurance policies have been tailored to cover potential financial losses due to cyber events.

•	Regions has contracts with vendors to provide denial-of-service mitigation. These vendors have also committed the necessary resources to support Regions in the event of an attack.

•
We are a member of the Financial Services Information Sharing and Analysis Center (“FS-ISAC”), a nonprofit organization funded entirely by its member firms and sponsors. The overall objective of FS-ISAC is to protect the financial services sector against cyber and physical threats and risk. It acts as a trusted third party that provides anonymity to allow members to submit threat, vulnerability, and incident information in a non-attributable and trusted manner so information that would normally not be shared is instead provided to other members for the good of the membership.

•
We are a member of BITS, the technology arm of the Bank Policy Institute. BITS serves the financial services community and its members by providing industry best practices on a variety of security and fraud topics.

•
We leverage a robust risk management framework to address cyber risk: information security owns the controls, risk management assesses and monitors the risk, and internal audit tests control effectiveness.

•
Our Cyber Risk Management Program is a second line of defense that provides objective challenge, oversight, and independent assessment of the cyber security risk posture across Information Technology, Information Security, and business units at Regions with exposure to cyber security risk.

•	The Board consults, from time to time, with outside parties with an expertise in cyber security.

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•	Regions engages independent third parties to perform annual network penetration, red-team, and other types of testing.

•	Our systems are also regularly assessed by vulnerability scans.

•	Regions’ system of internal controls incorporates an organization-wide protocol for the appropriate reporting and escalation of information security matters to management and the Board, to ensure effective and efficient resolution and, if necessary, disclosure of said matters.
Director Independence

To be independent under NYSE rules, our Board must make an affirmative determination that a Director does not have a “material relationship” with Regions (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Regions). Under our Corporate Governance Principles, the Board has determined that a substantial majority of its members must be independent.
Board independence determinations. The Board has affirmatively determined that each Director is an independent Director, other than John M. Turner, Jr., Regions’ President and CEO. The following current Directors have been determined by the Board to be independent:

Carolyn H. Byrd	Susan W. Matlock
Don DeFosset	John E. Maupin, Jr.
Samuel A. Di Piazza, Jr.	Charles D. McCrary
Eric C. Fast	James T. Prokopanko
Zhanna Golodryga	Lee J. Styslinger III
John D. Johns	José S. Suquet
Ruth Ann Marshall	Timothy Vines
Grayson Hall and David Cooper retired from the Board during 2018. The Board had previously determined that Mr. Cooper was an independent Director and that Mr. Hall, as an executive officer of the Company at the time, was not an independent Director.
Approximately 93 percent of Regions’ Directors, as well as all members of the Audit Committee, the CHR Committee, the NCG Committee, and the Risk Committee, are independent directors within the meaning of the listing standards of the NYSE.

NYSE independence tests. The NYSE has bright-line tests that disqualify a Director from being determined to be independent. The following relationships will preclude a Director from being considered independent for a period of three years:

•	The Director is employed by Regions.

•	The Director has an immediate family member who is an executive officer of Regions.

•	The Director or an immediate family member has received in a year more than $120,000 in direct compensation from Regions (not including certain permitted payments such as Director and Committee fees).

•	The Director or an immediate family member has certain relationships with Regions’ external or internal auditors.

•	The Director or an immediate family member is employed as an executive officer of another company and a Regions executive officer serves on that other company’s compensation committee.

•
The Director is a current employee, or an immediate family member is a current executive officer, of a company that made payments to, or received payments from, Regions in an amount that exceeds the greater of $1 million or 2 percent of the applicable company’s consolidated gross revenues.

Corporate Governance Principles guidance regarding independence. Although none of the NYSE’s bright-line tests are applicable to our current non-management Directors, the Board must still consider all circumstances surrounding any existing relationship between Regions and a Director to determine whether a material relationship exists outside the bright-line tests.
To aid in conducting this evaluation, our Corporate Governance Principles describe relationships and transactions that, in the absence of unusual facts and circumstances, would not impair a Director’s exercise of independent judgment or compromise the oversight role that an independent Director is expected to perform, and therefore, presumptively are not material:

•
The Director or an immediate family member has a customer relationship with Regions that is established and administered by Regions in the ordinary course of business, on terms and conditions not more favorable than those afforded by Regions to other similarly situated customers.

•	If the Director or immediate family member has a loan or extension of credit, and that loan was made or credit was

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extended on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and involved no more than the normal risk of collectability and presented no other unfavorable features.

•	If Regions employs an adult family member of the Director in the ordinary course of business in a capacity other than as an executive officer.

•
The Director’s or immediate family member’s interest in a transaction results solely from service as a director (or comparable position) of another company that is a party to the transaction or from the beneficial ownership of less than 10 percent of the other entity’s equity.

•
The transaction is one where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

In applying this guidance, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
If a Director has a relationship that would be deemed non-material under our guidelines for independence, but meets one of the NYSE’s bright-line tests, the NYSE test governs and the Director will not be treated as independent.
Board independence considerations. The Board has made an affirmative determination as to all 15 current Directors’ independence. The NCG Committee presented to the Board its evaluations and made a recommendation as to each Director’s independence.
Mr. Turner is employed by Regions. Therefore, under the NYSE bright-line relationship test, he was determined not to be independent.
With respect to the remaining Directors, the following specific relationships were also considered while making a determination:

•
All Directors, except Directors DeFosset, Fast, Prokopanko, and Suquet, either individually or through an affiliated entity or an immediate family member, have customer relationships with Regions’ subsidiaries, such as a deposit, brokerage, trust, or other financial services relationship in the ordinary course of Regions’ banking and/or brokerage business, on terms and conditions not more favorable than those afforded by Regions or its subsidiaries to other similarly situated customers.

•
All Directors, except Directors DeFosset, Di Piazza, Fast, Golodryga, Marshall, Prokopanko, and Suquet, either individually or through an affiliated entity, have bank loans or extensions of credit, including credit cards, from Regions’ subsidiaries on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans by Regions’ subsidiaries to unrelated persons, and involving no more than the normal risk of collectability and no other unfavorable features.

•
Directors DeFosset, Johns, Maupin, McCrary, Styslinger and Vines serve solely as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1 million or 2 percent of such organization’s consolidated gross revenues in 2016, 2017, or 2018.

•
Director Byrd served, through February of this year, as a director of the Federal Home Loan Mortgage Corporation (“Freddie Mac”). The $22.2 million in revenue Regions’ subsidiaries received from servicing loans for Freddie Mac is not a material portion of Regions’ total revenues. Additionally, Regions’ subsidiaries are not dependent solely on Freddie Mac as a purchaser of loans. Regions’ relationships with Freddie Mac commenced before Ms. Byrd joined Regions’ Board and are expected to continue.

•
Director Di Piazza serves as a director of AT&T Inc. Regions paid AT&T approximately $1.4 million for services in 2018. Regions’ relationships with AT&T commenced before Mr. Di Piazza was appointed to Regions’ Board and are expected to continue.

•
Director McCrary serves as a director of Great Southern Wood Preserving, Incorporated. Great Southern Wood and subsidiaries are customers of Regions for typical commercial banking products and services, including loans and leases, and on terms no more favorable than for other Regions customers, and for which Regions receives customary interest and fees.

•
Director Styslinger serves as a director of Workday, Inc., a leading provider of enterprise cloud applications for finance and human resources. Workday helps Regions effectively manage its workforce through the use of its human capital application focused on talent management, compensation and benefits administration, payroll and timekeeping, as well as human resources data management. Regions paid Workday approximately $3.4 million for services in 2018. Regions’ relationship with Workday commenced before Mr. Styslinger was appointed to Workday’s board and is expected to continue.

•
Director Johns currently serves as Executive Chairman of Protective Life Corporation, a wholly-owned subsidiary of Dai-ichi Life Insurance Company, Limited. Regions and Protective have an arm’s length business relationship through which each provides products and services to the other in the ordinary course of business. Protective is a customer of Regions for typical banking products and services, and Regions is a customer of Protective for certain insurance and insurance-related products and services. Additionally, Regions receives commissions from insurance company subsidiaries of Protective on life and insurance annuity products purchased by Regions’ customers through Regions-sponsored programs. The NCG Committee and the Board have determined that the relationships between Regions and Protective do not impair Director Johns’ independence given that the transactions are:

–	Not material to Protective in light of its annual income or gross revenues because the payments to or

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received from Protective of approximately $6.7 million were well below 2 percent of Protective’s consolidated gross revenues and were approximately 0.15 percent in 2018, 0.14 percent in 2017, and 0.08 percent in 2016;

–	Not material to Regions in light of its annual income or gross revenues;

–	Conducted at arm’s length in the ordinary course of business of each party to the transactions;

–	Not material to Director Johns as Executive Chairman of Protective;

–	Not involving a personal stake of Director Johns in the transactions;

–	Not involving Director Johns in the negotiations or discussions leading to the transactions; and

–	Typical of transactions that Protective conducts with other financial institutions.
Director Johns does not have a direct or indirect material interest in the transactions arising out of the business relationships between Regions and Protective, and Director Johns has no material relationships with Regions that would impair his exercise of independent judgment as a Director.

•
Director Vines serves as President and CEO of Blue Cross and Blue Shield of Alabama (“BCBSAL”). Regions and BCBSAL have an arm’s length business relationship through which each provides products and services to the other in the ordinary course of business. BCBASAL conducts normal and customary banking business with Regions; Regions’ medical and dental benefits plans offered to associates are administered by BCBSAL. These relationships commenced before Mr. Vines was appointed to Regions’ Board and are expected to continue. The NCG Committee and the Board have determined that the relationships between Regions and BCBSAL do not impair Director Vines’ independence given that the transactions are:

–
Not material to BCBSAL in light of its annual income or gross revenues because the third-party administrative fees of approximately $8.6 million paid annually fall well below 2 percent of BCBSAL’s consolidated gross revenues;

–	Not material to Regions in light of its annual income or gross revenues;

–	Conducted at arm’s length in the ordinary course of business of each party to the transactions;

–	Not material to Director Vines as President and CEO of BCBSAL;

–	Not involving a personal stake of Director Vines in the transactions;

–	Not involving Director Vines in the negotiations or discussions leading to the transactions; and

–	Typical of transactions that BCBSAL conducts with other financial institutions.
Director Vines does not have a direct or indirect material interest in the transactions arising out of the business relationships between Regions and BCBSAL, and Director Vines has no material relationships with Regions that would impair his exercise of independent judgment as a Director.

•
Director Maupin serves as Chair of the Board of Directors of Regions Community Development Corporation, a non-profit corporation sponsored by Regions that is dedicated to providing technical assistance for affordable housing, small business, and community development initiatives.

•	Directors Prokopanko and Styslinger serve on the board of directors of Vulcan Materials Company.
In each case, the Board concluded, in light of the applicable independence standards of the NYSE and the description of relationships and transactions contained in the Corporate Governance Principles, that such relationships would not be considered to impair a Director’s exercise of independent judgment or compromise the oversight role that an independent Director of Regions is expected to perform, and therefore, are not material.
Additional determinations made by the Board. The Board has also affirmatively determined that all members of the Audit Committee are “independent” and “financially literate.” Additionally, all members of the Audit Committee have banking or related financial management expertise as defined by the Federal Deposit Insurance Corporation Improvement Act of 1991. Finally, each of Directors Byrd, Di Piazza, Fast, Styslinger, and Vines has accounting or related financial management expertise as described in Section 303A.07 of the NYSE Governance Rules and is an Audit Committee Financial Expert as defined in Item 407(d) of Regulation S-K of the Securities Act. Further, all members of the Audit Committee are independent within the meaning of the independence standards for audit committee members under SOX.
The Board also determined that Directors Johns and Suquet, both of whom are members of the Risk Committee, are “risk management experts” as defined by Regulation YY, which implements certain of the enhanced prudential standards mandated by Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Family Relationships

No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.

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Transactions with Directors

The following chart reflects transactions, as applicable, between Regions and:

•	our non-management Directors or their immediate family members;

•	a company or charitable organization of which the non-management Director or the Director’s immediate family member is, or was during 2018, a partner, officer, or employee; or

•	a company in which the non-management Director or the Director’s immediate family member holds a significant ownership position.
All of these transactions were considered by our Board in making the determination with respect to independence.

	“Ordinary Course” Customer Relationships (1)	Loans or Extensions of Credit (2)	Charitable Contributions (3)	Nonmaterial Relationships (4)	Family Relationships (5)
Carolyn H. Byrd	●	●	None	●	None
Don DeFosset	None	None	●	None	None
Samuel A. Di Piazza, Jr.	●	None	None	●	None
Eric C. Fast	None	None	None	None	None
Zhanna Golodryga	●	None	None	None	None
John D. Johns	●	●	●	●	None
Ruth Ann Marshall	●	None	None	None	None
Susan W. Matlock	●	●	None	None	None
John E. Maupin, Jr.	●	●	●	●	None
Charles D. McCrary	●	●	●	●	None
James T. Prokopanko	None	None	None	●	None
Lee J. Styslinger III	●	●	●	●	None
José S. Suquet	None	None	None	None	None
Timothy Vines	●	●	●	●	None

(1)	“Ordinary Course” customer relationships are transactions or relationships that Regions would enter into on the same terms and conditions with any similarly situated customer.

(2)
Includes a loan or extension of credit, including credit card accounts, that was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and involve no more than the normal risk of collectability and present no other unfavorable features.

(3)
Directors serve solely as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1 million or 2% of such organization’s consolidated gross revenues.

(4)
Nonmaterial relationships include service as only a director by Director Byrd at Freddie Mac (through a portion of February 2019), Director Di Piazza at AT&T, Director McCrary at Great Southern Wood, and Director Styslinger at Workday; arm’s-length business relationships with Protective and BCBSAL; Director Maupin’s service as Chairman of Regions’ non-profit corporation, Regions Community Development Corporation; and outside Directors’ common service on the board at Vulcan Materials Company.

(5)	No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.
Other Business Relationships and Transactions

Certain Directors and executive officers and their affiliates, other related persons and their affiliates, and beneficial owners of more than 5 percent of Regions common stock and their affiliates were customers of, and had transactions with, Regions and our subsidiaries in the ordinary course of business during 2018, and additional transactions may be expected to take place in the ordinary course of business. As previously noted, included in such transactions are outstanding loans and commitments from Regions Bank, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Regions, and did not involve more than the normal risk of collectibility or present other unfavorable features.
Other business relationships. We have entered into other business relationships with entities known to or reasonably believed by us to own more than 5 percent of our common stock. These relationships are in the ordinary course of business and are described below:
BlackRock, Inc. and subsidiaries are the beneficial owners of more than 5 percent of our common stock. On October 14, 2011, Regions entered into an amended and restated agreement (the “BlackRock Agreement”) with BlackRock Financial Management, Inc. (“BlackRock Financial”), a subsidiary of BlackRock, Inc. (“BlackRock”), for BlackRock Financial to provide risk management and advisory services for Regions’ mortgage servicing rights portfolio and their proprietary trading, portfolio management and risk reporting system for Regions’ investment portfolio. The current term of the BlackRock Agreement will expire in December 2022, and is scheduled to be renewed for successive two-year terms unless otherwise terminated. The BlackRock Agreement provides that

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Regions will pay BlackRock Financial a fee of $2,750,000 per year plus an additional fee depending on the size of the portfolios. Regions paid BlackRock Financial approximately $2.75 million in 2018. On January 1, 2017, Regions Bank entered into a Services Agreement with BlackRock Investments, LLC and BlackRock Advisors, LLC which established policies and procedures to allow Regions to perform services as a distributor/intermediary for its clients with respect to their funds. In 2018, BlackRock paid nominal fees to Regions for performing these services. The Regions Financial Corporation Retirement Plan had invested approximately $99.5 million in BlackRock funds as of December 31, 2018 and paid investment management fees of approximately $92,200 in 2018. Trust accounts held at Regions Bank have invested approximately $599 million in BlackRock-sponsored marketable securities as of December 31, 2018. Regions does not receive any revenue share, fees or commissions for client accounts invested in these securities. Additionally, in 2018, affiliates of BlackRock paid Regions fees and interest on credit facilities of approximately $1.8 million. These relationships commenced before BlackRock became the beneficial owner of more than 5 percent of Regions common stock and are expected to continue.
State Street Global Advisors and affiliates (“State Street”) are the beneficial owners of more than 5 percent of our common stock. Trust accounts held at Regions Bank had approximately $80 million invested in marketable securities issued by State Street as of December 31, 2018. Regions does not receive any revenue share, fees or commissions for client accounts invested in these funds. These relationships commenced before State Street became the beneficial owner of more than 5 percent of Regions common stock and are expected to continue. Further, throughout a portion of 2018, State Street was engaged as the administrator of rabbi trusts for certain retirement and deferred compensation plans maintained by Regions, for which Regions paid State Street a nominal monthly administration fee for those services. Additionally, for a portion of 2018, State Street also served as the custodian and provided other services for the Regions 401(k) Plan, the BlackArch Partners LLC 401(k) Plan (BlackArch Partners LLC is a Regions subsidiary), the Regions Supplemental 401(k) Plan, and a deferred cash plan, the fees for which are part of the administration fees paid to each plan’s administrator. The last of the State Street relationships affiliated with Regions’ benefit plans ended by the end of 2018.
The Vanguard Group, Inc. and subsidiaries (“Vanguard”) are the beneficial owners of more than 5 percent of our common stock. Trust accounts held at Regions Bank have invested approximately $2.7 billion in marketable securities issued by Vanguard entities as of December 31, 2018. At year-end 2018, benefit plans sponsored by Regions Bank have invested approximately $191.2 million in mutual funds offered by Vanguard entities. Regions does not receive any revenue share, fees or commissions for client accounts invested in these funds. These relationships commenced before Vanguard became the beneficial owner of more than 5 percent of Regions common stock and are expected to continue.
Policies Relating to Transactions with Related Persons

Related Person Transactions Policy. The Board has adopted a written policy entitled the “Related Person Transactions Policy.” This policy provides a mechanism for the identification, evaluation, and approval or disapproval of significant transactions involving Regions and persons related to Regions.
For purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which Regions was, is, or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any “related person” had, has, or will have a direct or indirect material interest. The category of related persons consists generally of our Directors, nominees, and executive officers; any person or entity who is known to be the beneficial owner of more than 5 percent of any class of Regions voting securities; immediate family members of any of the foregoing persons; and “associated entities” of the foregoing persons.
An “associated entity” of a related person means a firm, corporation, or other organization: (1) in which the related person holds an executive officer or other executive managerial position; (2) in which the related person owns a 10 percent or greater equity interest; or (3) that engages in a transaction or series of transactions with Regions and the related person receives a measurable financial benefit resulting from the transaction(s).
Certain types of transactions are excluded from the category of related person’s transactions and are not subject to this policy even if the amount exceeds $120,000. For example, a related person transaction does not include any transaction that involves services of a public utility at rates or charges fixed in conformity with law or governmental authority.
Each Director and executive officer is required to provide the General Counsel, and update quarterly, a list of his or her immediate family members, the affiliated entities of his or her immediate family members, and additional information elicited for administration of this policy. The General Counsel maintains a master list of related persons and affiliated entities, and distributes it to the heads of or key associates in functional areas of responsibility that include accounts payable, properties, procurement, and certain other business groups, who will use the information to identify potential related person transactions in order to effectuate this policy.
Any related person transaction is subject to either advance notification procedures (if identified in advance) or ratification procedures. In either case, the related person must provide to the General Counsel notice of the facts and circumstances of the transaction, including:

•	the related person’s relationship to Regions and their interest in the transaction;

•	the significant facts of the potential transaction, including the proposed aggregate value of the transaction;

•	the benefits to Regions of the potential transaction;

•	if applicable, the availability of other sources of comparable products or services;

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•	an assessment of whether the potential transaction is on terms that are comparable to the terms available to an unrelated third party or to associates generally; and

•	an assessment of whether the potential related person transaction is consistent with our Code of Conduct.
The General Counsel will assess whether the transaction is subject to this policy. If it is determined that the transaction is a related person transaction, it will be submitted to the NCG Committee for consideration at the next NCG Committee meeting. If it is not practicable to wait until the next NCG Committee meeting, the transaction is submitted to the NCG Committee’s Chair for prompt consideration. The NCG Committee, or its Chair, will consider the relevant facts and circumstances of the related party transaction, including but not limited to:

•	the benefits to Regions;

•
the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director, or an entity in which a Director is a partner, significant shareholder, or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction;

•	the terms available to unrelated third parties or to associates generally; and

•	whether the potential related person transaction is consistent with the Code of Conduct.
Any Director or executive officer who is or whose family members or affiliated entities are the subject of the related person transaction is not permitted to participate in the review, consideration, or approval of the related person transaction.
The NCG Committee (or its Chair) is authorized to approve or ratify those related person transactions that are in, or are not inconsistent with, the best interests of Regions and its shareholders, and that are consistent with the Code of Conduct, as the NCG Committee or its Chair determines in good faith. Other related person transactions should be disapproved by the NCG Committee (or its Chair) and should not be entered into or continued by Regions. The NCG Committee (or its Chair) will report the decision to the General Counsel, who will report the decision to the appropriate Regions personnel.
This policy also grants the NCG Committee the authority to address situations in which an unauthorized related person transaction subject to this policy is initiated and is subsequently disapproved.
The NCG Committee will annually review and consider any previously approved or ratified related person transaction that remains ongoing.

Regulation O Policies and Procedures. We maintain additional policies and procedures to help ensure our compliance with the Federal Reserve’s Regulation O. This regulation imposes various conditions on a bank’s extension of credit to Directors and executive officers. Any extensions of credit must comply with our Regulation O policies and procedures.
As previously discussed, a Director can meet our guidance for independence if the Director or immediate family member has a loan or extension of credit, and that loan was made or credit was extended on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and involved no more than the normal risk of collectability and presented no other unfavorable features.
Our Regulation O policies and procedures require that:

•
Extensions of credit (including interest rates and collateral) to covered individuals or entities must be made on substantially the same terms as those prevailing at the time for comparable transactions with those who are not covered.

•
The covered extension of credit must be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered individuals or entities. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.

•	The amount of covered extensions of credit do not exceed individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan.
Our wholly-owned subsidiary, Regions Bank, designates a Regulation O Credit Officer to review extensions of credit to determine our compliance with our policies and procedures. If an extension of credit would result in an aggregate credit extension of more than $500,000 to a covered individual or entity, the board of Regions Bank must approve it. Reports of all extensions of credit made to executive officers under Regulation O are provided to the Regions Bank board.
All loans to Directors and executive officers:

•	Comply with our Regulation O policies and procedures;

•	Are made in the ordinary course of business;

•	Are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Regions; and

•	Do not involve more than the normal risk of collectibility or present other unfavorable features.
Relationship of Compensation Policies and Practices to Risk Management

We have long adhered to compensation policies and practices designed to support a strong risk management culture while simultaneously rewarding long-term value through implementation of our strategy. Accordingly, we employ strong and effective corporate governance that includes active oversight and monitoring by the CHR Committee of our incentive compensation practices.
While the assumption of risk is an inherent part of our business, the successful execution of our strategy requires

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effective management of the risks we assume. Our risks may be generated from external or internal sources, and may or may not be within our control. We do not attempt to eliminate all risk, but rather identify, understand, assess, monitor, and manage the risk. Although our decisions are to be guided by our mission, vision, and values, these decisions must align with our defined risk appetite. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of all of our stakeholders. Because this is an ongoing process, our CHR Committee continues to monitor the effect that changes in the economic and external environment could have on our existing risk management practices.
As we describe in the CD&A, which begins on page 80, we align how we compensate associates with how we manage risk. The process of managing risk starts at the top with the Board in setting the risk appetite for the Company, establishing policies, and implementing appropriate limits. Management develops strategic business plans for each business group and unit of the Company, and these plans recognize and account for the risk tolerances supported by the Board. Compensation policies and plans are then designed, periodically reviewed, and revised to ensure they continue to support the long-term growth of and the strategic direction for the Company.
Consistent with effective risk management principles, base salaries of associates are competitive, represent a significant portion of compensation, and are typically reviewed on an annual basis in a Company-wide exercise. As such, they do not encourage excessive risk taking in order to increase compensation levels. Variable compensation payments are made to many, if not most, associates within the Company and provide an important tool to motivate associates to excel at executing our business plans. Variable incentive plans are carefully designed to align associate and stakeholder interests and represent a small percentage of total revenue. Additionally, variable incentive plans are governed by a comprehensive set of reviews, alignment tools, and polices to ensure that adequate controls are in place. And, finally, compensation decisions are subject to scrutiny by the CHR Committee and senior management so that factors such as effective risk management; compliance with controls and ethical conduct; competition for top talent; market-based pay levels; and the need to attract, develop, grow, and retain the leadership team are taken into consideration.
Certain practices established by the Company and overseen by the CHR Committee to manage risk related to compensation practices include:

•	Strong clawback policy;

•	Policy providing guidance to business leadership as to the appropriate use of discretion in compensation decisions;

•	Policy covering adverse risk events and how we consider those events in making compensation decisions;

•
A centralized group that assists the businesses with the design of incentive plans so that such plans are in alignment with the business strategies, guiding principles for variable compensation, risk appetite statements, and all relevant guidelines and policies;

•	A comprehensive internal governance process covering the administration of our incentive compensation programs;

•	Robust compliance, internal control, disclosure review, and reporting programs;

•	Long-term compensation awards that are subject to substantial future performance requirements; and

•	Policy that prohibits hedging strategies related to the ownership stakes our key associates have in Regions.
As more fully described in the CD&A, the CHR Committee oversees our compensation practices and meets at least on an annual basis with the CRO to review incentive compensation arrangements for associate compensation plans in order to identify any features that might encourage unnecessary and excessive risk-taking or manipulation of earnings. Based on our approach to enterprise risk management, including the comprehensive risk review and assessment of our incentive compensation plans, our risk assessments for significant businesses and staff functions, and the continued emphasis on incorporating risk mitigating practices and performance requirements within our compensation programs, we believe any risks arising from our compensation plans, policies, and practices will not have a material adverse effect on the Company.
Compensation Consultant Disclosure

Since 2012, the CHR Committee has retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) to provide independent information and consultation regarding the design and implementation of our executive compensation programs. Cook & Co. is a nationally recognized compensation consulting firm and is engaged by and performs work solely for the CHR Committee. The duties and services provided by Cook & Co. are more fully described in the CD&A on page 96 of this proxy statement.
It is the CHR Committee’s view that its compensation consultant and any other advisors should be able to render candid and direct advice independent of management’s influence, and numerous steps have been taken to satisfy this objective.

Annually, and most recently in December 2018, the CHR Committee considers the independence of Cook & Co. in light of current SEC rules and NYSE listing standards. The CHR Committee requested and received a letter from Cook & Co. addressing its independence, including the following factors:

•	other services provided to Regions by Cook & Co.;

•	fees paid by Regions as a percentage of Cook & Co.’s total revenue;

•	policies or procedures maintained by Cook & Co. that are designed to prevent a conflict of interest;

•	any business or personal relationships between the individual consultants involved in the engagement and a member of the CHR Committee;

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•	any Regions equity securities owned by the individual consultants involved in the engagement and certain of their family members; and

•	any business or personal relationships between Regions’ executive officers and Cook & Co. or the individual consultants involved in the engagement.

The CHR Committee discussed these considerations and concluded that the work of Cook & Co. did not raise any conflict of interest.
Director Attendance at Board and Committee Meetings

Pursuant to Regions’ Corporate Governance Principles, Directors are expected to attend and participate in all Board meetings and meetings of committees on which they serve. Directors are expected to be available for consultation with management as requested from time to time.
In 2018, all incumbent Directors attended at least 75 percent (the threshold for disclosure under SEC rules) of the aggregate number of meetings held by the Board and by committees of which they were members.

Director attendance for Board and committee meetings averaged 94 percent in 2018.

Director attendance for Board and committee meetings in 2018 – 94%
In his role as Lead Independent Director, and now as Chair of the Board, Director McCrary is an ex-officio non-voting participant of each standing committee and attends a majority of those meetings.
Director Attendance at the Annual Meeting

As stated in Regions’ Corporate Governance Principles, Directors are expected to attend all meetings of shareholders. At the 2018 Annual Meeting, all incumbent Directors attended the meeting.
Meetings of Independent Directors

All Directors, and then the independent Directors, meet in executive sessions at each regular meeting of the Board and have the opportunity to meet in executive sessions at regularly scheduled conference call meetings held by the Board. These executive sessions provide the opportunity for discussion of the CEO’s performance, compensation, succession planning, critical strategic matters, and other topics that should, in certain instances, be discussed without management being present.
During 2018, the independent Directors met in executive session with no other attendees present at each of their seven Board meetings and also at their one joint meeting.

Director McCrary, as the Lead Independent Director throughout 2018, presided over all of the executive sessions of the independent Directors. At the Board meeting in October, the independent Directors held an additional executive session without Director McCrary present to discuss the Board’s leadership structure following Mr. Hall’s retirement at the end of 2018.
In addition to the full Board, each standing committee typically meets in executive sessions at each regular quarterly meeting and, as applicable, at other Committee meetings.

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Board and Committee Meetings in 2018

Regular Board and committee meetings are held at such times as the Board and committees, respectively, may determine. Special meetings may be called upon appropriate notice at any time.
The Audit Committee and the Risk Committee typically hold a joint meeting each quarter to review and discuss topics of interest to both committees. In addition, the Risk Committee and the CHR Committee hold at least one joint meeting annually. From time to time, other committees also meet jointly so as to streamline actions needing to be taken.
The following table shows the number of Board and committee meetings held in 2018:

Meetings Held
Board of Directors	7
Audit Committee	12
CHR Committee	7
NCG Committee	7
Risk Committee	4
Joint Meeting of Audit Committee and Risk Committee	4
Joint Meeting of CHR Committee and Risk Committee	1
Joint Meeting of CHR Committee and NCG Committee	1
Joint Meeting of CHR Committee, NCG Committee, and Board	1
Total	44
Board and committee meetings typically occur no less frequently than on a quarterly basis. Set forth below is the typical on-site Board and committee meeting schedule.

Typical On-Site Board and Committee Meeting Schedule
Meeting Preparation
Committee Chairs and the Chair of the Board meet with management and outside advisors, as appropriate, to prepare for committee meetings and set the agendas.
In accordance with the Board’s instructions on managing its information flow, the Board and committee meeting materials are provided to the Directors approximately a week in advance to ensure sufficient time to review the materials before the meetings.

Prior to the Meeting
Upon request, Directors may meet with management or other Regions associates to discuss the materials or obtain additional information prior to the meetings.
In-house Director education sessions are typically held to cover requested or suggested topics. Over the past year, topics included: various business lines overseen by a committee or the Board, risk management, information technology and cyber security, updates on strategic progress, economic and current events updates, and matters related to corporate culture.

Committee Meetings
Meetings of the Audit Committee, CHR Committee, NCG Committee, and Risk Committee, each as applicable, are held prior to the full Board meeting. Routinely, joint committee meetings are also held.
Executive sessions (meetings without management present) are typically held at each regularly scheduled committee meeting and are presided over by the committee Chairs. These executive sessions provide the committees with the opportunity to discuss certain topics such as management performance and succession, executive compensation, etc.
Following the committee meetings, Directors are provided an additional opportunity to interact with members of senior management and any invited external experts during dinner.

Board Meeting
Breakout sessions and one-on-one meetings with management are typically held the morning before the meeting.
The Board meeting is typically held following the committee meetings so that action can be taken on those recommendations from the earlier committee meetings. As with the committees, the Board also holds an executive session at each regularly scheduled Board meeting. The independent Chair of the Board presides over the meeting and the executive session of independent Directors.

Following the Meeting	Directors and management address follow-up and action items from the meetings. Management tracks progress and reports to committee Chairs, as appropriate.
Once a year, the Board holds an off-site meeting to engage in extended discussions with management regarding the Company’s strategy. During these meetings, which are held within our footprint markets, the Board interacts with local customers and associates through customer events hosted by the Company.
Committees of the Board of Directors

Our Board has established the following four standing committees:
✓ Audit Committee
✓ CHR Committee
✓ NCG Committee
✓ Risk Committee

Each of these Committees meet on a regular basis and operate under separate written charters approved by the Board.
In February 2018, the Board took action to consolidate oversight of the Company’s policy and decision-making relating to corporate culture, human capital, and talent management by amending the name of the Compensation Committee to the

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“Compensation and Human Resources” Committee and its purpose. In February 2019, the Board further clarified the additional responsibilities assigned to the CHR Committee.
Each standing committee reviews and reassesses its charter on an annual basis. Moreover, each committee performs an annual self-evaluation to determine whether such committee is functioning effectively and fulfilling its duties as prescribed by its charter. Each committee may form, and delegate authority to, subcommittees or, alternatively, delegate authority to one or more committee members.

We describe the key responsibilities of the Board’s standing committees on the following pages. The descriptions of the committee functions in this proxy statement are qualified by reference to the charters and our relevant By-Law provisions. The charters for the committees discussed in this section are all available on the Investor Relations section of our website at www.regions.com.
In addition, our By-Laws authorize the Board to create other committees as needed. For example, the Board may establish an Executive Committee.
Committee Composition

The table below indicates the current members and Chairs of each of the four standing Board committees.
Each Director serving on one of Regions’ four standing committees has been determined to be independent. Also identified are the Directors who have been determined by our Board to be an Audit Committee Financial Expert, as defined under SEC regulations, or a Risk Committee “risk management expert,” within the meaning of the Federal Reserve’s Regulation YY.
Cross-committee membership is a consideration when the NCG Committee recommends committee member assignments to the Board. The independent Chair of the Board serves as an non-voting ex-officio participant of each standing committee and attends the majority of those committee meetings.

The Chairs of the CHR Committee and NCG Committee serve on each other’s committees. Further, all Directors have access to all committee materials and are invited to attend all committee meetings, regardless of committee membership.
The Chairs of the Audit Committee and Risk Committee generally meet in advance of in-person meeting cycles and attend as many of the other committee’s meetings as possible. These committees typically have a joint meeting each quarter to review and discuss matters of interest to both committees.
To provide further opportunities for cross-committee membership, most Directors serve on multiple committees, and each committee has at least one member from each of the other standing committees.

	Audit Committee	CHR Committee	NCG Committee	Risk Committee
Carolyn H. Byrd	Chair
Don DeFosset		Chair	Member
Samuel A. Di Piazza, Jr.	Member	Member
Eric C. Fast	Member			Member
Zhanna Golodryga		Member		Member
John D. Johns				Chair
Ruth Ann Marshall		Member	Chair
Susan W. Matlock		Member	Member
John E. Maupin, Jr.	Member		Member
Charles D. McCrary	Non-voting ex-officio participant	Non-voting ex-officio participant	Non-voting ex-officio participant	Non-voting ex-officio participant
James T. Prokopanko			Member	Member
Lee J. Styslinger III	Member			Member
José S. Suquet		Member		Member
Timothy Vines	Member	Member
Audit Committee Financial Expert     Risk Committee Risk Management Expert

Independent Chair of the Board

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Compensation Committee Interlocks and Insider Participation

Directors who served on Regions’ CHR Committee at any time during 2018 are listed to the right.
During 2018, there were no relationships that would create a “compensation committee interlock” as defined under applicable SEC regulations.
Director Golodryga joined the CHR Committee effective January 1, 2019.

CHR Committee Members During 2018
David J. Cooper, Sr. (until April 25, 2018)
Don DeFosset
Samuel A. Di Piazza, Jr.
Ruth Ann Marshall
Susan W. Matlock
José S. Suquet
Timothy Vines (since July 2, 2018)

Audit Committee

Message from the Audit Committee Chair
Throughout 2018 and now, the Audit Committee has continued to enhance our practices to carry out our responsibility to monitor Regions’ financial risks and related controls, including compliance with legal and regulatory requirements. A particular change that has proved valuable has been the establishment of quarterly meetings with the Risk Committee to foster deeper oversight and allow discussion on topics such as: enterprise-wide strategic initiatives; regulatory requirements; credit risk review; information technology; cyber security, including business resilience; and legal requirements.
In addition to these meetings with the Risk Committee, we have stand-alone Audit Committee meetings every quarter. We have a standard agenda to ensure that we are carrying out our responsibilities while allowing adequate time to add specially requested items. In 2018, the specially- or Board-requested presentations covered topics such as Enterprise Associate Investigations conducted by the Office of Associate Conduct; our Sexual Harassment Policy and Practice Review; our Third Party Risk Management Program; our Capital Markets Business Line; Derivatives and Hedge Accounting; a Mortgage Servicing Rights Update; and a New Accounting Standards Update, specifically related to Leasing and Current Expected Credit Losses.
The Audit Committee also received focused training on several of these subjects to ensure proper oversight on current and emerging matters.
– Carolyn Byrd

Meetings in 2018	Key Responsibilities:
12 plus 4 joint meetings with the Risk Committee
•    Assist and advise the Board in monitoring:
-    Integrity of the Company’s financial statements and the financial reporting process, including matters relating to internal accounting and financial controls
-    Independent auditor’s qualifications and independence
-    Performance of the Company’s internal audit function and independent auditor
-    Compliance with legal and regulatory requirements
•    Appoint or replace and oversee the independent auditor
•    Pre-approve all auditing services, internal control-related services, and, subject to certain de minimis exceptions, permitted non-audit services to be performed by the independent auditor
•    Discuss with management the (i) Company’s major financial risk exposures and (ii) steps management has taken to monitor and control such exposures
•    Review and discuss financial statements and disclosure matters that will be filed with the SEC
•    Review and discuss with management non-GAAP information
•    Oversee, review, and evaluate the Company’s relationship with the independent auditor and the independent auditor’s performance and independence
•    Oversee the Company’s internal audit function

Members
Carolyn H. Byrd (Chair)
Samuel A. Di Piazza, Jr.
Eric C. Fast
John E. Maupin, Jr.
Lee J. Styslinger III
Timothy Vines
Each member of the Audit Committee was determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Each member of the Audit Committee was determined to be financially literate, and Directors Byrd, Di Piazza, Fast, Styslinger, and Vines were each determined to be an Audit Committee Financial Expert.
The Audit Committee Report can be found on page 78.

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Compensation and Human Resources Committee

Message from the CHR Committee Chair
In 2018, the CHR Committee expanded its chartered responsibilities to encompass the oversight of the Company’s human capital management, including but not limited to Total Rewards, corporate culture, talent management, management succession, and diversity and inclusion practices. Upon approval of the revised CHR Committee Charter, the CHR Committee immediately began the execution of its new responsibilities with robust review and discussions concerning the impacts of Simplify and Grow on the Company’s associate population, associate conduct, associate retention, and diversity and inclusion. Notably, the CHR Committee collaborated with the NCG Committee on CEO succession planning and worked with our independent compensation consultant on designing an appropriate compensation to prepare for John Turner’s succession as CEO.

This year, the CHR Committee has worked with management to set appropriate, challenging corporate performance incentive goals that support the Company’s strategy and directly impact NEO compensation. We look forward to continuing to execute our expanded responsibilities throughout the year and beyond.
– Don DeFosset

Meetings in 2018	Key Responsibilities:
7 plus 1 joint meeting with the Risk Committee, 1 joint meeting with the NCG Committee, and 1 joint meeting with the NCG Committee and Board
•    Assist and advise the Board in:
-     Fulfilling its responsibilities relating to the compensation of the executive officers
-     Ensuring that all executive compensation is fair, appropriate, reasonable, and in compliance with all relevant regulations
•     Oversee and monitor the Company’s compensation plans and programs to determine whether they are properly aligned with the Company’s strategic and financial objectives and ensure that such employee compensation plans and programs are supportive of the Company’s risk appetite and tolerances established by the Board and establish and maintain the appropriate processes and procedures and engage sufficient personnel to manage compensation-related risks
•    Review and approve all Company goals and objectives relevant to the CEO’s compensation and evaluate the CEO’s performance in light of those goals and objectives
•    Determine and approve the CEO’s compensation; approve the compensation of the executive officers and certain senior officers
•     Review and approve any employment agreement, new hire award or payment proposed to be made with any proposed or current executive officer
•     Ensure that the compensation and other incentives granted to the CRO are consistent with providing an objective assessment of the risks taken by the Company, in consultation with the Risk Committee
•     Review and approve any severance; change-in-control; or similar termination agreement, award, or payment proposed to be made to any current or former executive officer
•     Approve any new equity compensation plan or any material change to an existing plan where shareholder approval is not required
•     Review and make recommendations as to the form and amount of Director compensation in coordination with the NCG Committee
•     Oversees the Company’s human capital management, including but not limited to total rewards, corporate culture, talent management, management succession and diversity and inclusion practices

Members
Don DeFosset (Chair)
Samuel A. Di Piazza, Jr.
Zhanna Golodryga
Ruth Ann Marshall
Susan W. Matlock
José S. Suquet
Timothy Vines
Each member of the CHR Committee was determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Under its Charter, the CHR Committee may delegate all or a portion of its authority, duties, and responsibilities to the CEO or a subcommittee.
With respect to the management and administration of the Company’s employee benefit plans, the CHR Committee has delegated certain responsibilities to management’s Benefits Management and Human Resources Committee.
Further, the CEO has delegated authority to determine and approve annual grants to key associates under the LTIP, subject to annual grant program guidelines.

The CHR Committee Report can be found on page 102.

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Nominating and Corporate Governance Committee

Message from the NCG Committee Chair
The NCG Committee has taken significant steps to refresh Board membership, with a particular focus on diversity. Both of the new independent Directors who have joined the Board since last year’s proxy statement are diverse. Further, half of the standing Committees are now chaired by female Directors. In February, the NCG Committee recommended and the Board approved changes to the Corporate Governance Principles to place an even greater focus on diversity when searching for new Board candidates.
Earlier this year, the Directors underwent an extremely thought-provoking self-evaluation process that focused on individual Director performance evaluation. The NCG Committee oversaw this process. The Committee also worked to support the Company’s enhanced corporate governance shareholder engagement efforts; for example, this year, Directors engaged with corporate governance representatives from two of the Company’s largest institutional investors on various corporate governance matters.
Beyond matters of governance, the NCG Committee also oversees the Company’s ESG practices, performance, and disclosures and provides management with feedback and guidance on the Company’s ESG efforts. Over the past year, the Committee received updates and provided input on the Company’s Human Rights Statement and Vendor Code of Conduct, the Environmental Sustainability Policy Statement and environmental goals, and Regions’ community engagement strategy, among other topics. To further broaden the Committee’s ongoing understanding of the Company’s ESG performance, management provides the Committee with quarterly updates on the Company’s ESG ratings. Given the growing importance of ESG, the NCG Committee has requested that all Directors receive training on ESG. As part of that commitment, in December, the full Board participated in an educational seminar led by Ceres on the role of boards in overseeing ESG.
– Ruth Ann Marshall

Meetings in 2018	Key Responsibilities:
7 plus 1 joint meeting with the CHR Committee and 1 joint meeting with the CHR Committee and Board
•    Assist and advise the Board in:
-     Identifying, considering, and evaluating individuals qualified to become Board members
-     Establishing and maintaining effective corporate governance policies and practices
•     Monitor Directors’ service on other boards to ensure that each Director has adequate time to appropriately serve on Regions’ Board
•     Review and assess the Company’s Corporate Governance Principles and Committee charters
•     Oversee the Company’s significant practices and reporting with respect to environmental stewardship and corporate social responsibility
•     Facilitate and oversee the Board’s self-evaluation process
•    Review and oversee the Company’s CEO succession planning
•     Oversee any amendment to the Company’s Certificate of Incorporation or By-Laws

Members
Ruth Ann Marshall (Chair)
Don DeFosset
Susan Matlock
John E. Maupin, Jr.
James T. Prokopanko
Each member of the NCG Committee was determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.

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Risk Committee

Message from the Risk Committee Chair
In keeping with its chartered purpose, the Risk Committee has undertaken reviews of several critical business functions over the past year, including, but not limited to, interest rate risk management, credit policy and underwriting, third party risk management, cyber security, associate conduct, and recurring reviews of risk factors associated with the implementation of the Company’s Simplify and Grow strategic priority.
In recent months, the Risk Committee strengthened its roster through the addition of Zhanna Golodryga, who brings a wealth of experience in the energy industry and information technology field. The Risk Committee also completed a committee self-evaluation process based on leading corporate governance principles such as committee structure, composition, and oversight.
The Risk Committee will continue to work with management and outside experts to ensure prudent and vigilant risk oversight of the Company within the fast-paced financial services industry.
– Johnny Johns

Meetings in 2018	Key Responsibilities:
4 plus 4 joint meetings with the Audit Committee and 1 joint meeting with the CHR Committee
•     Oversees the Company’s enterprise-wide risk-management framework, including policies, procedures, strategies, and systems established by management to identify, measure, mitigate, monitor, and report major risks, including emerging risks and other enterprise risks
•     Establishes the Board’s risk appetite parameters to be used by management to operate the Company within the Enterprise Risk Appetite Statement
•     Monitors the Company’s performance to ensure alignment with the tolerance levels articulated in the Enterprise Risk Appetite Statement
•     Ensures that the compensation of the Chief Risk Officer is consistent with providing an objective assessment of the risks taken by the Company
•     Approves, at least annually, the contingency funding plan that sets out the Company’s strategies for addressing liquidity needs during liquidity stress events
•     Oversees the Company’s fiduciary activities, including oversight of trust powers exercised by Regions Bank
•     Oversees the Company’s Credit Review function, including approving the appointment of the Director of Credit Review and reviewing his or her performance and compensation

Members
John D. Johns (Chair)
Eric C. Fast
Zhanna Golodryga
James T. Prokopanko
Lee. J. Styslinger III
José S. Suquet
Each member of the Risk Committee was determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Directors Johns and Suquet were each determined to be a “risk management expert” within the meaning of the Federal Reserve’s Regulation YY.

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PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 — RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I voting on?

You are voting on a proposal to ratify the appointment of EY as our independent registered public accounting firm for the year 2019.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor retained by Regions to audit the Company’s financial statements.
The Audit Committee has appointed EY as Regions’ independent registered public accounting firm (that is, the independent auditor) for the 2019 fiscal year. In making its determination, the Audit Committee reviewed management’s evaluation of EY’s performance, based on the factors recommended by the Center for Audit Quality.

Some of the strengths discussed include: (i) significant lead partner involvement; (ii) partners have a deep knowledge of Regions’ business processes resulting in effective leverage of Regions’ control processes and documentation; and (iii) consistently brings subject matter experts to bear, as necessary.
Although not required to seek shareholder ratification of EY’s appointment, the Board believes it is sound corporate governance to do so, and the Board recommends that the shareholders ratify the appointment of EY. In the event our shareholders do not ratify such appointment, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change during the current year. The vote results would, however, be considered in connection with the engagement of independent auditors for 2020.
What vote is required to approve this proposal?

Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions have no effect on the vote results.
What does the Board recommend?

The Board unanimously recommends that you vote “FOR” this proposal.
What services are provided by EY?

The Audit Committee is responsible for the appointment, compensation (including fee negotiations), and oversight of the independent auditor. The Audit Committee has engaged EY to provide audit, tax, and regulatory compliance advisory services. The Audit Committee carefully considered and determined that Regions’ engagement of EY for tax and regulatory compliance advisory services does not impair EY’s independence.
How much was EY paid for 2018 and 2017?

The aggregate fees paid to EY by Regions for 2018 and 2017 are set forth in the following table:

	2018	2017
Audit Fees (1)	$7,270,239	$6,728,474
Audit-Related Fees (2)	428,049	391,273
Tax Fees (3)	255,019	249,310
All Other Fees (4)	453,884	303,815
Total Fees	$8,407,191	$7,672,872

(1)
Audit fees include fees associated with the annual audit of Regions’ consolidated financial statements included in the Annual Report on Form 10-K and internal control over financial reporting, reviews of Regions’ quarterly reports on Form 10-Q, SEC regulatory filings and other matters, statutory audits, and audits of subsidiaries. The year-over-year increase in audit fees is

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PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

largely attributable to 2018 procedures performed related to new accounting standards and additions to scope primarily related to significant unusual transactions.

(2)	Audit-related fees include fees associated with audits of employee benefit plans and certain non-registered funds, as well as service organization reports.

(3)	Tax fees include fees associated with tax compliance services, including the preparation, review and filing of tax returns, tax advice, and tax planning.

(4)
All other fees principally include fees associated with advisory services related to regulatory compliance reporting. Other fees in both 2017 and 2018 include work performed related to a regulatory compliance engagement spanning multiple years. The majority of this work was performed in 2018, resulting in the higher year-over-year fees.

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of EY. In accordance with the Audit Committee Charter, the Audit Committee must pre-approve any engagement of EY for audit services or, subject to certain de minimis exceptions, non-audit services on a case-by-case basis. The Audit Committee has delegated to its Chair the authority to pre-approve audit and permissible non-audit services. Any such approval of audit or permissible non-audit services pursuant to this delegation of the full Audit Committee’s authority must be presented to the Audit Committee at its next regular meeting for ratification. In 2018, all audit and permissible non-audit services provided by EY were pre-approved or ratified by the Audit Committee.
Will a representative of EY be present at the meeting?

EY served as Regions’ independent auditors for the year ended December 31, 2018, and a representative of the firm will be present at the annual meeting to make a statement if he or she so desires and to respond to appropriate questions from shareholders.
How long has EY been Regions’ independent auditor?

EY (or its predecessors) has served as Regions’ independent auditors since 1971. Because EY has served as Regions’ independent auditors for an extended period, this has allowed them the ability to obtain extensive institutional knowledge and understanding of the Company’s accounting policies and practices and internal controls over financial reporting.
EY has advised the Audit Committee that it is an independent accounting firm with respect to the Company in accordance with the requirements of the SEC and the PCAOB.
How is Regions assured that EY remains independent?

A new lead audit partner is designated at least every five years to provide a fresh perspective that is in compliance with regulatory requirements. Consistent with this practice, a new lead audit partner was designated for 2018. The Audit Committee and its Chair oversaw a rigorous process of selecting a new lead audit partner with EY. The candidates were assessed based on their related experience and industry expertise and interviewed by the Committee and its Chair. The next lead audit partner rotation is scheduled for 2023.
To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. In determining whether to reappoint the auditor, the Audit Committee considers the auditor’s qualifications, its independence, the impact of changing auditors, and the length of time the firm has been engaged, in addition to considering the quality of the work performed by the independent auditor and an assessment of the past performance of both the lead audit partner and EY.

When evaluating the independent auditor’s work, the Audit Committee considers their industry specific expertise/knowledge, audit quality, independence, and candor of communications with the Audit Committee. Further, topics discussed by the Audit Committee and EY include: critical accounting policies and estimates; areas of audit emphasis; any changes to the initial audit plan; new accounting standards; and results of quarterly review procedures.
As an independent registered public accounting firm, EY is subject to PCAOB inspections, American Institute of Certified Public Accountants peer reviews, and PCAOB and SEC oversight.
The Audit Committee and the Board believe that the continued retention of EY to serve as Regions’ independent auditors is in the best interest of Regions and its shareholders.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT
The consolidated balance sheets of Regions Financial Corporation and its subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2018, are included in Regions’ Annual Report on Form 10-K for the 2018 fiscal year. Regions, acting through its management and Board of Directors, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Ernst & Young LLP, independent auditors engaged by Regions, are responsible for planning and conducting the annual audit, for expressing an opinion on the conformity of Regions’ audited financial statements with U.S. generally accepted accounting principles and for annually auditing the effectiveness of Regions’ internal controls over financial reporting.
The Audit Committee oversees Regions’ financial reporting process on behalf of the Board of Directors. More specifically, the Audit Committee is appointed by the Board to assist and advise the Board in monitoring:
(a) the integrity of the Company’s financial statements and the financial reporting process, including matters relating to internal accounting and financial controls,
(b) the independent auditor’s qualifications and independence,
(c) the performance of the Company’s internal audit function and independent auditor, and
(d) the Company’s compliance with legal and regulatory requirements.
The Audit Committee does not itself prepare financial statements or perform audits. Additionally, the members of the Audit Committee are not the auditors or certifiers of Regions’ financial statements.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with Regions’ management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, the analysis of financial condition and results of operations, and the effectiveness of internal controls over financial reporting.
The Audit Committee has reviewed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of Regions’ accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees.
The Audit Committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence in relation to Regions.
The Audit Committee has discussed with Regions’ internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee regularly meets with Regions’ internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Regions’ internal accounting and financial reporting controls, and the overall quality of Regions’ financial reporting.
In reliance on the reviews and discussions referred to above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended that the Board approve including the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Submitted by the Audit Committee:

Carolyn H. Byrd, Chair	Samuel A. Di Piazza, Jr.	Eric C. Fast

John E. Maupin, Jr.	Lee J. Styslinger III	Timothy Vines

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PROPOSAL 3-ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
What am I voting on?

The Board is providing shareholders with the opportunity at the 2019 Annual Meeting to cast an advisory vote on the Company’s executive compensation paid to named executive officers (“NEOs”) described in the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and related disclosures, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Exchange Act. This proposal is known as a “Say-on-Pay” proposal.
At the 2018 Annual Meeting, the Company asked shareholders to recommend how often they should be given the opportunity to cast this Say-on-Pay advisory vote on executive compensation. The shareholders overwhelmingly voted in favor of an annual advisory vote, and the Board affirmed the recommendation and has currently elected to hold Say-on-Pay advisory votes on an annual basis. SEC rules require us to hold the advisory vote every six years; therefore, we anticipate that the next Say-on-Pay advisory vote will not occur until our 2024 Annual Meeting.
This Say-on-Pay proposal gives you, as a shareholder, the opportunity to vote For or Against the following resolution:
“RESOLVED, that the shareholders of Regions Financial Corporation (the ‘Company’) approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion described in the Company’s 2019 Proxy Statement.”
Prior to submitting your vote, we encourage you to carefully review the CD&A and the Compensation of Executive Officers sections of this proxy statement for a detailed discussion of the Company’s executive compensation program, including information about the 2018 compensation of our NEOs.
Our overall executive compensation policies and procedures are described in the CD&A and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this proxy statement. Our compensation policies and procedures are centered on a “pay-for-performance” culture. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives foster the creation of long-term value. In doing so, our executive compensation program supports our strategic objectives and mission and is strongly aligned with the short- and long-term interests of our shareholders, as described in the CD&A.
The Compensation and Human Resources (“CHR”) Committee, which is comprised entirely of independent Directors, in consultation with Cook & Co., its independent compensation consultant, oversees the Company’s executive compensation program and continuously monitors the Company’s policies to ensure they emphasize programs that reward executives for results that are consistent with shareholder interests and with the safety and soundness of the Company.
The Board and the CHR Committee believe that Regions’ commitment to these reasonable and responsible compensation practices warrants a vote by shareholders “FOR” the resolution approving the compensation of our NEOs as disclosed in this 2019 Proxy Statement.
What vote is required to approve this proposal?

Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions and broker non-votes have no effect on the vote results.
What does the Board recommend?

The Board unanimously recommends that you vote “FOR” the advisory vote of the compensation of the Company’s NEOs.
What is the effect of this resolution?

Because your vote is advisory, it will not be binding upon the Company, the CHR Committee, or the Board and may not be construed as overruling any decision by the Board or the CHR Committee. The Board and the CHR Committee, however, value our shareholders’ views on executive compensation matters and will take the outcome of the vote into account when considering future executive compensation arrangements for the NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

How Pay is Tied to Company Performance

Throughout this Compensation Discussion and Analysis (“CD&A”), we describe our executive compensation philosophy, program, and decisions made in 2018 for our Named Executive Officers (“NEOs”):

Name	Principal Position*
O. B. Grayson Hall, Jr.	Executive Chairman, former CEO
John M. Turner, Jr.	President and CEO
David J. Turner, Jr.	Chief Financial Officer
John B. Owen	Chief Operating Officer
C. Matthew Lusco	Chief Risk Officer (“CRO”)
Fournier J. Gale, III	General Counsel and Corporate Secretary

*
In this CD&A, we refer to Mr. Hall, who served as our CEO until July 2, 2018, and as Executive Chairman for the remainder of 2018, as our “Executive Chairman” or “former CEO.” We refer to Mr. J. Turner, who became our CEO effective as of July 2, 2018, as our “CEO.”

Linking Performance to Compensation Decisions. One of the central principles of our executive compensation program is tying pay to Company performance. At the beginning of each year, our Compensation and Human Resources Committee (the “CHR Committee”) sets performance goals based on our Board-approved budget and other goals related to our strategic priorities. At the end of the year, the CHR Committee compares these expectations to actual results for the Company and each individual. The following is a high-level summary of our 2018 strategic priorities and achievements:
Focus on the Customer. We are committed to keeping the customer first and foremost in every decision we make. This begins with Regions360®, our go-to-market relationship strategy that emphasizes “one bank, one team.” In 2018, Regions continued to be recognized as one of the top performing banks for service quality in America based on customer experience surveys. Our commitment to service quality and innovation is designed to enhance the experience of our customers. Some of our notable accomplishments in 2018 include:

•	Received 2018 Javelin Trust in Banking Leaders Award

•	Awarded the Highest Rated Traditional Bank in the 2018 Market Force US Banking Study

•	Recognized by the Temkin Group, for the fifth straight year, as a top performer in its Customer Experience Rankings

•	Received the Barlow CAMEL Award for Small Business Banking

•	Recognized by Greenwich Associates for Outstanding Customer Service in Private Wealth Management

•	Received 22 additional Greenwich Excellence Awards in Middle Market and Small Business Banking

Strengthen Financial Performance. Throughout 2018, we remained diligent in strengthening financial performance by focusing on the fundamentals of growing and diversifying revenue, practicing disciplined expense management, and optimizing and effectively deploying capital. While our Company has undergone significant change, we ended the year with solid financial results highlighted below (for non-GAAP measure, see reconciliation in Appendix A unless otherwise indicated in this CD&A):

•	Reported record net income available to common shareholders from continuing operations of $1.5 billion, a 28 percent increase compared to 2017;

•	39 percent increase in diluted earnings per share;

•	A 90-basis point improvement in our full year efficiency ratio, 61.5 percent, and a 210 basis point improvement in our adjusted efficiency ratio (non-GAAP), 59.3 percent; and

•	Effectively achieved all of our 2018 targets as well as our long-term targets communicated at Investor Day in 2015.
Enhance Risk Management. One of our key risk management initiatives is Risk Ownership and Awareness (“ROA”). ROA emphasizes that every Regions associate is responsible for prudently managing our Company’s risk. As a result, we strive to continuously improve our regulatory compliance and credit risk management practices in order to lead to a stronger organization now and in the future. To that end, in 2018 we maintained strong risk governance processes, effectively deployed our Customer Assistance Program in response to natural disasters within our footprint, performed continuous credit portfolio management activities, and expanded investments to improve our BSA/AML/OFAC technology solutions and our overall modeling and analytics capabilities.
Build the Best Team. We believe that we are only as strong as our associates. That is why “Build the Best Team” continues to be one of our most important strategic priorities. Building the best team begins with the execution of a comprehensive, integrated plan focused on attracting, hiring, developing, and retaining talented associates. Our intention to create an extraordinary place for our associates to build a career is integral to the achievements of our business objectives. In 2018, we earned our fourth consecutive Gallup Great Workplace Award, which recognized Regions as one of 39 companies globally for our ability to create an engaged workplace culture. Additionally, we completed the implementation of our branch role redesign that better allows associates to assist our customers with the full spectrum of their banking needs. This change, along with implementing a minimum entry-level wage of $15 per hour, creates a work environment that gives our associates a more clear path to a career in banking.

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COMPENSATION DISCUSSION AND ANALYSIS

Notably, we established a Diversity and Inclusion Center of Expertise in Regions’ Human Resources Group. The addition of this group is another step in building a strong diverse culture and fostering a sense of inclusion and belonging across all levels of our organization. We believe the best teams are the ones where associates bring different perspectives and unique skills. Our commitment to diversity and inclusion is a cornerstone of how we will continue to build the best team in the future.
Simplify and Grow. Serving as the foundation of our 2018 strategic priorities is Simplify and Grow, a transformation priority that focuses on the following key elements: making banking easier for our customers, accelerating revenue growth, achieving greater efficiencies, and improving the associate experience. Led by Mr. Owen, we completed multiple initiatives in 2018, including the following:

•	Implementation of new technology, such as artificial intelligence, to make banking easier for our customers;

•	Organizational simplification;

•	Thoughtful right-sizing of our workforce;

•	Divestiture of Regions Insurance Group; and

•	Reduction of corporate real estate by over 750,000 square feet.
Focused execution supporting these strategic priorities, with an emphasis on building a culture of continuous improvement, led to Company performance that was well above target expectations in 2018 and represented record earnings for the Company, as described previously on page 80 of this CD&A.
These accomplishments are reflected in pay decisions made by the CHR Committee. The following table and graph summarize key components of pay and decisions related to those components, as well as the impact of performance on the compensation of our NEOs:

Compensation Component	Key Decisions Made and the Impact of Performance on Decisions
2018 Base Salaries
Base salaries increased for only two of our six NEOs. The CHR Committee made two adjustments to Mr. J. Turner’s 2018 base salary, first in recognition of his January 2018 promotion to President and later in response to being named CEO effective July 2, 2018. After reviewing market benchmark data and the expansion of his role and responsibilities, the CHR Committee approved a 2.8 percent increase to Mr. Owen’s base salary.

Annual Cash Incentive Compensation Awards
The short-term incentive target opportunities increased for all NEOs with the exception of Mr. Hall, who served as CEO until July 2, 2018, and as Executive Chairman for the remainder of 2018. As with base salary, the CHR Committee made two adjustments to Mr. J. Turner’s annual incentive target opportunity (as a percentage of base salary) over the course of the year. The first increase was from 110 percent to 125 percent in recognition of his January 2018 promotion to President. The second increase brought Mr. J. Turner’s incentive target to 160 percent upon his promotion to CEO in July 2018. For the remaining four NEOs, the CHR Committee considered competitive market information, as well as individual performance and contribution to the Company, in determining an increase in incentive target opportunity, from 110 percent to 115 percent. Additionally, the CHR Committee reviewed corporate performance, noting that diligent execution of our strategic plan yielded above-target corporate results for the year at 155 percent of target expectations.

Long-Term Incentives
The long-term incentive grants made in 2018 were consistent in structure to those granted in 2017 and were granted in the forms of restricted stock units, performance share units, and performance cash units. We continue to measure long-term performance on the two metrics we consider most important to sustained shareholder value, cumulative compounded diluted Earnings Per Share growth (“EPS Growth”) and Return on Average Tangible Common Equity (“ROATCE”). While the CHR Committee considers the grants made in 2018 to be current-year compensation, it is important to also recognize and evaluate the impact of performance on prior years’ awards in ensuring executive compensation is in line with performance. To that end, the CHR Committee noted that long-term compensation awarded in 2016 for the three-year performance period ending December 31, 2018, will pay out at 125 percent of target. These payout levels evidence the steady improvement in our corporate performance related to EPS Growth and ROATCE over the period.

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COMPENSATION DISCUSSION AND ANALYSIS

Summary of our Pay-for-Performance Decisions for 2018

Below is a graphic representation of our 2018 pay elements highlighting the performance-based nature of our compensation programs. Compensation for our NEOs is highly correlated to performance and heavily weighted toward compensation components directly connected to the interests of our shareholders. Detailed discussions of each of these elements can be found in the Section entitled 2018 Compensation Decisions — What We Paid and Why beginning on page 87.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our compensation and benefit programs operate under the guidance and oversight of the CHR Committee. The CHR Committee is responsible to the Board for approving Regions’ executive compensation objectives and ensuring that the compensation programs and policies of the Company support the business goals and strategic plans approved by the Board.
We operate in a highly competitive and highly regulated environment. Our ability to successfully compete and grow our business critically depends on the skill, acumen, and motivation of our executives and their ability to develop and execute a dynamic strategic plan. With this in mind, the CHR Committee established the following guiding principles of compensation to serve as the foundation of our compensation philosophy:

1.	Compensation targets should be set at competitive levels.

2.	Actual compensation levels should be related to performance with incentive compensation, which is considered “at-risk,” playing a greater role in the total compensation for more senior officers.

3.	Compensation should be aligned with the long-term interests of our shareholders and consistent with the safety and soundness of the Company.

4.	Compensation programs and levels should incent sustainable, profitable growth without encouraging associates to take unreasonable risks that may damage the long-term value of the Company.

5.	Compensation programs should align with our corporate values.
In addition to these broad guiding principles, the CHR Committee has also adopted a number of key practices that are consistent with our philosophy and our commitment to excellence in corporate governance, including making the decision to refrain from certain compensation and employment practices that are inconsistent with our philosophy and goals. The following chart details some of these decisions and where these decisions are discussed in more detail in this CD&A:

What We Do
✓	Pay for Performance (pages 87-93)
Executive pay decisions are made to ensure that the majority of total direct compensation is at-risk and not guaranteed. For example, 86 percent of our CEO’s target compensation is performance based with 64 percent of that performance-based pay subject to deferral and the requirement for sustained performance over a multi-year period.

✓	Evaluate Performance Using a Combination of Balanced Performance Metrics (pages 87-93)
We evaluate corporate performance in our annual incentive plans by using a diverse set of performance metrics to ensure that no single measure can inappropriately impact compensation. Our performance is evaluated compared to internal expectations, budgets, and plans, and balanced with a relative performance evaluation by comparing our results to those of similar financial institutions. Plans also include a degree of discretion allowing for the exercise of sound business judgment by the CHR Committee when assessing performance and corresponding pay decisions.

✓	Require Strong Stock Ownership and Retention of Equity (page 100)
The Board established robust stock ownership guidelines that each of our directors and NEOs must meet in order to assure that Directors’ and executives’ interests are tied to those of our shareholders.

✓	Provide for a Strong Clawback Policy (pages 98-99)
In the event previously paid incentive compensation is determined to be based on materially inaccurate performance metrics or an executive has engaged in excessively risky or other detrimental conduct, the CHR Committee has wide latitude to cancel or reduce any current or future incentive compensation. In addition, the CHR Committee has further authority to recapture incentive compensation that has been paid if determined to be in the best interests of the Company and our shareholders. The policy governing clawbacks is reviewed at least annually by the CHR Committee.

✓	Require Double Trigger Change-in-Control Provisions (page 101)
Our change-in-control agreements and long-term incentive awards require both a change-in-control and termination of employment (so-called “double trigger”) to trigger vesting and/or payment. No awards or benefits vest only upon a change-in-control.

✓	Use an Independent Compensation Consultant (pages 96-97)	The CHR Committee determined its compensation consultant to be independent under both SEC and NYSE rules.
✓	Listen to and Engage with Our Shareholders (pages 51-53 and 84-86)
We conduct an annual advisory Say-on-Pay vote, as recommended by our shareholders, and actively review the results of these votes as we make program decisions. In 2018, shareholders voiced substantial support for our executive compensation plans and programs, 94.5 percent of votes cast in approval. Additionally, as a part of our corporate governance and shareholder engagement program, we solicit feedback regarding our compensation programs from our investors and consider any shareholder comments we receive. Shareholders are also invited to share their views with the CHR Committee as described on page 55 of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

What We Don’t Do
X	No Incentive Plans that Encourage Excessive Risk Taking
Protecting against unreasonable risk is a core guiding principle of our compensation philosophy and is demonstrated in numerous ways, including balanced program design; the use of multiple and competing performance measures; the adoption of a clawback and other enterprise-wide risk-related policies; and robust governance and oversight processes to identify, monitor, mitigate, and manage risk. Our comprehensive risk assessment of incentive-based compensation plans by our Risk Management Group, including our CRO, validates our belief that none of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

X	No Employment Agreements for Executive Officers	Our executive officers are at-will employees with no employment contracts.
X	No Tax Gross-Ups on Perquisites (“Perks”)
We do not provide tax gross-ups to our NEOs for any taxable perks provided to them. In addition, we have not entered into any agreements that permit excise tax gross-ups on change-in-control payments since 2011.

X	No Repricing of Underwater Options	We do not reprice “out-of-the-money” stock options.
X	No Hedging, Pledging, or Short Sales	We do not permit our associates or Directors to hedge or short-sell Regions securities. Additionally, our executive officers and Directors are prohibited from pledging Regions securities.
X	No Dividends or Dividend Equivalents on Unearned Grants
We do not pay dividends or dividend equivalents on shares or units that are not earned. We issue dividend and dividend equivalent payments at the end of a performance period only on shares and units that ultimately vest.

X	No Excessive Perks	While the CHR Committee has eliminated most perks, those that remain are monitored to ensure they continue to be based on sound business rationale.
With the guiding principles and key practices mentioned above and set forth by the CHR Committee serving as the foundation, our executive compensation programs described in this CD&A are designed to: (1) retain key talent necessary to compete; (2) motivate talent with a strong pay-for-performance culture to achieve desired results; and (3) encourage sustainable, profitable growth while ensuring the long-term health of the Company is not jeopardized due to imprudent short-term decisions or excessive risk taking.
Compensation-Setting Process and Timeline

The CHR Committee designs a balanced compensation program that provides competitive fixed base compensation, as well as incentive compensation opportunities for performance over the short- and long-term. To do so, the CHR Committee considers market-competitive pay and practices in establishing target pay levels, then uses both formulaic determinations and discretionary factors in determining the actual compensation for the year. While the CHR Committee considers an objective evaluation of performance based on business results to be critical, it also believes it is important to apply discretion, flexibility, and judgment in the decision-making process to ensure executive compensation is balanced between near-term performance and progress toward our longer-term objectives.
The following illustrates elements of the CHR Committee’s decision-making process for the executive compensation program. The program uses a mix of fixed and variable compensation elements that are aligned with the guiding principles noted above. Using this process, the CHR Committee has consistently designed executive compensation programs where the large majority of compensation is performance-based, with measures for both corporate and individual performance. It is important to note that though we discuss phases and timeliness of the decision-making process in a manner that may appear to be linear, many steps described below occur continuously and concurrently as the CHR Committee evaluates compensation throughout the year.

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1. Review Competitiveness and Business Objectives
Prior to the start of each calendar year, the CHR Committee focuses on two areas related to upcoming compensation decisions:
Review Market Competitiveness of Pay	Review Potential Plan Changes, Business Plans, Budgets, and Expected Results
The CHR Committee evaluates the market competitiveness of compensation for each of our executive officers in order to guide target compensation decisions for the coming year. With the assistance of its independent compensation consultant, the CHR Committee reviews the compensation of our executive officers against that of the Company’s compensation peer group, as well as a larger group of diversified financial institutions that we compete with for both business and potential talent.

The CHR Committee begins its discussions about compensation plan design for the coming year. Potential plan changes are discussed based on previous effectiveness evaluations. In addition, members of the executive management team advise the Board with respect to business plans, business risks, expected financial results, and shareholder return expectations. The CHR Committee uses these discussions to facilitate the goal setting process for both our short- and long-term performance-based compensation plans.

2. Set Pay Levels and Targets
During the first quarter, the CHR Committee generally establishes current compensation by targeting pay levels, as well as the performance requirements executives must achieve in order to receive performance-based pay elements:

Set Competitive Target Pay Levels	Establish Incentive Plan Metrics, Targets, and Other Requirements
Based on the competitive data previously reviewed and the recommendations of the CHR Committee’s independent compensation consultant and the CEO (when appropriate for executive officers other than himself), the CHR Committee establishes the target pay levels for each executive officer. While competitive benchmarking is not the only consideration in establishing these targets, the CHR Committee generally considers, but does not specifically target, the 50th percentile of a competitive set of peer organizations and other competitors for talent as a reference point in their decision-making process.

In considering competitive market practices, the CHR Committee reviews and determines the compensation peer group on an annual basis. For more information about our compensation peer group, see page 97 in the Other Policies and Practices Impacting Compensation Decisions section of this proxy statement.

While we generally consider market medians as the competitive standard, the CHR Committee may set one or more components of compensation for an executive at a level above or below the 50th percentile if it is determined to be appropriate due to either the experience or performance of an individual executive or the needs or specific circumstances of the Company.

Based on previous discussions and presentations to the CHR Committee and the full Board, the CHR Committee reviews previously approved business plans and sets performance targets for both short- and long-term performance plans.

The CHR Committee generally requires budgeted performance levels to be achieved for target payout levels to be paid. Corporate performance is modeled using both adverse and extraordinarily positive performance scenarios. Meaningful threshold and maximum performance levels are also set so executive officers are appropriately incented to achieve results while not being incented to take excessive risk to achieve compensation payments.

Additionally, short- and long-term plan metrics are set on both absolute and relative performance. To measure relative performance, the CHR Committee uses a performance peer group that is reviewed and determined on an annual basis. For more information about our performance peer group, see page 97 in the Other Policies and Practices Impacting Compensation Decisions section of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

3. Assess Risks and Shareholder and Other Stakeholder Feedback
During the second and third quarters, the CHR Committee focuses on internal performance assessments, risk assessments of compensation, audits of pay practices, pay-for-performance evaluations, as well as shareholder and other stakeholder feedback related to compensation practices:

Internal Assessments	External Feedback Reviews
During a joint meeting of the CHR Committee and the Risk Committee, both committees review a comprehensive risk analysis of incentive compensation plans presented by the CRO. The risk assessment is based on a thorough and comprehensive multi-disciplinary review of incentive compensation plans to ensure they do not encourage executive officers or other associates of the Company to take excessive risks in order to achieve certain compensation levels.

The CHR Committee reviews a current assessment of corporate performance against the performance goals set at the beginning of the year for both the short-term performance plans and any long-term performance grants currently outstanding.

With the assistance of its independent compensation consultant, the CHR Committee evaluates the effectiveness of the prior year compensation programs in achieving established goals and adhering to program principles.

With the assistance of its independent compensation consultant, the CHR Committee considers feedback from external stakeholders, including feedback from shareholders related to the annual Say-on-Pay vote. The CHR Committee reviews compensation assessments from Institutional Shareholder Services (“ISS”) and other shareholder advisory firms and feedback from individual shareholders that is received through our corporate governance shareholder engagement program.

In addition to shareholder and investor community feedback, the CHR Committee evaluates any regulatory reviews and matters and, with the assistance of its independent compensation consultant, considers compensation best practices and governance improvements as a part of its continuing improvement process.

4. Evaluate and Certify Company Performance and NEO Compensation
During the fourth quarter of the current year and the first quarter of the following year, the CHR Committee considers items related to current year compensation, as well as prepares for compensation decisions for the upcoming year. Decisions related to NEO compensation and current year performance can be summarized as follows:

Evaluate Company Performance	Certify Company Performance and Calculate Compensation
In the fourth quarter, the CHR Committee previews Company forecasts with regard to performance under the short-term and long-term plans to prepare for payment discussions in the first quarter. Forecasts of performance include financial results based on GAAP, as well as a thorough review of any proposed adjustments to earnings and any unanticipated or extraordinary events that may have occurred during the year. The CHR Committee begins to evaluate qualitative performance factors and separately, in executive session with only CHR Committee members present, participates in a detailed performance review of the CEO.

In the first quarter of the following year, after performance results are known and calculated, the CHR Committee reviews final performance results and determines the need to apply discretion, flexibility, and judgment in order to balance the objective evaluations of performance with near-term performance and progress toward our longer-term objectives. After decisions are made, the CHR Committee certifies the performance results that executive officers have earned for the period.

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2018 Compensation Decisions — What We Paid and Why

Establishment of 2018 Base Salaries and Compensation Targets. After reviewing the competitive pay data provided by its independent compensation consultant, the CHR Committee made changes to the target compensation levels for our NEOs at the beginning of 2018.
Base Salaries. As summarized on page 81, the CHR Committee elected to leave four NEOs’ base salaries unchanged and approved base salary increases for Mr. J. Turner and Mr. Owen. The CHR Committee approved two base salary increases for Mr. J. Turner over the course of 2018; the first to $725,000 in February 2018 in response to his promotion to President in January 2018, and the second to $950,000 upon assuming the role of CEO effective July 2, 2018. These decisions were made with guidance from the CHR Committee’s independent compensation consultant and were generally below the 50th percentile for those positions at companies in our compensation peer group. Additionally, when making the decision to increase Mr. Owen’s base salary, the CHR Committee considered market competitiveness, how Mr. Owen’s role and responsibilities had increased during the implementation of the Simplify and Grow initiative to streamline our organizational structure, and Mr. Owen’s leadership as we prepared for a transition in CEO. This analysis and discussion resulted in a 2.8 percent increase to Mr. Owen’s base salary, for a new salary of $700,000.
Annual Incentive Targets. The CHR Committee approved an increase in the 2018 annual incentive target bonus opportunity for five of our six NEOs. Mr. Hall’s annual incentive target remained unchanged. Mr. J. Turner received two annual incentive target bonus opportunity increases. The initial decision to increase from 110 percent to 125 percent of base salary was effective January 1, 2018, in response to being named President, with the second increase to 160 percent of base salary occurring in July 2018 upon assuming the role of CEO. These decisions were made with guidance from the CHR Committee’s independent compensation consultant and were generally in line with the 50th percentile for those positions at companies in our compensation peer group. For the remaining four NEOs, the CHR Committee considered competitive market information, as well as individual performance and contribution to the Company, in determining increases in incentive target opportunity from 110 percent to 115 percent of base salary.
Long-Term Incentive Targets. With respect to long-term incentive compensation, the CHR Committee approved long-term incentive target increases for two NEOs and determined the targets for the other four NEOs would remain unchanged as compared to 2017. As further discussed on page 91, the CHR Committee approved a $600,000 long-term incentive increase for Mr. Hall and two separate target increases for Mr. J. Turner: the first to $1,750,000 in response to his promotion to President, and the second to $4,375,000 upon assuming the role of CEO effective July 2, 2018. Both changes to Mr. J. Turner’s long-term incentive opportunity were made with the consideration of an analysis of competitive market data and in consultation with the CHR Committee’s compensation consultant. As a result, Mr. J. Turner’s overall target compensation as our new CEO is below the 50th percentile of our compensation peer group.
The resulting 2018 annualized base salaries, annual incentive targets, and long-term compensation targets, including the magnitude of changes, are summarized below:

	Base Salary Change		Annualized Base Salary	Annual Incentive(1)				Long-Term Incentive			Total Target Compensation
Name				Previous Target		2018 Target	Target Annual Incentive	Target Change		Target
O. B. Grayson Hall, Jr.(2)	ó	—%	$1,000,000	ó	175%	175%	$1,750,000	ñ	$600,000	$6,000,000	$8,750,000
John M. Turner, Jr.(3)	ñ	31%	$950,000	ñ	125%	160%	$1,520,000	ñ	$2,625,000	$4,375,000	$6,845,000
	ñ	21%	$725,000	ñ	110%	125%	$906,250	ñ	$550,000	$1,750,000	$3,381,250
David J. Turner, Jr.(4)	ó	—%	$664,200	ñ	110%	115%	$763,830	ó	$—	$1,200,000	$2,628,030
John B. Owen(4)	ñ	2.8%	$700,000	ñ	110%	115%	$805,000	ó	$—	$1,200,000	$2,705,000
C. Matthew Lusco	ó	—%	$584,250	ñ	110%	115%	$671,888	ó	$—	$1,200,000	$2,456,138
Fournier J. Gale, III	ó	—%	$584,045	ñ	110%	115%	$671,652	ó	$—	$1,200,000	$2,455,697

(1)
The 2018 annual incentive target is based on multiplying the NEO’s target bonus opportunity percentage(s) by the annualized 2018 base salary for each NEO (based on annualizing base salary rates as determined by the CHR Committee). Calculating the annual target incentive in this manner does not take into consideration the timing of changes in base salary, should any change occur, throughout the year. For Mr. J. Turner, there is a different target annual incentive amount associated with each role, and his annual incentive payment will be prorated based upon the amount of time served in each role.

(2)
The CHR Committee made compensation decisions for Mr. Hall at the beginning of the year reflective of his role as our former CEO and did not change his compensation in July 2018 upon his transition to Executive Chairman.

(3)
The CHR Committee made compensation decisions for Mr. J. Turner at the beginning of the year in recognition of his promotion to President in January 2018 and again upon his promotion to CEO in July 2018. The long-term incentive grant that Mr. J. Turner received in April 2018 was based on the target that was set for his role as President. Mr. J. Turner did not receive a 2018 long-term award at the target level approved in July for his role as CEO.

(4)	Though the long-term incentive target amounts did not change for Mr. D. Turner or Mr. Owen, both were awarded a grant above target that is described in greater detail on page 91.

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2018 Annual Cash Incentive Payments
Plan Requirements. In designing the annual incentive compensation program for 2018, the CHR Committee determined the level and amount of incentive compensation that would be based on consideration of both corporate and individual performance. At the beginning of the year, the CHR Committee established corporate performance targets based on our financial plans, budgets, and expectations in support of strategic priorities, subject to the safety and soundness requirements described below. While the fundamental design of the annual incentive program did not change when compared to previous years, the CHR Committee decided to re-weight the performance metrics and increase the weight of

Efficiency Ratio from 25 to 50 percent as the improvement of the efficiency ratio is considered to be an indicator of the success of Simplify and Grow. Individual NEO performance goals, focused on role-based expectations supporting our strategic objectives with an emphasis on Simplify and Grow, were also determined during the same time period. The combination of corporate and individual performance results in an annual cash incentive award that can be earned between zero percent and 200 percent of target. The design of the annual cash incentive plan, as determined in early 2018, is tied to the achievement of strategic priorities as follows:
Safety and Soundness Requirements. In keeping with prior years, the CHR Committee decided that in addition to the specific corporate and individual performance requirements, the potential annual incentive calculations are subject to safety and soundness requirements. Guidance issued by the Federal Reserve instructs banking institutions to consider the “full range of current and potential risks including the cost and amount of capital and liquidity needed to support risks” in their compensation plans. To address this principle, the CHR Committee included the potential for two negative adjustments designed to reduce annual incentive payments in the event Regions does not maintain capital and liquidity at levels vital to the safety and soundness of the Company. The deduction for not meeting each requirement is 20 percent of the measured achievement. Therefore, even if corporate performance meets the financial, credit management, and customer service goals set by the Board, the portion of incentive compensation based on corporate performance may be reduced up to 40 percent if performance is at the expense of capital and/or liquidity requirements.
Discretion to Adjust in Response to Risk and Performance. Although specific performance requirements were established at the beginning of the year, the CHR Committee reserves some discretion, including the ability to consider corporate performance metrics either on a GAAP or non-GAAP adjusted basis and other qualitative factors, if deemed necessary. The CHR Committee also retains discretion in the determination of individual performance under the plan. Blending the clarity provided by predetermined targets and expectations with the thoughtful application of discretion to consider items that should be excluded from, or included in, performance calculations, provides the CHR Committee the flexibility and judgment critical to deliver incentive compensation that reflects both near-term performance results and progress toward longer-term objectives. This combination of fixed formulas, along with latitude in assessing performance based on the CHR Committee’s informed judgment, allows for consideration of unanticipated market conditions and other events that may impact operating performance. We believe that this latitude is important in mitigating risk as it reduces the potential that our executive officers may be encouraged to take actions with respect to unanticipated items based on the impact the actions may have on their incentive compensation, rather than based on the merits and impact that the actions may have on achieving our long-term goals and objectives.
2018 Plan Results. Assessment of Corporate Performance. In early 2019, corporate performance under the criteria set at the beginning of 2018 was reviewed and considered. Measuring performance strictly on a GAAP basis, corporate performance was calculated at 148 percent of target. However, in keeping with past practices and considerations, the CHR Committee exercised its discretion and excluded certain positive and negative “adjusted” items as reported to our shareholders in earnings releases and related annual reports and filings. The CHR Committee believes these adjusted results most accurately reflect the performance of the Company as it relates to shareholder value. Over the past three performance years, discretionary adjustments have had both positive and negative impacts on the final corporate performance calculations. Adjusted items impacting the results in 2018 included adjustments related to accounting expenses resulting from a contribution to Regions’ charitable foundation, severance payments associated with Simplify and Grow, branch consolidations, securities gains, gains on the sale of mortgage loans, and other items. The exclusion of these items positively impacted ROATCE and Net Income from Continuing Operations Available to Common Shareholders, resulting in an adjusted performance score of 155 percent of target as shown in the following tables:

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			Absolute Performance Against Internal Targets 75%						Relative Performance Against Peers - 25% Weighting
			Weighting (Customer Service - 100%)
		Sub-metric Weighting	2018 Goal Achievements						2018 Achievements
	Performance Metric		Threshold	Target	Maximum	Attainment	% of Goal		Peer Rank	% of Goal
50%	Profitability Metrics (1)
	Adjusted Return on Average Tangible Common Equity from Continuing Operations (2)	25%	11.69%	14.19%	15.71%	16.45%	200.0%		10/15	91.7%
	Adjusted Income from Continuing Operations Available to Common Shareholders ($ millions) (2)	25%	$1,201	$1,463	$1,618	$1,587	170.3%	145.7%
	Adjusted Efficiency Ratio (3)	50%	62.1%	59.8%	58.3%	59.3%	106.3%		8/15
25%	Credit Metrics
	Criticized and Classified Loans/Loans (4)	50%	5.59%	3.99%	3.19%	2.93%	200.0%	200.0%	7/15	87.5%
	NPAs/Loans + OREO + NPLs Held For Sale (5)	50%	1.31%	0.93%	0.74%	0.68%	200.0%		11/15
25%	Customer Service Metrics (Percentile achievement)		25th	75th	93rd	90th	184.7%

(1)	From continuing operations on an as adjusted basis. For non-GAAP measures, see reconciliation in Appendix A unless otherwise indicated.

(2)	Non-GAAP measures — see reconciliation in Appendix A.

(3)	Non-GAAP measures — see reconciliation in Regions’ Annual Report on Form 10-K for the year ended December 31, 2018, on page 44.

(4)	See reconciliation in Appendix A.

(5)	See reconciliation in Regions’ Annual Report on Form 10-K for the year ended December 31, 2018, on page 67.

	Metric	Overall Metric Weighting	Results (Percent of Goal)	Weighting (Internal Goals vs. Against Peers)	Performance Results
	Profitability – Internal Targets	50%	145.7%	75%	54.6%
	Profitability Performance – Peers	50%	91.7%	25%	11.5%
	Credit – Internal Targets	25%	200.0%	75%	37.5%
	Credit Performance – Peers	25%	87.5%	25%	5.5%
	Customer Service – Internal Targets	25%	184.7%	N/A	46.2%
	Sum of Results				155%
Required Reductions	Goal		Result		Required Reduction Indicated?

Primary Liquidity Risk Factor	Low Risk or Better		Low Risk		NO
Capital Action Status	Monitoring or Deploy		Monitoring		NO

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Assessment of Individual Performance. Thirty percent of the annual incentives for our NEOs is based upon an assessment of each NEOs’ performance.
With respect to Mr. Hall, who served as our CEO for the first half of 2018 and our Executive Chairman for the remaining half of the year, and our current CEO, Mr. J. Turner, the independent Board members used a formal process consistent with prior years to assess performance. Each Board member provided an evaluation in the areas of leadership, strategic planning, financial performance management, customer relations, management of personnel, communications, and Board relations.

To determine the individual performance rating for Mr. Hall and Mr. J. Turner, the CHR Committee met in executive session with its compensation consultant to discuss and finalize performance results. To determine the individual performance rating of the other NEOs, the CHR Committee consulted with our current CEO, Mr. J. Turner (who also sought input from Mr. Hall), regarding the assessment. The table below outlines the individual NEO performance ratings and a high-level summary of the achievements noted when making the performance rating decisions:

Name	Individual Performance Rating	Comments
O. B. Grayson Hall, Jr.	200%
–
Successfully led the Company through the execution of succession planning and CEO transition
–
Successfully led the implementation of Regions’ strategic plan, creating and communicating a clear path to success, holding himself and his leadership team accountable for achievement
–
Persistent, focused execution of Simplify and Grow initiatives
–
Emphasized and fostered a culture that makes Regions a customer-centric organization focused on delivering customer, associate, and shareholder value

John M. Turner, Jr.	165%
–
Demonstrated an acumen for strategic planning and modeled a disciplined approach to the execution of strategy
–
Provided a deliberate and balanced approach to growth with appropriate risk management and proper controls
–
Bolstered the culture of diversity and inclusion, supporting of the creation of the Diversity & Inclusion Center of Expertise and emphasizing the importance of diversity and inclusion to the success of Regions’ strategic plan
–
Managed the CEO transition superbly, achieving financial targets, retaining key leadership, and implementing the Simplify and Grow strategic priority

David J. Turner, Jr.	155%
–
Successful CCAR submission
–
Successfully managed interest rate position and deposit cost strategies
–
Diligent execution of investor/analyst relations strategy that, when combined with solid financial performance, resulted in an upgrade from DBRS to A and an outlook upgrade to Positive by Moody’s
–
Continued focus on associate engagement efforts resulted in strong engagement scores

John B. Owen	165%
–
Successfully led the Company through the completion of 11 Simplify and Grow initiatives, including organizational simplification and reduction in force, while maintaining a focus on making banking easier for our customers and creating a culture of continuous improvement
–
Enhanced risk management through strengthening the first line of defense within Enterprise Operations
–
Implemented a fully digital consumer loan process, enhanced and shortened the commercial loan decisioning process, and enhanced the utilization of artificial intelligence

C. Matthew Lusco	155%
–
Successfully completed the redesign of the Risk organizational structure to ensure alignment with the overarching organizational simplification and to drive best practices
–
Implemented an effective shared services design
–
Implemented a thoughtful, revised commercial credit process to increase efficiency and alignment with client needs
–
Implemented a new simplified, yet dynamic, industry concentration framework
–
Led the implementation of six Simplify and Grow initiatives
–
Focused, strategic management of problem assets led to the lowest level of nonperforming, classified, and criticized loan levels in over a decade

Fournier J. Gale, III	145%
–
Shareholder engagement activities through Corporate Governance strengthened relationships and increased feedback, transparency, and shareholder recognition
–
Consistent and diligent management of legal matters resulted in positive resolutions for the Company
–
Enhanced Director education and successfully helped facilitate Board refreshment
–
Enhanced the Company’s Environmental, Social and Governance (“ESG”) Program and reporting

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2018 Annual Incentives Earned. As a result of the 2018 performance decisions discussed above, the CHR Committee approved the following annual cash incentive payments for our NEOs in early 2019:

Name	2018 Target Incentive(1)	Total Incentive Received
O. B. Grayson Hall, Jr.	$1,750,000	$2,948,750
John M. Turner, Jr.(2)	$1,174,063	$1,855,019
David J. Turner, Jr.	$763,830	$1,183,937
John B. Owen	$805,000	$1,263,088
C. Matthew Lusco	$671,888	$1,041,426
Fournier J. Gale, III	$671,652	$1,020,911

(1)
The 2018 target incentive is based on multiplying the NEO’s bonus opportunity percentage achieved by the actual salary paid to the NEO during 2018. Using the actual salary paid accommodates changes in base salary, should any change occur, throughout the year.

(2)	Prorated for base salary and annual incentive target as President (January 1, 2018 - July 1, 2018) and for base salary and annual incentive target as CEO (July 2, 2018 - December 31, 2018).

2018 Long-Term Incentive Plan (“LTIP”) Grants. The CHR Committee believes that deferring a large part of compensation plays an important role in linking incentives to risk outcomes or aspects of performance that become apparent only with the passage of time. The responsibilities of our NEOs are largely strategic in nature, and while our NEOs diligently work to understand and mitigate risks, the actual outcomes of many of the business actions taken will not be certain for extended periods of time. For this reason, long-term incentive compensation is the largest portion of our executive compensation program for NEOs. After consultation with its independent compensation consultant and with then-CEO Mr. Hall regarding grants for the other NEOs, the CHR Committee approved a $550,000 increase in the target for Mr. J. Turner in recognition of his January 2018 promotion to President, for a total grant target and 2018 award of $1,750,000; and, in recognition of their leadership in our strategic Simplify and Grow initiative and to incentivize their success, grants that were $200,000 above target for Mr. Owen and Mr. D. Turner, bringing their grant totals to $1,400,000.
The CHR Committee met separately with its independent compensation consultant to review the long-term incentive grant target for Mr. Hall, who was then serving as CEO. After comparing Mr. Hall’s total compensation target to that of other CEOs within our compensation peer group and reflecting both the desire to ensure Mr. Hall’s target is competitive with the median of peer CEOs and recognizing his tenure and performance, the CHR Committee increased Mr. Hall’s long-

term incentive grant target by $600,000. This increase resulted in a long-term incentive target and grant of $6,000,000 for 2018. While long-term incentive awards generally require the executive to be employed at the time of vesting, there is an exception in the agreement for retirement after the age of 55 and ten years of service. As a result, the three-year service-based vesting requirement lapsed upon Mr. Hall’s December 31, 2018, retirement. Although service-based requirements lapsed, Mr. Hall’s performance-based grants are still subject to performance-based vesting requirements and will not be paid until the end of the original performance period based upon results achieved at that time.
As described in greater detail on page 87, the CHR Committee set a $4,375,000 long-term incentive target for Mr. J. Turner upon his promotion to CEO. As he had already received a 2018 long-term incentive award while serving as President, the CHR Committee determined that no additional grant would be made. Instead, the CHR Committee will consider the new target when determining total compensation and any long-term incentive plan award to be granted during 2019.
For the remaining NEOs, neither the long-term incentive grant target nor awarded grant changed when compared to 2017.
The table below presents the targeted economic value of the grants awarded by the CHR Committee to each NEO on April 2, 2018, and the division of the grant between each long-term component:

Name		Total Targeted LTIP Economic Value	Value of RSUs	Value of PSUs	Value of Performance- Based Cash Units
O. B. Grayson Hall, Jr.	ñ	$6,000,000	$2,000,000	$2,000,000	$2,000,000
John M. Turner, Jr.	ñ	$1,750,000	$583,333	$583,333	$583,334
David J. Turner, Jr.	ñ	$1,400,000	$466,667	$466,667	$466,666
John B. Owen	ñ	$1,400,000	$466,667	$466,667	$466,666
C. Matthew Lusco	ó	$1,200,000	$400,000	$400,000	$400,000
Fournier J. Gale, III	ó	$1,200,000	$400,000	$400,000	$400,000
Long-Term Incentive Program Design. Our long-term incentive program is designed to drive long-term performance, enhance retention, align interest with shareholders, and address longer-term risk concerns. Grants to NEOs in 2018 were split equally among three components that are all subject to the Company meeting certain safety and soundness criteria:

(1) Restricted Stock Unit Awards (“RSUs”), (2) Performance-based Stock Unit Awards (“PSUs”), and (3) Performance-based Cash Unit Awards. The performance-based vesting period for PSUs and performance-based cash awards is three years. Additionally, all long-term incentive grants are subject to a three-year service-based vesting period, except in the case

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of retirement, which applies to Mr. Hall. Since Mr. Hall meets the retirement requirement, performance-based vesting continues to apply while service-based vesting requirements are accelerated.
RSUs represent one-third of the award and include a three-year service-based vesting requirement, which means that the awards will generally not vest unless the NEO remains employed until April 2, 2021, the third anniversary of the grant. Because Mr. Hall was retirement eligible, his outstanding RSUs vested upon his December 31, 2018, retirement. In addition, up to 40 percent of the award may be forfeited if Regions does not continually meet standards for liquidity and capital deployment designed to protect the safety and soundness of the Company.
PSUs and Performance-Based Cash Units are performance-based awards comprising the remaining two-thirds of the award, split equally between PSUs and performance-based cash units. These awards include a three-year service-based vesting requirement and are subject to standards for liquidity and capital deployment and specific performance criteria to determine the ultimate value. An individual NEO’s PSUs and performance-based cash units can be earned between zero percent and 150 percent of target depending on the level of achievement. The service-based vesting requirements under Mr. Hall’s PSUs and performance-based cash awards ceased to apply upon his December 31, 2018, retirement, but the awards remain subject to the applicable performance-vesting conditions.

•
Performance measures. Vesting of both PSUs and performance-based cash units are based on two measures: EPS Growth and ROATCE. Each measure carries a 50 percent weight in determining the final value of the performance award. These operating measures were chosen because they (i) are critical to the long-term success of the Company, (ii) are transparent to shareholders and the NEOs, and (iii) create healthy tension between profitability and the quality of earnings, which is important to shareholder value and protecting the safety and soundness of the Company. Both metrics include anticipated capital distribution plans as submitted to our bank regulators through the CCAR process and approved by the Board. As a result, management has little discretion in altering capital plan actions which, in turn, limits their ability to impact executive compensation.

•
Weighting of Metrics. Each metric is weighted equally and is measured based upon both absolute performance against Company goals over the three-year performance period and an evaluation of relative performance as compared to our peers. We do this through the use of a matrix where the “X” axis represents our performance against the absolute goals we set for ourselves over the performance period, and where the “Y” axis represents our performance against banks selected as our performance peer group using these same measures.

•
Balancing of Absolute and Relative Performance. By establishing absolute goals within a range of outcomes, coupled with performance against banks in our performance peer group, a matrix mitigates some of the challenges associated with setting precise goals that could incent imprudent risk taking on behalf of executive officers and avoids the “best of the worst” outcome that is possible with the exclusive use of relative measurement.

–
Absolute Performance. The CHR Committee established the absolute goals for this portion of the matrix by considering financial and operational expectations related to our strategic planning process for the January 1, 2018, through December 31, 2020, performance period. Absolute EPS Growth and ROATCE goals provide NEOs with goals that are important to the Company. Given ongoing marketplace volatility and changing regulatory environment, establishing absolute goal targets for a multi-year time period is challenging. The CHR Committee believes these goals and expectations represent challenging, yet achievable, levels of performance that both create shareholder value and protect the safety and soundness of the Company.

–
Relative Performance. In addition to absolute performance, the CHR Committee also considers our EPS Growth and ROATCE performance relative to other banking competitors. Though relative measurement mitigates the inherent difficulties of setting long-term goals, if it was used as the single performance measurement, it could inappropriately reward the outcome of being the “best of the worst.”

LTIP PERFORMANCE TARGET DISCLOSURE
Performance targets and the payout percentages generated for each level of long-term incentive performance are determined each year by the CHR Committee based on Company budgets and goals, as well as known prevailing economic conditions. We do not disclose the internal absolute performance targets set for the three-year performance period in the following matrices because such disclosure could be construed as earnings guidance. The CHR Committee believes the target levels for absolute performance are challenging, yet achievable. We commit to disclosing target performance and performance achievement in the CD&A each year as performance awards vest. While we do not disclose the actual level, the matrices demonstrate the expectation of a zero percent payment if we do not meet approximately one-half of the cumulative amount projected, as part of our strategic planning process, for the three-year period ending December 31, 2020.

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The following chart sets forth the matrices used for measuring performance and the ultimate payout level of the PSUs and performance-based cash awards granted in 2018:

EPS Growth Metric — 50% Weight							ROATCE Metric — 50% Weight
	Peer Group	Payout Opportunity for EPS Goal						Peer Group	Payout Opportunity for ROATCE Goal
Max	75 %ile	50%	75%	100%	125%	150%	Max	75 %ile	50%	75%	100%	125%	150%
Target	50 %ile	25%	50%	75%	100%	125%	Target	50 %ile	25%	50%	75%	100%	125%
Thresh.	25 %ile	0%	25%	50%	75%	100%	Thresh.	25 %ile	0%	25%	50%	75%	100%
		Significantly Below Target	Below Target	Slightly Below Target	Target	Above Target			Significantly Below Target	Below Target	Slightly Below Target	Target	Above Target
		Regions’ Absolute EPS Growth (3-year cumulative compounded growth rate)							Regions’ Absolute ROATCE (3-year average)

Differences in SEC Reporting Requirements and How the CHR Committee Views Compensation
In order to understand the decisions made by the CHR Committee for 2018 and the value of the compensation granted to our NEOs, it is important to understand the difference between what the CHR Committee considers as current-year compensation and what SEC rules require us to report. The values of 2018 long-term awards as considered by the CHR Committee and shown in the table below differ from the values listed in the Summary Compensation Table on pages 103 through 105 and the Grants of Plan-Based Awards table on pages 106 and 107 in two important ways:
(1) The first difference deals with the timing of when certain components of our compensation program are recognized as being received by the NEO. The CHR Committee considers equity denominated awards to be compensation received by the NEO in the year in which the equity denominated award is granted. This is consistent with the SEC requirement that equity denominated awards be reported in the year of grant in the Grants of Plan-Based Awards Table and in the Summary Compensation Table under the “Stock Awards” column. However, though a Performance-Based Cash Unit award is granted in conjunction with the equity denominated awards, with the same performance period and vesting date, and is reported in the Grants of Plan-Based Awards table in the year of grant, SEC rules require that the Performance-Based Cash Unit award not be reported in the Summary Compensation Table until the end of the applicable performance period when the value of the cash earned, if any, is reported in the column “Non-Equity Incentive Plan Compensation.” Due to this difference, the Summary Compensation Table does not include the value of Performance-Based Cash Unit awards granted by the CHR Committee in 2018, but does include the final value in connection with Performance-Based Cash Unit awards granted in 2016 that fully vested after the performance period ended in 2018. It is important to remember that though it differs from SEC reporting rules, our CHR Committee views long-term Performance-Based Cash Unit awards as compensation in the year they are granted just as both the CHR Committee and the SEC consider grants of long-term awards that are equity based.
To understand the value reported in the Summary Compensation Table related to Performance-Based Cash Unit awards, following is a summary of the 2016 award. The 2016 Performance-Based Cash Unit award was subject to a three-year performance period that ended at December 31, 2018. The following table sets forth the performance metrics achieved for the performance period and the percent of target earned by NEOs as of the end of 2018:

		2016 - 2018 Cash Performance Award Results
Performance Metrics and Weights		Target	Performance	Payout	Weight	Payout % of Target
Absolute EPS Growth (Compounded Annual Growth Rate)	25%	6.5%	16.1%	136%	50.0%	68%
Relative EPS Growth	25%	50th percentile	61st percentile
Absolute ROATCE	25%	9.25%	11.48%	114%	50.0%	57%
Relative ROATCE	25%	50th percentile	39th percentile
Final Results						125%
Continued on following page

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Consistent with decisions made for the 2017 performance year, the CHR Committee determined that any one-time or ongoing impact, whether positive or negative, related directly to the implementation of the 2017 Tax Cuts and Jobs Act (“Tax Reform”) would be excluded from performance calculations. In making its decision, the CHR Committee sought to consider potential accounting and/or tax deductibility impacts of the exclusion. After review of plan and grant agreement documentation and the original intent of the CHR Committee with regard to such adjustments, it was determined that the adjustments would not negatively impact either accounting or the tax deductibility of the award. Accordingly, absolute EPS Growth and ROATCE results for 2018 were reduced by the exclusion of the positive impact of Tax Reform.
Similar to the Performance-Based Cash Unit awards, the PSUs issued in 2016 used the same metrics and goals and, therefore, NEOs also earned 125 percent of target awards granted. The SEC considers this compensation reportable for 2016. Accordingly, these awards are not included in the Summary Compensation Table for 2018.
(2) The second difference relates to the reported value of stock-based awards. The SEC rules require that companies report the value of equity-denominated awards in the “Stock Awards” column of the Summary Compensation Table in the year they are granted. This is the same way the CHR Committee considered these awards. Nevertheless, there is a difference in the values noted in the table above and the values noted in the Summary Compensation Table due to the way we determine the number of shares each NEO will receive after the CHR Committee has established the economic value of an award. To determine the number of PSUs and RSUs, we divide the award value granted by the 30-day average closing price of Regions common stock prior to the grant date to minimize any impact of day-to-day stock price changes on the number of shares granted. The 30-day average for 2018 was $19.29. SEC rules require us to report the grant date fair value of shares, which is the closing price of Regions common stock on the date of the grant. The value of share units granted on April 2, 2018 was $18.16 per share.
For further information, page 14 of this proxy statement includes an alternative compensation table that details the way the CHR Committee views the compensation decisions made for 2018.

Other Benefits and Perks

In addition to the compensation elements described above, NEOs participate in other benefit and perk programs, many of which are available to all associates.
Regions Retirement Programs. Regions sponsors two types of retirement programs: defined benefit and defined contribution retirement programs, each made up of tax-qualified and nonqualified plans. The operation of these benefit plans and the value of the benefits that NEOs accrue under these plans are described below and in the discussion that accompanies the Pension Benefits and Nonqualified Deferred Compensation tables on pages 109 through 111 of this proxy statement and the Summary Compensation Table on pages 103 through 105.
(1) Defined benefit plans. The Regions Financial Corporation Retirement Plan for Associates (the “Retirement Plan”) and Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (“SERP”) are defined benefit plans. While participation requirements were impacted over time due to several corporate transactions, the Retirement Plan and the SERP generally were closed to new participants as of 2007.
The Retirement Plan is a tax-qualified plan under Section 401(a) of the IRC. NEOs participating in this plan participate on the same basis as all associates.
The SERP is a nonqualified plan that provides benefits to our NEOs and a limited number of other senior officers of the Company. The SERP provides benefits that serve to attract and retain high quality senior executive talent for the Company as it restores benefits that would otherwise have been provided to participants under the Retirement Plan, but were limited because of tax code limitations on qualified plans. There are two types of retirement benefits in the SERP: a regular benefit and a benefit calculated under an alternative target formula. The regular benefit is calculated using the same formula as the

Retirement Plan with the following differences: (1) instead of averaging base earnings over five years of service, it averages base earnings and short-term cash incentives over the highest three consecutive years of service out of the last 10 years of service, (2) there are no compensation limitations, and (3) the maximum years of service used in the calculation of the regular benefit is 35 years of service instead of 30.
In addition, a limited number of executives are eligible for an alternative target retirement formula in the SERP. The alternative targeted benefit includes a more generous formula for determining retirement benefits and was designed to be highly retentive as it includes significant vesting requirements. A participant must generally work for the Company for a minimum of 10 years and must reach age 60 before the alternative targeted benefits vest. Any termination of employment (except in the case of death, disability, or a change-in-control) prior to reaching age 60 with a minimum of 10 years of service will result in a forfeiture of amounts attributable to the alternative targeted benefit in excess of the regular benefit.
The following is a brief description of each NEO’s participation in these plans:
Mr. Hall - During 2018, Mr. Hall was a participant in the Supplemental 401(k) Plan and the Retirement Plan. Though Mr. Hall has a fully vested benefit in the Retirement Plan, his benefit is no longer increasing due to changes in service or pay because both exceed allowable limits under the plan.
Mr. John Turner - Mr. J. Turner has eight years of credited service. Through prior service, he is a participant in the Retirement Plan, but is no longer accruing additional benefits. Mr. J. Turner participates in the SERP under the alternative targeted benefits outlined above. Although he is accruing benefits, he is not vested in the benefit as he has neither the

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minimum years of service nor reached the minimum vesting age at this time.
SEC rules require us to report the value of the benefit even though it may not be vested; therefore, the values reported in the Pension Benefits table and in the column of the Summary Compensation Table relating to increases in pension benefits include amounts that Mr. J. Turner has not yet earned.
Mr. David Turner - Mr. D. Turner has 13 years of credited service with the Company and participates in both the Retirement Plan and the SERP. His benefits are determined using the regular SERP calculations previously discussed, and he is not eligible for the alternative targeted SERP benefit.
Mr. Owen - Mr. Owen has 11 years of credited service. He does not participate in the Retirement Plan but is entitled to receive the alternative targeted benefit under the SERP. While he is accruing benefits under the alternative SERP formula, he is not vested in the benefit as he has not reached the minimum vesting age at this time. In the event Mr. Owen leaves the Company prior to age 60, he will receive no SERP benefit from the Company.
SEC rules require us to report the value of the benefit even though it may not be vested; therefore, the values reported in the Pension Benefits table and in the column of the Summary Compensation Table relating to increases in pension benefits include amounts that Mr. Owen has not yet earned.
Mr. Lusco - Mr. Lusco has eight years of credited service. He does not participate in the Retirement Plan but does participate in the SERP. His benefit is subject to significant retentive vesting requirements and is calculated using the regular SERP calculations previously discussed. He is not eligible for the alternative targeted benefit formula. In order to receive the normal SERP benefits, Mr. Lusco must have reached age 62, or have reached age 55 with a minimum of 10 years of service. Mr. Lusco has not reached the age of 62 and though he is older than 55, he has not completed the required 10 years of service.
Mr. Gale - Mr. Gale was hired after all defined benefit pension plans were closed to new associates and after he had already reached full retirement age; therefore, he does not participate in either plan and will not receive any pension benefit from the Company, though he does participate in the 401(k) Plan and the Supplemental 401(k) Plan.
Pension Benefits Table. The Pension Benefits description and table on pages 109 through 111 include a more detailed description of retirement benefits and a calculation of the value of pension benefits for each NEO. In addition, the Summary Compensation Table on pages 103 through 105 provides a value that represents the change in the lump sum value of pension benefits from 2017 to 2018. Several factors influence the calculation of this change. For most participants, the change is a result of additional years of service earned, the passage of time, and changes in discount rates, which have each contributed to different degrees to the pension benefit increases reported in the Summary Compensation Table.
(2) Defined contribution plans. Regions Financial Corporation 401(k) Plan (the “401(k) Plan”) and Supplemental 401(k) Plan are defined contribution plans and generally allow eligible associates to contribute a portion of their total base and annual incentive compensation on a pre-tax or Roth basis into accounts that are held and invested on a tax-deferred basis until termination of employment or retirement. The 401(k) Plan is a tax-qualified savings plan under Section 401(a) of the IRC in which all eligible associates can participate, while the Supplemental 401(k) Plan is a nonqualified plan for certain associates whose participation in the 401(k) Plan is generally limited due to the qualified plan’s compensation and contribution limits.
The Company makes a contribution to the 401(k) Plan (and a deemed contribution to the Supplemental 401(k) Plan) equal to the deferral rate elected by the participant up to a maximum of 4 percent of pay. In addition to the Company matching contribution, the Company provides a non-contributory 2 percent of pay allocation to the 401(k) Plan (and a deemed 2 percent of pay allocation to the Supplemental 401(k) Plan) for any associate who does not accrue a benefit in the Retirement Plan. In 2018, all of our NEOs participated in these plans and received the Company matching contribution of 4 percent of pay. As he is not a participant in the Retirement Plan or SERP, Mr. Gale received the non-contributory 2 percent allocation of pay to the 401(k) Plan and Supplemental 401(k) Plan.
Perquisites. Our NEOs are eligible to participate in employee benefit programs generally available to all associates. While we generally do not offer a broad range of perks to our NEOs, we have provided certain personal benefits that are not available to other associates. The CHR Committee regularly reviews the perks available to executive officers to determine whether these programs continue to serve the purpose of providing benefit to the Company and has historically discontinued any program that it determines is not based on sound business rationale.
In General. In 2018, NEOs continued to be eligible for financial planning services, Company-provided security monitoring for private residences, certain relocation benefits, and enhanced coverage for annual physicals. Additionally, the Company may also maintain memberships in organizations that certain executive officers may utilize for business entertainment purposes. These memberships are provided because we believe that they serve a necessary and reasonable business purpose. It is expected that executive use will always involve a bona fide business purpose, and each NEO is responsible for all taxes on any imputed income resulting from these benefits. The total cost of these perquisites to the Company represents an immaterial portion of total compensation. Any special benefits our NEOs received are included in the Summary Compensation Table on pages 103 through 105 of this proxy statement.
Use of Corporate Aircraft. The use of corporate aircraft is subject to a formal policy approved by the CHR Committee and the NCG Committee that sets forth the criteria and procedures applicable to its use.
It has long been our policy to require that our CEO use corporate-owned or other non-commercial aircraft for business travel when possible and was expanded to include our Executive Chairman upon Mr. Hall’s transition from CEO to that role in July 2018. The policy allows our Executive Chairman and CEO to use corporate-owned aircraft for personal travel up to a maximum value of $100,000 per year. In the event the value of personal use (as measured based on the incremental

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cost of operating the aircraft) exceeds $100,000 in any year, our policy requires the Executive Chairman and CEO to reimburse the Company the full incremental cost of operating the corporate aircraft.
Mr. Hall was, and Mr. J. Turner is, subject to an Aircraft Time Sharing Agreement with the Company that governs the terms and conditions of personal use of the corporate aircraft. Although the policy and the agreement allow for personal use without cost up to $100,000 per year, Mr. Hall’s and Mr. J.

Turner’s 2018 personal use of corporate aircraft was $38,500 and $10,000, respectively. Additionally, the Board authorized the CEO to make corporate-owned aircraft available for the personal travel of other Company associates on a limited basis, such as in the event of emergency or when personal use may be in the best interest of the Company due to either efficiency or safety concerns. No other NEO utilized corporate aircraft for personal use.
Compensation Framework, Policies, Processes, and Risk Considerations

Our compensation and benefit programs operate under the guidance and oversight of the CHR Committee. The CHR Committee is comprised of independent Directors who are not eligible to participate in any of the management compensation programs or other employee benefit or compensation plans of the Company, except for grants of equity compensation under the Company’s Long Term Incentive Plan pursuant to the Director Compensation Program. Directors who served as members of the CHR Committee during 2018 include:
Members serving the entire year:
Don DeFosset, Chair
Samuel A. Di Piazza, Jr.
Ruth Ann Marshall
Susan W. Matlock
José S. Suquet
Members serving a partial year:
David J. Cooper, Sr. - until April 25, 2018
Timothy Vines - from July 2, 2018
Each CHR Committee member has been determined to be independent as defined by NYSE rules and applicable SEC rules and regulations. The CHR Committee operates under a written charter approved by the Board. A copy of the charter is available on the Investor Relations section of our website at www.regions.com.
Committee Meetings. The CHR Committee holds meetings as often as it deems necessary to perform its duties and responsibilities, but not fewer than three times a year. Although many compensation decisions are made in the first quarter of the year, as outlined on pages 84 through 86, the decision-making process is continuous and neither ends nor begins with any one meeting. During 2018, the CHR Committee met seven times to review, discuss, and approve compensation decisions for the Company and held one joint meeting with the Risk Committee, one joint meeting with the NCG Committee, and one joint meeting with the NCG Committee and Board.
The CHR Committee asks its independent compensation consultant to attend all regularly scheduled meetings, as well as some of the Committee’s special meetings. Other outside advisors, including legal counsel, may also attend meetings when members feel additional guidance on specific topics may be beneficial. Meetings are typically attended by the CEO, Chief Human Resources Officer, and Head of Total Rewards. The CFO and CRO attend meetings when Company budget and performance information or incentive plan design is presented. As previously noted, at least one joint meeting of the CHR Committee and the Risk Committee is held each year.

During this joint meeting, representatives from the Risk Management Group, including the CRO, review a comprehensive risk assessment of the Company’s incentive plans, including both plans that cover executive officers, as well as plans that cover other associates of the Company.
In February 2018, the CHR Committee expanded its charter to include additional human capital management oversight. Throughout the year, the CHR Committee heard from other executives in relation to its expanded oversight or other topics of interest. Additionally, every CHR Committee meeting includes an executive session without the participation of any member of the executive management team. The independent compensation consultant typically participates in a portion of these executive sessions.
Independent Compensation Consultant. During 2018, the CHR Committee engaged Frederic W. Cook & Co, Inc. (“Cook & Co.”) to serve as the independent compensation consultant to the CHR Committee and to provide advice relating to Regions’ executive compensation programs and practices.
As one of the leading independent compensation consulting firms in the country serving as a consultant to a large number of Fortune 500 companies, Cook & Co. advises the CHR Committee on best practices for compensation governance, including practices outside of the financial services industry. The CHR Committee assessed the independence of Cook & Co., as required under the listing standards adopted by the NYSE pursuant to SEC requirements, and concluded that no conflict of interest exists.
While Cook & Co. reports directly to the CHR Committee, they also work with Regions’ management, at the direction of the CHR Committee, to obtain information and further its goals. Cook & Co. does no work for executive management and provides no other services to Regions. The scope of services provided by Cook & Co. for the CHR Committee during 2018 included:

•	Attending all CHR Committee meetings;

•	Advising the CHR Committee regarding matters related to CEO succession planning, retirement, and transition;

•
Providing the CHR Committee with competitive market data to assist in establishing target levels for compensation components, such as base salary levels, annual incentives, and long-term performance awards, and benefit levels for executive management;

•	Assisting the CHR Committee with the evaluation and establishment of the design and construct of the short-

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term and long-term incentive programs for 2018, including values, opportunity levels, performance metrics, targets (including thresholds and maximums), performance curves, peer group comparisons, and risk mitigants to be included in the plan;

•	Advising the CHR Committee with respect to year-end compensation determinations based on performance evaluations and other factors, including succession planning and related considerations;

•	Providing competitive market practices regarding Director

compensation targets and programs;

•
Advising the CHR Committee regarding regulatory and compliance issues and the development of leading best practices and market competitive information with respect to compensation guidelines established by the SEC, the Federal Reserve, and other banking regulatory bodies; and

•	Providing current trend information on industry and executive compensation issues.
Other Policies and Practices Impacting Compensation Decisions

Use of Peer Groups for Benchmarking Purposes. In determining market competitiveness of compensation, the CHR Committee, with the assistance of its independent compensation consultant, regularly reviews the compensation of our executive officers against the Company’s compensation peer group, as well as survey data from a larger segment of companies within the financial services industry. While we do not specifically benchmark each individual Regions position to specific job matches within these peer companies, we use the information from these peers to assist the CHR Committee in evaluating the competitiveness of the compensation of our executive team including the NEOs covered in this proxy statement.
When evaluating the compensation peer group for 2018 plans and pay levels, the CHR Committee’s independent compensation consultant recommended no change to the compensation peer group. After reviewing the existing group, the CHR Committee elected to approve the compensation peer group without changes.
The CHR Committee believes that peer group construction revolves around finding a balance between including relative companies that match in size and focus and enough companies to make comparisons meaningful. The companies listed below are those that the CHR Committee believes are appropriate due to industry, asset size, and market capitalization. These companies have executive positions that are most similar in breadth and scope to Regions and represent the financial institutions that compete with Regions for our top executive talent. Our compensation peer group consists of the following financial institutions:

Compensation Peer Group
Company	12/31/2018 Assets ($ in millions)	12/31/2018 Market Cap ($ in millions)
U.S. Bancorp	467,374	73,486
The PNC Financial Services Group, Inc.	382,315	53,428
Capital One Financial Corporation	372,538	35,353
BB&T Corporation	225,697	33,067
SunTrust Banks, Inc.	215,543	22,541
M&T Bank Corporation	120,097	19,828
Fifth Third Bancorp	146,069	15,215
KeyCorp	139,613	15,068
Citizens Financial Group	160,518	13,854
Regions Financial Corporation	125,688	13,715
Huntington Bancshares Incorporated	108,781	12,477
Comerica Incorporated	70,818	10,996
Zions Bancorporation	68,746	7,641

In addition to reviewing compensation peer group information annually, the CHR Committee’s independent compensation consultant periodically reviews the Company’s total compensation program against broader financial services industry survey data compiled by other sources (including compensation surveys prepared for the financial services industry by McLagan, a leading performance/reward consulting and benchmarking firm focused specifically on the financial services industry). All of this information is used by the CHR Committee when it considers the competitiveness and appropriateness of the amount and composition of pay at Regions.
For purposes of measuring relative performance under both our short-term annual and long-term incentive plans, we use a peer group that is slightly different from the one utilized for compensation analysis. While the CHR Committee believes compensation measures should be reviewed against financial institutions closer in size and scope to Regions, they further believe performance is more appropriately measured against a

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broad group of financial institutions that the market would consider in competition with Regions for their next investment dollar. The key driver for performance peer group selection is business similarities. The CHR Committee looks for a focus on retail, consumer, and corporate banking with a regional/geographic focus. Though the CHR Committee also considers size, it is not a key determining factor due to its lack of material impact on performance comparisons, especially when related to its impact on compensation comparisons. The CHR Committee elected to approve the performance peer group without changes for 2018.
The peer group for measuring our performance under our annual short-term and long-term incentive plans consists of the following financial institutions:

Performance Peer Group
Company	12/31/2018 Assets ($ in millions)	12/31/2018 Market Cap ($ in millions)
U.S. Bancorp	467,374	73,486
The PNC Financial Services Group, Inc.	382,315	53,428
BB&T Corporation	225,697	33,067
SunTrust Banks, Inc.	215,543	22,541
M&T Bank Corporation	120,097	19,828
Fifth Third Bancorp	146,069	15,215
KeyCorp	139,613	15,068
Citizens Financial Group	160,518	13,854
Regions Financial Corporation	125,688	13,715
Huntington Bancshares Incorporated	108,781	12,477
Comerica Incorporated	70,818	10,996
Zions Bancorporation	68,746	7,641
First Horizon National Corporation	40,833	4,192
Synovus Financial Corp.	32,669	3,707
Hancock Holding Company	28,236	2,968

The above-noted peer groups are not the same as the group of companies that comprise the S&P 500 Banks Index, which is the index included in the stock performance chart presented in Regions’ Annual Report on Form 10-K for the year ending December 31, 2018, and repeated at page 7 of this proxy statement. Each of these peer groups represents a smaller group of financial institutions tailored primarily by asset size, core business services, geographic similarity, and alignment to the principles for each type of measurement.
Say-on-Pay. Regions understands that shareholders, regulators, and other stakeholders have a strong interest in executive compensation and attempts to balance the interests of these constituencies in the design and execution of our executive compensation program. In accordance with the vote of our shareholders, we have provided an annual Say-on-Pay advisory vote regarding executive compensation. This year’s proposal is included as Proposal 3 on page 79 of this proxy statement.
In last year’s Say-on-Pay vote, we received overwhelming approval of our executive compensation program, with 94.5 percent of the votes cast in favor of our program. Following our 2018 annual meeting, we participated in an enhanced corporate governance shareholder engagement process. Members from our executive compensation, investor relations, and corporate governance functions met with large shareholders to answer questions and discuss any issues or concerns. We will continue to monitor the results of future advisory votes on compensation and take feedback from our shareholder outreach program into consideration when assessing compensation matters in the future. In this proxy, disclosure enhancements regarding performance targets of long-term incentive performance-based compensation have been made in response to feedback received through shareholder engagement.
Clawbacks. It has long been the CHR Committee’s practice to review past awards in light of any material restatement of our financial results. As such, we continue to review and strengthen our policies with respect to the recoupment of prior incentive compensation awards or adjustment of future awards in these events. The CHR Committee annually reviews a formal clawback policy that applies to each of our NEOs, as well as a number of other officers of the Company (each a “Covered Officer”). The policy permits the Company to clawback incentive compensation awarded, paid or payable, within the three years prior, ending on the triggering event under the policy.

Regions’ Clawback Policy is reviewed at least annually by the CHR Committee.
In the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under either GAAP or federal securities law, or the Company subsequently finds that the financial information or performance metrics used to determine the amount of incentive compensation for a prior period is materially inaccurate, the Company may seek repayment of

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incentive compensation or require the forfeiture or reduction of outstanding or future cash and equity-based incentive compensation as may be determined by the CHR Committee.
In addition to allowing for clawback in the case of financial restatement or materially inaccurate performance metrics, the policy allows the Company to recoup cash and equity-based incentive compensation in the case of misconduct of a Covered Officer, regardless of whether or not there is an accompanying financial restatement to the extent any performance or vesting period for such incentive compensation overlapped in whole or in part with, or was exercised during, the period of misconduct. For purposes of the policy, misconduct is defined as: (i) knowing violation of federal, state or local law, rule, or regulation; (ii) material breach of any written Company policy or covenant between Regions and the Covered Officer; (iii) disclosure of the Company’s confidential information or trade secrets; or (iv) commission of an act of fraud, dishonesty, or recklessness in the performance of the Covered Officer’s duties, which is not in good faith and subjects the Company to excessive risk or financial loss or materially disrupts, damages, impairs, or interferes with the business of the Company.
Regulatory Oversight and Risk Governance. As a bank holding company, we must comply with various regulatory requirements. The Federal Reserve adopted guidelines on incentive compensation for financial institutions that include the following three main principles:

•	Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees with incentives to take excessive risks on behalf of the banking organization;

•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements; and

•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices including effective oversight by the Board.
In response to these guidelines, we established a governance and oversight process for the design, operation, and monitoring of our incentive plans that improves our ability to evaluate and reduce risk or to risk-adjust payouts under the plans. We created an internal cross-functional oversight committee with representation from risk management, finance, human resources, and legal to review, consider, and approve, as appropriate, certain higher risk plans. This cross-functional oversight committee also works with business group leadership to monitor the performance and effectiveness of all of our incentive plans to ensure that they include features and metrics designed to discourage inappropriate risk-taking.
As a part of our oversight process, this internal oversight committee meets on a regular basis and provides a quarterly report to the CHR Committee with respect to the activities around incentive compensation management. In addition, at least once each year, the CHR Committee meets jointly with the Risk Committee, the CRO, and other members of the risk management team to receive a thorough risk assessment of each of our material incentive plans.

The risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company.
In presenting the risk assessment, the CRO noted that the process of limiting risk starts with the Board setting the risk appetite of the Company, establishing policies, and implementing appropriate limits. The process then continues with management developing the policies and practices to ensure the Company operates within our risk appetite and avoids unnecessary or excessive risk. As described in the Relationship of Compensation Policies and Practices to Risk Management on page 67, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company. In making this determination, we consider the impact of the: (i) Board’s role in the determination of the overall risk profile and appetite; (ii) level of controls in place; and (iii) incentive policies, procedures, and governance activities we follow.
Equity Grant Policies and Practices.  A grant of equity compensation to eligible key associates is generally made on an annual basis. Although the Company does not currently issue stock option grants under the 2015 Long-Term Incentive Plan, the plan requires that the exercise price for options be based on the closing price of Regions common stock on the date of the grant in the event this practice resumes. The CHR Committee has adopted a schedule and process of reviewing the program provisions and grant levels in the first quarter of the year to coincide with the annual performance management compensation review process established by the Company for all associates. As a part of that process each year, the CHR Committee will pre-establish a grant date for grants to eligible associates subject to the needs and business considerations of the Company. The equity grants to all eligible key associates were made on April 2, 2018.
The CHR Committee specifically approves all grants of equity compensation to executive officers, as well as other officers covered by Section 16(a) of the Exchange Act. The CHR Committee has delegated authority to the CEO to determine and approve annual grants, as well as modify outstanding grants, to other key associates within the limits and budgets established each year as part of the CHR Committee’s consideration of the annual grant program guidelines.
From time to time, the Company may find it necessary to issue special grants to other new hires or key associates outside of the normal grant process. The CHR Committee also has delegated authority to the CEO to determine the need for and value of these grants. For these grants, the CHR Committee’s policy provides that grants will be made on the first business day of the calendar quarter following the hire date or the determination for the need to grant an award for retention purposes. This timing was chosen to prevent even an appearance that either management or the associate could manipulate the pricing date and also to reduce the administrative and accounting burden that would be created by

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multiple grant dates. Any grants made by the CEO are reported to the Committee on a regular basis each year.
Policy on Cash versus Non-Cash and Current versus Future Compensation. The CHR Committee does not maintain a stated policy that dictates cash versus non-cash compensation or current versus future compensation. However, the allocation of cash and non-cash compensation for each of the NEOs is reviewed by the CHR Committee annually and reflects the CHR Committee’s best efforts to balance short-term and long-term objectives of the Company.
Stock Ownership Guidelines and Stock Retention Requirements. Regions has adopted stock ownership guidelines requiring executive officers and members of the Board to have a meaningful economic stake in Regions. These guidelines are designed to maintain stock ownership levels high enough to ensure our commitment to creating shareholder value. For purposes of meeting the guidelines, the following types of stock ownership are counted:

•	Shares directly owned by the executive officer or Director without restriction;

•	Restricted stock and stock units (except for those that may be subject to future performance requirements);

•	Stock equivalents allocated through any deferred stock investment plan, as well as an executive officer’s shares held in a 401(k) Plan account and notionally held in a Supplemental 401(k) Plan account; and

•	Shares held in trust for the benefit of the executive officer or his or her immediate family members.
Any executive officer who does not meet the ownership guidelines must retain at least 50 percent of the after-tax value of any compensatory equity grant upon vesting until such time as the ownership guidelines are met. Mr. J. Turner’s ownership requirement changed from 3 times his base pay to 6 times his base pay upon assuming the role of CEO on July 2, 2018. As Mr. J. Turner currently does not hold the value of stock required for his new role as CEO, he is subject to the requirement to retain at least 50 percent of the after-tax value of any compensatory equity grant upon vesting until such time as the ownership guidelines are met. The equity stake of our NEOs and Directors is reflected in the beneficial ownership information contained in this proxy statement on pages 32 and 33.
The table below summarizes the stock ownership guidelines for our CEO and each of the NEOs (including their compliance with the guidelines as of February 25, 2019):

Name	Ownership Requirement	Approximate Stock Value Required to be Held	Holds Required Amount	Percent of Required Amount Owned
O. B. Grayson Hall, Jr.	6 X Base Pay	$6,000,000	Yes	263%
John M. Turner, Jr.	6 X Base Pay	$5,700,000	No	97%
David J. Turner, Jr.	3 X Base Pay	$1,992,600	Yes	222%
John B. Owen	3 X Base Pay	$2,100,000	Yes	178%
C. Matthew Lusco	3 X Base Pay	$1,752,750	Yes	217%
Fournier J. Gale, III	3 X Base Pay	$1,752,135	Yes	181%

Other Policies Related to Stock Ownership (prohibitions against insider trading, hedging, and pledging of Regions securities). The Company has a long-standing General Policy on Insider Trading to guard against improper securities trading. Under the policy, no Director, executive officer, or other associate of Regions who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities, buy or sell securities of the Company (other than pursuant to a previously approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of the material nonpublic information.

Regions’ policy prohibits hedging and the pledging of Regions equity securities as collateral.
Our General Policy on Insider Trading prohibits speculative trading in Regions equity securities, including all hedging transactions and short sales of Regions securities as well as transactions in puts, calls, or other derivative securities. In addition, our General Policy on Insider Trading prohibits our Directors and executive officers from purchasing Regions securities on margin or holding them in a margin account, borrowing against any account in which Regions equity securities are held, or pledging Regions equity securities as collateral for a loan.
Accounting for Stock-Based Compensation. Regions accounts for and reports stock-based compensation under our long-term incentive plans in accordance with the requirements of Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation. For further disclosure of Regions’ accounting for stock-based compensation, refer to Note 17 “Share-Based Payments” to the consolidated financial statements included in Regions’ Annual Report on Form 10-K for the year ended December 31, 2018.
Consideration of the Impact of Section 162(m) of the IRC. As part of its responsibilities, the CHR Committee has historically reviewed and considered the deductibility of executive compensation under IRC Section 162(m), which generally disallowed tax deductions for compensation of over $1 million to our covered executive officers unless that compensation met a “performance-based” exception.

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Historically, significant aspects of the Company’s compensation programs were designed to permit (but not require) compensation to qualify for this performance-based compensation exception.
In December 2017, Section 162(m) was amended by Tax Reform to eliminate the exception for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) so that now any compensation above $1 million paid to covered executive officers is not deductible unless it qualifies as “grandfathered.” Incentive payments and grants made to our covered executive officers in 2018 and thereafter under the annual incentive plan and future cash and equity-based awards under our LTIP will not meet the grandfather requirements of Section 162(m) and will no longer be deductible to the extent compensation exceeds $1 million for a covered executive. While future compensation under these plans may no longer be deductible, it is our belief that certain long-term incentive compensation granted prior to 2018 may continue to be deductible as a grandfathered arrangement.
Despite these new limits on the deductibility of performance-based compensation, the CHR Committee continues to believe that a significant portion of our NEOs’ compensation should be tied to Company performance. Therefore, it is not anticipated that the changes to Section 162(m) will significantly impact the design of our compensation program going forward.
Change-in-Control, Post-Termination, and Other Employment Arrangements

For competitive and fairness reasons, we believe it is important to protect key associates (including the NEOs) in the event of certain terminations of employment during a transition period following a change-in-control of Regions. The potential or actual occurrence of a change-in-control could create uncertainty regarding the continued employment of our NEOs and providing employment protection should eliminate, or at least significantly reduce, any potential reluctance of our executives to pursue potential transactions that may be in the best interests of our shareholders. To align the interests of our shareholders and our executives, we have entered into agreements with all NEOs that govern some of the terms of their employment and compensation in the event of a qualifying termination after a change-in-control of Regions.
Change-in-Control Agreements. The change-in-control agreements entered into with NEOs generally provide that during the two-year period following a change-in-control of Regions, if the NEO’s employment is terminated other than for “cause,” or if the NEO resigns for “good reason,” he would be paid accrued compensation and benefits, plus an amount equal to a specified multiple of base salary and average annual bonus during the three years preceding the year in which the change-in-control occurs.
The Company entered into agreements that provide Mr. Hall, Mr. J. Turner, and Mr. Owen with a three times multiple of pay upon termination following a change-in-control and provide Mr. D. Turner and Mr. Lusco with a two times multiple of pay. If employment is terminated for “cause” or due to death, disability, or resignation other than for “good reason,” payments would be limited to accrued compensation and benefits.
Agreements issued after February 2011 do not include any income tax gross up payments under the excise tax provisions of IRC Section 4999. Mr. Hall, Mr. Owen, and Mr. D. Turner

have change-in-control agreements that were issued in 2007 and provide that additional payments may become due to avoid a negative tax consequence to the executive in the event any payment or benefit would cause the NEO to become subject to the excise tax imposed under IRC Section 4999. Mr. J. Turner, Mr. Lusco, and Mr. Gale entered into agreements after February 2011, and, therefore, are not entitled to receive a payment to compensate for excise taxes. None of the NEOs’ agreements provide any type of severance benefits in connection with termination of employment at any other time. For additional information, including definitions of “cause,” “good reason,” and “change-in-control,” see the section entitled Potential Payments by Regions Upon Termination or Change-in-Control on pages 112 through 115 of this proxy statement.
Post-Retirement Benefits. Mr. Hall retired as Executive Chairman on December 31, 2018. At the time of his retirement, Mr. Hall remained eligible to receive his vested, accrued benefits under the terms and conditions of Regions’ compensation and benefit plans and an annual incentive for the 2018 performance year as determined in the ordinary course of business. No special financial entitlements were made in connection with Mr. Hall’s retirement and previous agreements, such as his change-in-control agreement, ended upon retirement.
In recognition of Mr. Hall’s leadership and 38 years of service, the CHR Committee approved continuing to provide an office in Birmingham, Alabama, and part-time administrative support for two years following retirement. Additionally, the CHR Committee approved continuing to provide, until age 70, financial planning, home security system monitoring, executive physical, and group health benefits, as in effect from time to time and on the same basis as Regions offers these benefits to its current executive officers.

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COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
Compensation Discussion and Analysis

Regions has the primary responsibility for the Compensation Discussion and Analysis, which is included in this 2019 Proxy Statement.
On behalf of the Board of Directors, the Compensation and Human Resources Committee oversees the development and administration of Regions’ compensation program for officers and key associates of senior management. As part of this responsibility, the Compensation and Human Resources Committee has reviewed and discussed with Regions’

management the contents of the Compensation Discussion and Analysis. Based on its review and discussion, and subject to the limitations on the role and responsibility of the Compensation and Human Resources Committee, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Regions’ Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by the Compensation and Human Resources Committee:

Don DeFosset, Chair	Samuel A. Di Piazza, Jr.	Zhanna Golodryga

Ruth Ann Marshall	Susan W. Matlock	José S. Suquet

Timothy Vines

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COMPENSATION OF EXECUTIVE OFFICERS
The following tables, narratives, and footnotes contain compensation information about our Executive Chairman and our President and Chief Executive Officer (“CEO”); our Chief Financial Officer; and our three other most highly paid executive officers for the year ended December 31, 2018, our Named Executive Officers (“NEOs”).
Summary Compensation Table

The Summary Compensation Table that follows contains information with respect to our NEOs. Based on the amounts for 2018, salary accounted for approximately 10 percent of direct compensation (including salary, stock awards, and non-equity incentive compensation) for our Executive Chairman, 19 percent for our President & CEO, and 20 percent on average among all other NEOs, which reflects our performance-based pay philosophy. The following is a brief summary of the components of Regions’ pay programs included in each column of the Summary Compensation Table:
Salary – The “Salary” column includes the year-to-date base salary amounts for each NEO for the fiscal years indicated. New base salary amounts are generally effective on April 1 of each year. However, in 2018, Mr. J. Turner received two base salary increases, one effective April 1 in response to his promotion to President in January 2018 and a second increase effective July 2, 2018, in response to being promoted to CEO.
Bonus – Regions does not generally issue nonperformance-based or discretionary bonuses, and this column reflects the absence of any such payments.
Stock Awards – Equity awards granted in 2018 were composed of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”) and are reported in the “Stock Awards” column at the grant date fair value. The grant date fair value does not correspond with the amounts that may be eventually realized relative to these awards. Any benefit from these awards depends on the future value of Regions stock, the satisfaction of time-based vesting requirements in the case of RSUs and the attainment of performance requirements in the case of PSUs. For more detail regarding the stock awards for NEOs, see pages 91 through 93 of the CD&A and the Grants of Plan-Based Awards table on pages 106 and 107 of this proxy statement.
Option Awards – Although our long-term incentive plan allows for the granting of option awards, we have not awarded stock options to NEOs in a number of years. This practice is reflected in the “Options” column.
Non-Equity Incentive Plan Compensation – The amounts in the “Non-Equity Incentive Plan Compensation” column represent annual incentives earned for 2018 performance under our annual incentive plan as described beginning on page 88 of the CD&A and paid in early 2019. Also included in this amount is the value of the 2016 Performance Cash Units for the performance period ended December 31, 2018. While the value of these Performance Cash Unit awards has been determined, they remain subject to service based vesting until April 1, 2019, and will be payable as of that date. SEC rules require us to report these values in the Summary Compensation Table for the year that represents the final performance year of the grant. However, the CHR Committee does not consider these awards as current compensation, but rather compensation for the year in which the grant was issued. For more information on how the CHR Committee views awards compared to how the SEC requires us to report awards, please see pages 93 and 94 of the CD&A.
Change in Pension Value and Nonqualified Deferred Compensation Earnings – This column includes the change in pension value for each NEO, which is the difference in the total present value of accrued benefit on December 31, 2018, minus the total present value of accrued benefit on December 31, 2017. For additional information about pension benefits, refer to pages 94 through 96 in the CD&A and to the Pension Benefits section and table on pages 109 through 111. As for nonqualified deferred compensation earnings, none of the NEOs receive above-market or preferential earnings on their nonqualified deferred compensation accounts. More information regarding the provisions of the nonqualified deferred compensation plans in which the NEOs participate can be found on page 111.
All Other Compensation – Amounts in the “All Other Compensation” column represent the aggregate dollar amount for each NEO for perquisites, other personal benefits, and additional compensation items not disclosed in other columns of the Summary Compensation Table. Items may include the value of: group term life insurance coverage, financial planning services, personal use of corporate aircraft, an enhanced executive physical, home security, as well as matching charitable gift contributions. “All Other Compensation” also includes the value of Company contributions to our 401(k) Plan and Supplemental 401(k) Plan.
Total – This column represents the sum of all columns for each of the NEOs, and includes all amounts earned by the NEO, including any amounts that may have been deferred for tax purposes.

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COMPENSATION OF EXECUTIVE OFFICERS

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
O. B. Grayson Hall, Jr. Executive Chairman, former CEO	2018	1,000,000	—	3,765,694	—	5,032,084	—	234,394	10,032,172
	2017	1,000,000	—	3,558,511	—	4,652,167	3,282,717	227,964	12,721,359
	2016	1,000,000	—	3,242,916	—	3,528,584	6,102,983	188,941	14,063,424
John M. Turner, Jr.* President and Chief Executive Officer	2018	806,250	—	1,098,317	—	2,230,019	3,142,908	120,129	7,397,623
	2017	585,000	—	790,790	—	1,339,896	1,527,838	101,214	4,344,738
	2016	—	—	—	—	—	—	—	—
David J. Turner, Jr. Chief Financial Officer	2018	664,200	—	878,653	—	1,683,937	140,855	92,790	3,460,436
	2017	660,150	—	790,790	—	1,540,806	885,279	97,843	3,974,868
	2016	644,062	—	778,301	—	1,177,490	513,593	86,787	3,200,233
John B. Owen Chief Operating Officer	2018	695,150	—	878,653	—	1,763,088	1,172,687	106,756	4,616,334
	2017	676,450	—	790,790	—	1,591,297	1,459,534	93,121	4,611,192
	2016	659,816	—	778,301	—	1,208,618	1,158,093	83,148	3,887,976
C. Matthew Lusco Chief Risk Officer	2018	584,250	—	753,132	—	1,541,426	756,268	99,485	3,734,560
	2017	580,688	—	790,790	—	1,403,486	403,527	100,628	3,279,119
	2016	566,308	—	778,301	—	990,092	383,462	77,508	2,795,671
Fournier J. Gale, III General Counsel and Corporate Secretary	2018	584,045	—	753,132	—	1,395,911	—	120,646	2,853,734
	2017	581,534	—	790,790	—	1,285,758	—	124,564	2,782,646
	2016	570,554	—	583,718	—	986,134	—	94,632	2,235,038

*	Mr. John Turner was not an NEO in 2016.

(1)
As reflected in the following table, amounts in this column are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. See Note 17 (Share-Based Payments) of our Annual Report on Form 10-K filed February 22, 2019, for additional information about how the grant date fair value of these awards is determined.

	2018 Annual Equity Grant (PSUs & RSUs)				Total Stock Awards Value ($)
	PSUs ($/units) (a)		RSUs ($/units) (b)
Name	Performance Stock Units ($)	Performance Stock Units (#)	Restricted Stock Units ($)	Restricted Stock Units (#)
O. B. Grayson Hall, Jr.	1,882,847	103,681	1,882,847	103,681	3,765,694
John M. Turner, Jr.	549,158	30,240	549,158	30,240	1,098,317
David J. Turner, Jr.	439,327	24,192	439,327	24,192	878,653
John B. Owen	439,327	24,192	439,327	24,192	878,653
C. Matthew Lusco	376,566	20,736	376,566	20,736	753,132
Fournier J. Gale, III	376,566	20,736	376,566	20,736	753,132

(a)
The amounts in this column reflect the number of units granted and the grant date fair value of PSUs. Actual payout under these awards can range from 0% to 150% of target based on performance metrics of absolute and relative EPS Growth and ROATCE established at grant. The maximum award value for the PSUs (determined as described on pages 91-93) is $2,824,271 for Mr. Hall, $823,737 for Mr. J. Turner, $658,991 for Mr. D. Turner and Mr. Owen, and $564,849 each for Mr. Lusco and Mr. Gale.

(b)	The amounts in this column represent the number of units granted and the grant date fair value of RSUs that cliff vest at the end of the three-year vesting period ending April 2, 2021.

(2)
This amount represents annual cash incentives for 2018 performance plus the value of the 2016 Performance Cash Units based on certification of performance goals as of the three-year period ending on December 31, 2018, and will be vested based on service effective April 1, 2019. The following table sets forth the details of these awards:

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	Non-equity Incentive Plan Compensation
Name	2018 Annual Cash Incentive ($)	Value of 2016 Performance Cash Units at 12/31/18 ($) (a)	Total ($)
O. B. Grayson Hall, Jr.	2,948,750	2,083,334	5,032,084
John M. Turner Jr.	1,855,019	375,000	2,230,019
David J. Turner, Jr.	1,183,937	500,000	1,683,937
John B. Owen	1,263,088	500,000	1,763,088
C. Matthew Lusco	1,041,426	500,000	1,541,426
Fournier J. Gale, III	1,020,911	375,000	1,395,911

(a)
This column reflects 125% of target earned at December 31, 2018. Grants to Mr. J. Turner and Mr. Lusco are subject to service vesting requirements until April 1, 2019 (the third anniversary of the date of grant).

(3)
This amount includes benefits for Mr. J. Turner, Mr. Owen, and Mr. Lusco described on pages 94-95 and 109-111, which are subject to significant vesting requirements that have not yet been met. Therefore, all of the change in benefit for Mr. J. Turner, Mr. Owen, and Mr. Lusco would not be payable at the present time if they left the Company. Mr. D. Turner is fully vested in his benefit. Mr. Hall’s actual change in pension value is a negative $37,398. There are no nonqualified deferred compensation earnings included.

(4)    All other compensation consists of the following:

Name	Life Insurance, Perquisites and Other Personal Benefits ($)(a)	Matching Contributions Under Qualified Savings Plans ($)	Matching Contributions Under Nonqualified Savings Plans ($)	Non-Elective Contributions under the Qualified and Nonqualified 401(k) plans ($)	Total All Other Compensation ($)
O. B. Grayson Hall, Jr.	74,974	11,000	148,420	—	234,394
John M. Turner, Jr.	40,783	11,000	62,846	5,500	120,129
David J. Turner, Jr.	20,590	11,000	61,200	—	92,790
John B. Owen	25,798	11,000	64,458	5,500	106,756
C. Matthew Lusco	30,475	11,000	52,510	5,500	99,485
Fournier J. Gale, III	26,458	11,000	51,792	31,396	120,646

(a)
The 2018 amount includes the value of items such as group term life insurance premiums, financial planning services, personal use of the corporate aircraft, an enhanced executive physical, home security, and matching charitable gift contributions. For Mr. Hall, the value for personal use of the corporate aircraft in 2018 was $38,500, and the value of personal financial planning services was $26,025.

CEO Pay Ratio

CEO Pay Ratio and Compensation Philosophy. The guiding principles of compensation set forth by the CHR Committee and described beginning on page 83 of the CD&A form the foundation for Regions’ compensation and benefits philosophy for all associates. Accordingly, our compensation and benefit programs are designed to encourage and reward all associates who contribute to our success. We strive to ensure that the compensation of every associate reflects the level of his or her job impact and responsibilities and is benchmarked to be competitive in the market where the associate is geographically located. By and large, Regions associates are primarily residents of southeastern states where Regions has physical locations.
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to identify and disclose the annual total compensation of our median employee, the annual total compensation of our President and CEO, Mr. J. Turner, and the ratio of these two amounts.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer groups and industry.
Consistently Applied Compensation Measure (“CACM”), Methodology, Associate Population, and Measurement Date. Entering the second year of pay ratio disclosure, we intended to use the same median employee. To determine whether or not there had been a material change in pay distribution for the Company, we repeated the median employee identification process set forth in our 2018 proxy statement. Using base salary (annualized for new employees) as the CACM, we identified 20,394 full- and part-time associates, excluding our CEO, who were actively employed as of the first pay period at the beginning of the fourth quarter (October 5, 2018). Though the number of full- and part-time associates has decreased when compared to 2018, we determined the change in our employee population did not materially affect the pay distribution across our associate population. Additionally, in keeping with our belief that the median employee should be reflective of the compensation

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COMPENSATION OF EXECUTIVE OFFICERS

structure and benefits profile of the average Regions associate, we verified that approximately 46 percent of our associate population is in the retail organization, over 70 percent are incentive eligible, more than 90 percent participate in the 401(k) Plan, and over 80 percent participate in our medical and/or dental insurance programs.
Median Employee. Based upon the determination that neither pay distribution nor the profile of the average Regions associate had materially changed, we decided to utilize the same median employee as last year. Our median employee is a full-time associate serving as a Financial Relationship Senior Consultant - Team Lead within our branch network; is incentive eligible; and participates in our 401(k) Plan and in the medical, dental, life, and disability insurance programs provided by the Company. Our median employee’s base compensation increased modestly to $45,302. All elements of the median employee’s 2018 compensation, including incentives and the Company-paid cost of benefits mentioned above, totaled $64,629.
Pay Ratio. The compensation elements for our CEO disclosed in the Summary Compensation Table represents compensation that is reflective of Mr. J. Turner’s time as President and time as CEO. As a result, we have annualized the CEO compensation targets set by the CHR Committee to determine what would have been CEO pay had Mr. J. Turner served as CEO for the entire year. The differences in compensation utilized for the pay ratio calculation and the Summary Compensation Table are as follows:

	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Benefits ($)	Total ($)
Pay Ratio	950,000	—	2,916,667	—	2,776,600	3,142,908	120,129	13,000	9,919,304
Summary Compensation Table	806,250	—	1,098,317	—	2,230,019	3,142,908	120,129	n/a	7,397,623
When the annualized components are used in conjunction with the long-term cash award, change in pension value, and other income disclosed in the Summary Compensation Table and we include an additional $13,000 in Company-paid benefit costs associated with Mr. J. Turner’s medical, dental, life, and disability insurance, we calculate our CEO’s total compensation for purposes of the pay ratio to be $9,919,304. As a result, the ratio of our CEO’s annual total compensation to that of our median employee is 153 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements.
Alternative Pay Ratio. In addition to the required pay ratio calculation, we have calculated an alternative pay ratio that compares compensation for our median employee to our CEO compensation as calculated above, excluding the $3,142,908 change in pension value reported in the Summary Compensation Table. When calculated without this value, our CEO’s adjusted pay is $6,776,396, resulting in an alternative pay ratio of 105 to 1. Regions’ Retirement Plan was closed to new participants in 2007, and, at this time, only approximately 20 percent of our associates remain participants in the plan. Changes in pension value, as required to be disclosed in the Summary Compensation Table, are impacted by changes in interest rates and, as a result, can represent a significant additional compensation component for those associates still eligible under the closed Retirement Plan. In keeping with the spirit of the disclosure, we believe it is important to identify an associate most reflective of our average associate. Therefore, our median employee is representative of our larger associate population as an individual who is not a Retirement Plan participant. Our CEO participates in the Retirement Plan and the SERP as described on pages 94 and 95. The change in pension value for the CEO represents actuarial increases in the lump sum value of his pension and are primarily impacted by promotional salary increases, age, and additional years of service.

Grants of Plan-Based Awards

Plan-based awards made in 2018 to the NEOs included annual cash incentives, Performance-Based Cash Units, PSUs, and RSUs.
Annual cash incentives were based on an assessment of both corporate performance, as well as individual performance in 2018. Corporate performance measures, including profitability, credit management, and customer service, accounted for 70 percent of the incentive. Individual performance, in relation to certain strategic priorities, accounted for the remaining 30 percent.

Equity grants were issued in 2018 under the Regions Financial Corporation 2015 Long Term Incentive Plan (“Regions 2015 LTIP”). The Regions 2015 LTIP, which was approved by shareholders at the 2015 Annual Meeting, permits grants of awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, dividend equivalents, other stock-based awards, and any other right or interest relating to stock or cash. Awards under the Regions 2015 LTIP may vest over time or upon the achievement of pre-established performance goals. Awards

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generally vest on termination of employment within 24 months after a change-in-control.
The 2018 Performance-Based Cash Units and PSUs will be issued based on the Company’s absolute and relative EPS Growth and ROATCE over the three-year period from January 1, 2018, through December 31, 2020. The ultimate value of these performance awards can vary from 0 percent to 150 percent of target, depending on performance measured against goals as more fully described on pages 91 through 93 of the CD&A. The RSUs generally cliff vest three years from the date of grant; however, up to 40 percent of a grant may be forfeited if certain capital and liquidity performance thresholds are not met. Dividends and dividend equivalents accrued on both the PSUs and RSUs will be paid in cash at vesting based on the number of units actually earned.
For more information regarding the grants of plan-based awards for NEOs, see pages 87 through 94 of the CD&A.

The following table sets forth details regarding non-equity and equity plan-based awards granted to each of the NEOs in 2018:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
O. B. Grayson Hall, Jr.	(2)	—	1,750,000	3,500,000
	04/02/18 (3)	—	2,000,000	3,000,000	—	103,681	155,522	103,681	—	—	3,765,694
John M. Turner, Jr.	(2)	—	1,174,063	2,348,126
	04/02/18 (3)	—	583,333	875,000	—	30,240	45,360	30,240	—	—	1,098,317
David J. Turner, Jr.	(2)	—	763,830	1,527,660
	04/02/18 (3)	—	466,667	700,001	—	24,192	36,288	24,192	—	—	878,653
John B. Owen	(2)	—	805,000	1,610,000
	04/02/18 (3)	—	466,667	700,001	—	24,192	36,288	24,192	—	—	878,653
C. Matthew Lusco	(2)	—	671,888	1,343,776
	04/02/18 (3)	—	400,000	600,000	—	20,736	31,104	20,736	—	—	753,132
Fournier J. Gale, III	(2)	—	671,652	1,343,304
	04/02/18 (3)	—	400,000	600,000	—	20,736	31,104	20,736	—	—	753,132

(1)
In addition to service-vesting requirements, the RSUs included in this column are subject to performance-vesting requirements based on the Company’s achievement of certain capital and liquidity performance thresholds during each of the periods from January 1, 2018, to December 31, 2018; January 1, 2019, to December 31, 2019; and January 1, 2020, to December 31, 2020. To the extent that the capital performance threshold and/or the liquidity performance threshold has not been satisfied for each performance period, 20% for each requirement (up to a maximum of 40% total) of the RSUs awarded will be forfeited. For purposes of this award, the Company’s performance will be measured relative to the following capital and liquidity performance thresholds as certified by the CHR Committee:

(i)	“Capital Performance Threshold”: Capital Action Decision Tree Status as defined in the Capital Policy must remain in either “Monitor Capital” or “Capital Deployment” status; and

(ii)	“Liquidity Performance Threshold”: Risk for Primary Liquidity Level must remain at “Moderate” or better as established in the Market & Liquidity Risk Framework document.

Notwithstanding the achievement of the capital and liquidity performance thresholds, in order to be eligible to receive any shares of stock under this award, employment must continue through the third anniversary of the grant date, which is April 2, 2021, except in the case of death, disability, retirement, or certain terminations following a change-in-control.

(2)
Amounts included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column reflect the range of possible annual cash incentive payouts for 2018 performance. Actual amounts earned, as determined by the CHR Committee in the first quarter of 2019, are reflected in the 2018 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(3)
The Performance-Based Cash Unit awards included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column and PSUs included in the Estimated Future Payouts Under Equity Incentive Plan Awards column have equally weighted performance requirements based on absolute and relative EPS Growth and ROATCE. In addition, in the event the achievement of the performance criteria for Diluted EPS growth is less than or equal to 6% on an absolute basis and in the bottom twenty-fifth percentile of the peer group on a relative basis and the achievement of the performance criteria for ROATCE is less than or equal to 8% on an absolute basis and in the bottom twenty-fifth percentile of the peer group on a relative basis, the payout will be zero. The performance period for these awards is January 1, 2018, through December 31, 2020, and will fully vest on April 2, 2021. Notwithstanding the achievement of the performance requirements, in order to receive any cash payout or shares of stock under these awards, employment must continue through the third anniversary of the grant date, which is April 2, 2021, except in the case of death, disability, retirement, or certain terminations following a change-in-control.

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Outstanding Equity Awards at December 31, 2018

Awards in the following table include:

•	Grants of stock options made over time that are exercisable and unexercisable;

•	Grants of restricted stock and RSUs;

•	Grants of PSUs made in 2016, 2017, and 2018 that may be paid if Regions achieves specific performance criteria and meets certain capital performance and liquidity performance thresholds; and

•	Grants of RSUs made in 2016, 2017, and 2018 that will pay in full if Regions meets certain capital performance and liquidity performance thresholds.
The following table sets forth outstanding equity-based awards held by each of the NEOs as of December 31, 2018:

		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: # of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(b)
O. B. Grayson Hall, Jr.	04/01/16	—	—	—	—	—	205,508	2,749,697	256,885	3,437,121
	04/03/17	—	—	—	—	—	122,034	1,632,815	152,543	2,041,019
	04/02/18	—	—	—	—	—	103,681	1,387,252	103,681	1,387,252
John M. Turner, Jr.	07/01/11	118,650	—	—	6.30	06/30/21	—	—	—	—
	04/01/16	—	—	—	—	—	36,991	494,940	46,239	618,674
	04/03/17	—	—	—	—	—	27,119	362,852	33,899	453,565
	04/02/18	—	—	—	—	—	30,240	404,611	30,240	404,611
David J. Turner, Jr.	04/01/16	—	—	—	—	—	49,322	659,928	61,653	824,910
	04/03/17	—	—	—	—	—	27,119	362,852	33,899	453,565
	04/02/18	—	—	—	—	—	24,192	323,689	24,192	323,689
John B. Owen	04/01/16	—	—	—	—	—	49,322	659,928	61,653	824,910
	04/03/17	—	—	—	—	—	27,119	362,852	33,899	453,565
	04/02/18	—	—	—	—	—	24,192	323,689	24,192	323,689
C. Matthew Lusco	04/01/16	—	—	—	—	—	49,322	659,928	61,653	824,910
	04/03/17	—	—	—	—	—	27,119	362,852	33,899	453,565
	04/02/18	—	—	—	—	—	20,736	277,448	20,736	277,448
Fournier J. Gale, III	04/01/16	—	—	—	—	—	36,991	494,940	46,239	618,674
	04/03/17	—	—	—	—	—	27,119	362,852	33,899	453,565
	04/02/18	—	—	—	—	—	20,736	277,448	20,736	277,448

(1)	All outstanding stock options vest in equal annual installments on each of the first three anniversaries of the date of grant and, as of December 31, 2018, are all fully vested.

(2)
As Company performance at December 31, 2018, is projected at levels higher than target, amounts reported for 2016 and 2017 are calculated at 125% of target, which is the next higher stated performance level under the terms of each grant. The stock value used to determine the market value of shares is the fair market value of Regions common stock of $13.38 per share on December 31, 2018. In addition to service-vesting requirements, RSUs and PSUs are subject to additional vesting requirements as follows:

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Grant Date	Vesting Schedule	Restrictions
April 1, 2016	Third anniversary of grant date	(a) RSUs are also subject to vesting that requires meeting certain capital and liquidity thresholds.
April 3, 2017	Third anniversary of grant date
(b) PSUs may be earned between 0% and 150% subject to meeting certain capital performance and liquidity performance thresholds and achieving required performance levels of equally weighted absolute and relative EPS Growth and ROATCE as follows:
•    For grants made on April 1, 2016, the performance period is January 1, 2016, through December 31, 2018
•    For grants made on April 3, 2017, the performance period is January 1, 2017, through December 31, 2019
•    For grants made on April 2, 2018, the performance period is January 1, 2018, through December 31, 2020.

April 2, 2018	Third anniversary of grant date

Option Exercises and Stock Vested

The following table sets forth the amounts realized by each of the NEOs as a result of the exercise of options and vesting of stock awards in 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
O. B. Grayson Hall, Jr.	—	—	347,222	6,451,385
John M. Turner, Jr.	15,873	195,397	62,500	1,161,250
David J. Turner, Jr.	—	—	83,334	1,548,346
John B. Owen	—	—	83,334	1,548,346
C. Matthew Lusco	—	—	83,334	1,548,346
Fournier J. Gale, III	54,065	590,547	62,500	1,161,250

(1)	The value realized on vesting is determined by multiplying the number of vested units granted on April 1, 2015, by Regions’ April 1, 2018, closing stock price of $18.58.
Pension Benefits

The Retirement Plan for Associates (the “Retirement Plan”) is a qualified defined benefit plan providing for a lifetime monthly annuity following retirement. Benefits earned by our NEOs under the Retirement Plan are generally based on the following formula:

1.3% of “Average Monthly Earnings” up to Covered Compensation	+	1.8% of “Average Monthly Earnings” in excess of Covered Compensation	X	Years of Service up to a maximum of 30 total years
“Average Monthly Earnings” is defined as the average of the highest five consecutive years of base compensation within the last 10 years of service, and “Covered Compensation” is defined as the estimated average maximum amount of a participant’s earnings on which Social Security benefits will be based assuming that in each year of the participant’s working career, the participant’s wages equaled the Social Security Taxable Wage Base.
Any accrued benefit under the Retirement Plan is generally 100 percent vested after 5 years of service. While the Retirement Plan defines normal retirement age as age 65, there is no reduction in benefits due to age after a participant has reached age 62. Upon separation of service, benefits are payable as early as age 55, although between age 55 and 62, benefits are subject to a reduction for early payment.
Mr. Hall and Mr. D. Turner are the only NEOs who participate in the Retirement Plan. While Mr. J. Turner has a vested benefit in the Retirement Plan that he earned during a previous period of employment, he is no longer accruing additional benefits because he was rehired subsequent to the closure of the Retirement Plan.
The Supplemental Executive Retirement Plan (“SERP”) is an unfunded nonqualified defined benefit plan that was created to supplement benefits provided through the Retirement Plan. The SERP restores benefits that would otherwise have been provided to participants under the Retirement Plan but were limited because of tax code limitations on qualified plan benefits. In addition to these restorative benefits, the SERP provides benefits that serve to attract and retain high quality senior executive talent for the Company. There are two types of retirement benefits in the SERP: a regular benefit and a targeted benefit.
The regular benefit is available to all eligible SERP participants and is calculated using the same formula as the Retirement Plan with the following differences: (1) instead of averaging base earnings over five years of service, it averages base and short-term cash incentives over the highest three consecutive

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years of service out of the last 10 years of service, (2) there are no compensation limitations, and (3) the maximum years of service used in the calculation of the regular benefit is 35 years of service instead of 30.
Mr. D. Turner participates in the SERP, accruing benefits under the regular benefit formula. Mr. Lusco does not participate in the Retirement Plan because he was employed by the Company subsequent to the Plan’s closure, but he does participate in the SERP and is also accruing benefits under the regular benefit formula, subject to significant retentive vesting requirements. Mr. Lusco will be entitled to the SERP benefit following termination of employment after reaching age 62 or upon reaching age 55 with a minimum of 10 years of service, except in the case of death, disability, or change-in-control. Termination of employment for any other reason prior to fulfilling these service requirements previously outlined will result in the forfeiture of his SERP benefit, and vested benefits paid prior to age 62 are subject to reductions for early payment.
The targeted SERP benefit is available to a select group of senior officers as a result of a previously grandfathered arrangement. The targeted SERP benefit provides a benefit using the following formula:

4% of “Average Monthly Earnings” for the first 10 Years of Service	+
1% of “Average
Monthly
Earnings” for every year in
excess of 10 Years of
Service up to a maximum of
an additional 25 years of
service (for a maximum
benefit of 65% of
“Average
Monthly Earnings” with
35 Years of Service)

For purposes of this formula, “Average Monthly Earnings” has the same definition as the regular SERP benefit.

Regions’ targeted benefit is offset by both the benefit under the Retirement Plan, as well as Social Security. The targeted benefit is also subject to significant retentive vesting requirements. Participants will receive the benefit following termination of employment after reaching age 60 and completing a minimum of 10 years of service, except in the case of death, disability, or change-in-control. Termination of employment for any other reason prior to age 60 and completion of 10 years of service will result in forfeiture of the targeted benefit. If a participant who is eligible for both the regular benefit and the targeted benefit retires prior to meeting the targeted benefit’s vesting requirements, he or she will receive a regular benefit.
Mr. Owen and Mr. J. Turner participate in the targeted benefit under the SERP. Because neither has attained age 60, and Mr. Turner has not completed the required 10 years of service at this time, neither is vested in the targeted benefit currently accruing in the SERP and presented in the table below.
The following Pension Benefits table reflects the actuarial present value of the benefits from the Retirement Plan and the SERP:

			Pension Benefits
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
O. B. Grayson Hall, Jr.	Regions Retirement Plan for Associates	30	1,802,776	—
	Regions Post 2006 SERP	35	—	—
John M. Turner, Jr.	Regions Retirement Plan for Associates	9	80,833	—
	Regions Post 2006 SERP (3)	8	7,564,880	—
David J. Turner, Jr.	Regions Retirement Plan for Associates	13	574,758	—
	Regions Post 2006 SERP	13	3,681,826	—
John B. Owen	Regions Retirement Plan for Associates	N/A	—	—
	Regions Post 2006 SERP (4)	11	9,713,414	—
C. Matthew Lusco	Regions Retirement Plan for Associates	N/A	—	—
	Regions Post 2006 SERP (5)	8	2,950,465	—
Fournier J. Gale, III	Regions Retirement Plan for Associates	N/A	—	—
	Regions Post 2006 SERP	N/A	—	—

(1)
The Retirement Plan (a qualified pension plan) caps the number of years of credited service for purposes of benefit accrual at 30 years. The SERP (a nonqualified plan) caps the number of years of credited service at 35 years. Mr. Owen and Mr. Lusco do not participate in the Retirement Plan, and Mr. Gale does not participate in the Retirement Plan or the SERP. Mr. J. Turner’s years of credited service in the Retirement Plan are from a previous period of employment; he is not currently accruing additional benefits under the Retirement Plan.

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(2)
In 2009, future benefit accruals under the Retirement Plan and the SERP were suspended for all participants. Even during the suspension, participants continued to earn service toward vesting and eligibility for early retirement benefits. Effective January 1, 2010, benefit accruals were resumed for Retirement Plan and SERP participants. The present value of the accumulated Retirement Plan benefits is calculated as of December 31, 2018, and was determined using a 4.49% discount rate and the RP-2014 employee and retiree mortality tables for males and females, backed off to 2006, no collar, with generational projection based on scale MSS-2018. The present value of the accumulated SERP benefits is calculated as of December 31, 2018, and was determined using a 4.19% discount rate (4% to calculate expected lump sum distributions), and the 2019 Pension Protection Act lump sum mortality table. For purposes of the present value calculation, no pre-retirement mortality was assumed, and the payment date was assumed to be the earliest unreduced retirement date under both plans. The payment age of 62 (life only) was assumed for the Retirement Plan and the payment age of 60 was assumed for the SERP for Mr. Owen and Mr. J. Turner and age 62 for Mr. D. Turner and Mr. Lusco.

(3)
Mr. J. Turner must complete a minimum of 10 years of service and attain at least age 60 before benefits are fully vested. Mr. J. Turner’s benefit includes partial vesting at age 55 and 10 years of service, which will occur approximately one year prior to full vesting.

(4)
Mr. Owen must complete a minimum of 10 years of service and attain at least age 60 before benefits are fully vested. In the event he terminates employment prior to vesting, for reasons other than death, disability or change-in-control, he will forfeit the entire benefit noted.

(5)
Mr. Lusco must complete a minimum of 10 years of service and attain at least age 60 or must attain age 62 before benefits are fully vested. In the event he terminates employment prior to vesting, for reasons other than death, disability or change-in-control, he will forfeit the entire benefit noted.

Nonqualified Deferred Compensation

Regions maintains the Regions Financial Corporation Supplemental 401(k) Plan (“Supplemental 401(k) Plan”), which is a nonqualified deferred compensation plan. The Supplemental 401(k) Plan is an excess contribution plan primarily open to NEOs and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the 401(k) Plan. Under the Supplemental 401(k) Plan, participants may make contributions of up to 80 percent of base salary and cash incentive pay on a nonqualified basis. Regions’ contribution under the plan is limited to 4 percent of base salary and incentive compensation, provided the NEO has elected a deferral rate on base or annual incentive compensation of at least 4 percent for the year. All of the NEOs participated in the Supplemental 401(k) Plan during 2018.
Benefits under the Supplemental 401(k) Plan are held in notional accounts on the Company’s balance sheet. Earnings and losses are credited to accounts based on notional investment elections made by participants. Notional investments available to participants are generally the same investments available under the 401(k) Plan. None of these notional investments provide for above market or preferential earnings that require us to report earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 104.
Benefits under the Supplemental 401(k) Plan are fully vested at all times and are payable only upon separation from service according to the IRC Section 409A compliant distribution election made by the NEO upon participation in the plan.
The following table sets forth the NEOs’ contributions; Regions’ contributions; and the aggregate earnings, withdrawals, and balances during 2018 under the Supplemental 401(k) Plan:

		Nonqualified Deferred Compensation
Name		Executive Contributions in 2018 ($)(1)	Company Contributions in 2018 ($)(2)	Aggregate Earnings in 2018 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at December 31, 2018 ($)(5)
O. B. Grayson Hall, Jr.	Supplemental 401(k) Plan	151,728	149,620	(2,159,614)	—	38,971,854
John M. Turner, Jr.	Supplemental 401(k) Plan	138,533	62,846	(56,050)	—	787,513
David J. Turner, Jr.	Supplemental 401(k) Plan	100,637	61,200	(197,134)	—	1,436,757
John B. Owen	Supplemental 401(k) Plan	115,991	64,458	29,194	—	1,865,982
C. Matthew Lusco	Supplemental 401(k) Plan	59,015	52,510	(60,335)	—	639,564
Fournier J. Gale, III	Supplemental 401(k) Plan	58,300	77,688	16,236	—	839,112

(1)
This column represents amounts deferred from base salary and annual incentive, if applicable. Although deferred, these amounts are included in the “Salary” and “Non-Equity Incentive Plan Compensation,” if applicable, columns of the Summary Compensation Table.

(2)	This column includes Company contributions under the Supplemental 401(k) Plan. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	This column includes total earnings/losses on amounts held in the Supplemental 401(k) Plan.

(4)	This column includes withdrawals/distributions from the Supplemental 401(k) Plan.

(5)
The December 31, 2018, balances do not include true-up Company contributions that were made in early 2019 based on 2018 deferral elections. These contributions are included, however, in the column “Company Contributions in 2018.” The aggregate balance at December 31, 2018, reflects the balance in the Supplemental 401(k) Plan.

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Potential Payments by Regions Upon Termination or Change-in-Control

Regions maintains certain arrangements, plans, and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change-in-control of Regions.
Employment and/or Change-in-Control Agreements. Regions does not generally enter into employment agreements with any of our executive officers. As a result, no NEO has post-employment benefits that differ from any other associate.
While we have not entered into any employment agreements, all of our NEOs hold a change-in-control agreement. Under the change-in-control agreements, certain severance benefits are due if, during the two-year period following a change-in-control, Regions terminates employment without “cause” or the NEO terminates employment with “good reason.”
For Mr. Hall, Mr. J. Turner, Mr. Owen and Mr. Gale, if Regions terminates their employment other than for “cause,” or if they resign for “good reason” during the two-year period, they are entitled to enhanced severance in an amount equal to three times base salary and average annual bonus during the three years prior to the year in which the change-in-control occurred. In addition to severance benefits, benefit continuation under our welfare benefits plans is also available for the three-year period following termination. Mr. D. Turner and Mr. Lusco are covered by a similar change-in-control agreement, but their severance multiple is equal to two times pay and the benefit continuation period is two years following termination. If a NEO’s employment is terminated by Regions for “cause,” or by reason of death, disability, or resignation other than for “good reason” during the two-year period, Regions’ liability is limited to accrued but unpaid compensation and benefits.
Three of our NEOs are subject to grandfathered agreements that provide for additional benefits in the event that change-in-control payments and benefits (referred to as “parachute payments”) become subject to the excise tax under IRC Section 4999. Mr. Hall, Mr. D. Turner, and Mr. Owen have an agreement that requires Regions to make an additional payment covering the excise tax under IRC Section 4999, as well as any income tax on the excise tax payment and any penalty and interest that might be due (sometimes referred to as “Section 280G gross up payments”). However, if parachute payments do not exceed 110 percent of the greatest amount that could be paid without triggering the excise tax (the “Safe Harbor Amount”), then those payments and benefits will be reduced to that amount.
The agreements for Mr. J. Turner, Mr. Lusco, and Mr. Gale do not provide for Section 280G gross up payments. Their agreements stipulate that in the event severance benefits are subject to the terms of IRC Section 4999 amounts payable to them (under their change-in-control agreements or otherwise) would be reduced to the Safe Harbor Amount if the reduction would result in them receiving a greater after-tax amount.
Equity-Based Award Plans. Under the terms of our Long Term Incentive Plans, equity-based awards generally vest fully or in part at retirement, death, disability, termination of employment without “cause,” or if following a change-in-control, termination of employment without “cause” or for “good reason” within the 24-month period following the change-in-control (so-called “double trigger” vesting following a change-in-control).
Death – Under the terms of performance-based equity grant award agreements, the performance period lapses at death and release/payment is equal to the target performance value.
Retirement and Disability – At retirement and disability, performance-based awards continue to vest as scheduled and are released/paid subject to performance at the end of the performance period. Service-based vesting for RSUs accelerates at retirement and disability.
Termination without “cause” – For involuntary termination without “cause,” performance-based awards continue to vest as scheduled. At the vesting date, grants are released/paid subject to performance achievement at the end of the performance period and are further prorated based on the service between the grant date and the date employment was terminated. RSUs are released on a prorated basis based on the service between the grant date and the date employment was terminated.
Change-in-control – Upon the occurrence of a change-in-control, performance-based awards are fixed at the target value but service-vesting requirements continue. In the event termination of employment without “cause” or for “good reason” occurs within a 24-month period following the change-in-control, service-vesting requirements on awards are accelerated to the termination of employment.
Pension Benefits. Benefits under the Retirement Plan are fully vested; therefore, upon termination of employment for any reason, each NEO would be entitled to receive the amounts designated as Retirement Plan benefits represented in the “Present Value of Accumulated Benefit” column of the Pension Benefits table on page 110. Mr. D. Turner is vested in the SERP benefit as well.
Mr. Owen, Mr. J. Turner, and Mr. Lusco are not currently vested in the SERP benefits presented in the Pension Benefits table except in the case of death or disability.
Upon a change-in-control, vesting of pension benefits is accelerated, and therefore, upon termination of employment following a change-in-control, each NEO will fully vest in their SERP benefits and be entitled to the benefits included in the following table as additional change-in-control termination benefits.
Nonqualified Deferred Compensation Plan Benefits. Each NEO is currently fully vested in the amounts reported in the “Aggregate Balance at December 31, 2018” column of the Nonqualified Deferred Compensation table on page 111, and therefore, these amounts would be payable to the NEOs upon termination of employment for any reason.
Welfare and Other Insurance Benefits. Regions sponsors a number of broad-based health, life, and disability benefit programs for its associates, in which NEOs also participate, such as short and long-term disability coverage and group term life insurance coverage.

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The following table quantifies certain amounts that would be payable to NEOs upon various separation situations. The amounts reflected in the table assume a December 31, 2018, termination of employment:

Name	Voluntary ($)	Involuntary Without Cause ($)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($)(1)	Death ($)(2)	Disability ($)
O. B. Grayson Hall, Jr.(3)
Compensation:
Cash Severance	—	—	—	—	9,437,296	—	—
Long Term Incentive
Restricted Stock Units(4)	3,461,858	3,461,858	3,461,858	—	5,769,764	5,769,764	3,461,858
Performance Stock Units(4)	—	—	—	—	5,769,764	5,769,764	—
Performance Cash Units	—	—	—	—	5,466,667	5,466,667	—
Perquisites:
Financial Planning(5)	32,890	32,890	32,890	—	32,890	32,890	32,890
Outplacement(6)	—	—	—	—	60,000	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	22,655	—	—
Value of additional retirement benefits(9)	—	—	—	—	—	—	—
Total:	3,494,748	3,494,748	3,494,748	—	26,559,036	17,039,085	3,494,748
John M. Turner, Jr.
Compensation:
Cash Severance	—	—	—	—	6,372,189	—	—
Long Term Incentive
Restricted Stock Units(4)	—	459,907	—	—	1,262,403	1,262,403	757,442
Performance Stock Units(4)	—	—	—	—	1,262,403	1,262,403	—
Performance Cash Units	—	—	—	—	1,283,333	1,283,333	—
Perquisites:
Financial Planning(5)	—	32,890	—	—	32,890	32,890	32,890
Outplacement(6)					60,000
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	29,955	—	—
Value of additional retirement benefits(9)	—	—	—	—	11,438,860	—	—
Total:	—	492,797	—	—	21,742,033	3,841,029	790,332
David J. Turner, Jr.(3)
Compensation:
Cash Severance	—	—	—	—	3,062,794	—	—
Long Term Incentive
Restricted Stock Units(4)	807,882	807,882	807,882	—	1,346,470	1,346,470	807,882
Performance Stock Units(4)	—	—	—	—	1,346,470	1,346,470	—
Performance Cash Units	—	—	—	—	1,266,667	1,266,667	—
Perquisites:
Financial Planning(5)	32,890	32,890	32,890	—	32,890	32,890	32,890
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Cut Back(7)	—	—	—	—	(160,112)	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	17,453	—	—
Value of additional retirement benefits(9)	—	—	—	—	1,808,106	—	—
Total:	840,772	840,772	840,772	—	8,780,738	3,992,497	840,772

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Name	Voluntary ($)	Involuntary Without Cause ($)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($)(1)	Death ($)(2)	Disability ($)
John B. Owen(3)
Compensation:
Cash Severance	—	—	—	—	4,805,413	—	—
Long Term Incentive
Restricted Stock Units(4)	807,882	807,882	807,882	—	1,346,470	1,346,470	807,882
Performance Stock Units(4)	—	—	—	—	1,346,470	1,346,470	—
Performance Cash Units	—	—	—	—	1,266,667	1,266,667	—
Perquisites:
Financial Planning(5)	32,890	32,890	32,890	—	32,890	32,890	32,890
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Gross-up(7)	—	—	—	—	9,657,435	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	22,527	—	—
Value of additional retirement benefits(9)	—	—	—	—	12,172,039	—	—
Total:	840,772	840,772	840,772	—	30,709,911	3,992,497	840,772
C. Matthew Lusco
Compensation:
Cash Severance	—	—	—	—	2,655,877	—	—
Long Term Incentive
Restricted Stock Units(4)	—	531,576	—	—	1,300,228	1,300,228	780,137
Performance Stock Units(4)	—	—	—	—	1,300,228	1,300,228	—
Performance Cash Units	—	—	—	—	1,200,000	1,200,000	—
Perquisites:
Financial Planning(5)	—	32,890	—	—	32,890	32,890	32,890
Outplacement(6)	—	—	—	—	60,000	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	14,813	—	—
Value of additional retirement benefits(9)	—	—	—	—	4,082,237	—	—
Total:	—	564,466	—	—	10,646,273	3,833,346	813,027
Fournier J. Gale, III
Compensation:
Cash Severance	—	—	—	—	3,966,018	—	—
Long Term Incentive
Restricted Stock Units(4)	681,144	681,144	681,144	—	1,135,239	1,135,239	681,144
Performance Stock Units(4)	—	—	—	—	1,135,239	1,135,239	—
Performance Cash Units	—	—	—	—	1,100,000	1,100,000	—
Perquisites:
Financial Planning(5)	32,890	32,890	32,890	—	32,890	32,890	32,890
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Cut Back(7)					(606,909)
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	22,527	—	—
Total:	714,034	714,034	714,034	—	6,845,004	3,403,368	714,034

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(1)	The following chart summarizes the meaning of “cause,” “good reason/without cause,” and “change-in-control” under the change-in-control agreements of the NEOs:

“cause”
(i) willful and continued failure to substantially perform reasonably assigned duties; (ii) breach of fiduciary duty involving personal profit or commission of a felony or a crime involving fraud or moral turpitude, material breach of the agreement; (iii) engaging in illegal conduct or gross misconduct that materially injures Regions; (iv) failure to materially cooperate with an investigation authorized by the Board, a regulatory body, or a governmental department or agency; or (v) disqualification or bar by any governmental or regulatory authority from carrying out duties and responsibilities, or loss of any required licenses.

“good reason” and “without cause”
(i) an adverse change in responsibilities as in effect immediately before the change-in-control; (ii) a material diminution in the budget over which the executive has control; (iii) a material breach of the compensation provisions of the agreement; or (iv) requiring the executive to move his principal place of work by more than 50 miles.

“change-in-control”
(i) an acquisition of 20% or more of the combined voting power of Regions voting securities; (ii) a change in a majority of the members of the Board; (iii) the consummation of a merger (unless voting securities of Regions outstanding immediately prior to the merger continued to represent at least 55% of the combined voting power of the voting securities of the surviving company outstanding immediately after such merger); or (iv) shareholder approval of a complete liquidation or dissolution of Regions.

(2)	Death would result in vesting in the enhanced portion of the benefit for Mr. J. Turner, Mr. Owen, and Mr. Lusco as is displayed in the chart in footnote (9) below.

(3)
Mr. Hall, Mr. Owen and Mr. D. Turner are eligible for early retirement. For purposes of the various termination columns in the table, with the exception of the “For Cause” column, they are assumed to have taken early/normal retirement and, therefore, are entitled to receive the benefits shown. Mr. Hall elected to take early retirement effective December 31, 2018.

(4)	Based on a fair market value of Regions common stock of $13.38 per share on December 31, 2018.

(5)
The service agreement with Regions’ financial planning provider allows for continuation of financial planning services for two years following termination due to retirement, death, disability, change-in-control, and involuntary termination without cause.

(6)	The change-in-control agreement provides for reasonable outplacement services for up to two years.

(7)
280G Tax Gross-up represents the amount of the excise tax and related gross-up for excise taxes levied under Section 4999 of the IRC on payment and benefits following a change-in-control (otherwise referred to as “excess parachute payments” under Section 280G of the IRC). The change-in-control agreements covering Mr. Hall, Mr. Owen, and Mr. D. Turner provide for a gross up payment in the event the change-in-control benefits exceed their 280G limit by more than 110% (otherwise benefits are automatically cut back to their 280G limit). The change-in-control agreements covering Mr. J. Turner, Mr. Lusco, and Mr. Gale provide only for a cut back of change-in-control payments to their 280G limit if the executive’s change-in-control benefits exceed their 280G limit and a cut back in benefits would result in a greater net after-tax payment to the executive.

(8)
For Mr. Hall, Mr. J. Turner, Mr. Owen, and Mr. Gale, the change-in-control agreement provides for continuation of medical and dental coverage equal under Regions’ medical and dental plans for a period of three years. For Mr. D. Turner and Mr. Lusco, the agreement provides for a period of two years.

(9)    Mr. J. Turner, Mr. D. Turner, Mr. Owen, and Mr. Lusco participate in the Retirement Plan and/or the SERP. The change-in-control agreement provides for additional years’ credit for age and service under the Retirement Plan and the SERP that the NEO would have accrued had he remained employed through the second anniversary of the change-in-control. In addition, Mr. J. Turner and Mr. Owen are each eligible for the alternative target benefit under the SERP, which would normally require the NEO to reach age 60 and have a minimum of 10 years of service. Mr. Lusco is eligible for the regular SERP, which, in his case, would require service to age 62. Under the SERP, in the event of an involuntary termination of employment without cause (or termination for good reason) within 24 months following a change-in-control, unvested benefits become fully vested. Because these benefits are already accrued, they are reflected in the Pension Benefits table on page 110 and do not represent additional expense to the Company. The following chart details the value of the SERP benefit attributable to the additional years of age and service, as well as the amounts already accrued that will vest upon involuntary termination of employment without cause (or termination with good reason) within 24-months of a change-in-control:

Name	Value for Targeted/Regular Years of Age and Service Credit ($)	Value for Vesting in Targeted/Regular Benefit ($)	Total Additional Value ($)
O. B. Grayson Hall, Jr.	—	—	—
John M. Turner, Jr.	2,986,981	8,451,879	11,438,860
David J. Turner, Jr.	1,808,106	—	1,808,106
John B. Owen	1,364,179	10,807,860	12,172,039
C. Matthew Lusco	833,833	3,248,404	4,082,237
Fournier J. Gale, III	—	—	—

2019 Proxy Statement	115

APPENDIX A

APPENDIX A
GAAP TO NON-GAAP AND OTHER RECONCILIATIONS
Adjusted Return on Average Tangible Common Stockholders’ Equity (Non-GAAP)

The table below presents a reconciliation of net income from continuing operations available to common shareholders (GAAP) to adjusted income from continuing operations available to common shareholders for incentive purposes (non-GAAP). Adjusted income from continuing operations available to common shareholders for incentive purposes excludes the items listed in the table below. These selected items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). The selected items in the table below represent the amounts recognized in the financial results but not included in the 2018 target. Regions believes that their exclusion from income from continuing operations available to common shareholders provides a meaningful base for period-to-period comparisons, which management believes will assist stakeholders in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Management and the Compensation and Human Resources Committee use these non-GAAP financial measures for the evaluation of performance. Regions believes that presenting these non-GAAP financial measures will permit stakeholders to assess the performance of the Company on the same basis as that applied by management and the Board. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes these selected items does not represent the amount that effectively accrues directly to stockholders.

A-1	2019 Proxy Statement

APPENDIX A

The following table also provides a calculation of “adjusted return on average tangible common stockholders’ equity from continuing operations” and a reconciliation of average stockholders’ equity from continuing operations (GAAP) to average tangible common stockholders’ equity from continuing operations (non-GAAP). Tangible common stockholders’ equity has become a focus of some investors and banking regulators, and management believes it may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Because analysts and banking regulators may assess Regions based on these measures, management believes that it is useful to provide investors the ability to assess Regions on these same bases.

(Unaudited) ($ amounts in millions)		Year Ended December 31, 2018
Net income from continuing operations available to common shareholders (GAAP)		$1,504
Adjustments:
Salary and employee benefits - severance charges, net of tax(1)		46
Contribution to foundation, net of tax(1)		45
Branch consolidation, property and equipment charges, net of tax(2)		5
Expenses associated with residential mortgage loan sale, net of tax(1)		3
Loan loss provision (benefit) associated with residential mortgage loan sale, net of tax(1)		(12)
Securities gains, net of tax(1)		(1)
Leveraged lease termination gains, net of tax(1)		(3)
Adjusted income from continuing operations available to common shareholders for incentive purposes (non-GAAP)	A	$1,587
Average stockholders’ equity from continuing operations (GAAP)		$15,381
Adjustments:
Average intangible assets (GAAP)		(5,010)
Average deferred tax liability related to intangibles (GAAP)		97
Average preferred equity (GAAP)		(820)
Average tangible common stockholders’ equity (non-GAAP)	B	$9,648
Adjusted return on average tangible common stockholders’ equity from continuing operations (non-GAAP)	A/B	16.45%

(1)	No charges related to this item were included in the 2018 target. Therefore, this adjustment reflects the charges included in the actual financial results, net of taxes.

(2)
Certain charges related to this item were included in the 2018 target. This adjustment reflects the shortfall of the actual financial results compared to the charges included in the 2018 target, net of taxes.

Criticized and Classified Loans

(Unaudited) ($ amounts in millions)		Year Ended December 31, 2018
Total commercial (1)		$1,703
Total investor real estate (1)		219
Total consumer (2)		513
Total criticized and classified loans	A	$2,435
Total loans, net of unearned income	B	83,152
Criticized and classified loans/loans	A/B	2.93%

(1)
Amount can be obtained from page 122 of the Regions Annual Report on Form 10-K for the year ended December 31, 2018 as the sum of the applicable subtotals of the special mention, substandard accrual and non-accrual columns.

(2)	Amount is from internal management reports.

2019 Proxy Statement	A-2

Regions’ Mission and Purpose

Build and grow customer relationships using Regions360 to foster collaboration among bankers to deliver the range of products and services that best meet our customers’ unique needs

Foster a culture of integrity, trust, respect, and empathy where our associates have a passion for our mission to serve customers well and make life better

REGIONS

Invest in the lives and well-being of our associates by providing competitive benefits that support families, retirement readiness, and financial wellness

Focus on creating a diverse and inclusive workplace by consistently building a healthier work environment and a stronger culture, making Regions a better bank

Commit to strong environmental, social, and governance practices and maintain transparency, as recognized by our inclusion in Barron’s 2019 list of 100 Most Sustainable Companies

Drive inclusive growth in the communities we serve through strategic and disciplined investments in economic and community development, education and workforce readiness, and financial wellness

REGIONS

REGIONS FINANCIAL CORPORATION
ATTN: INVESTOR RELATIONS
1900 5TH AVENUE NORTH
BIRMINGHAM, AL 35203

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E59864-P17794 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

REGIONS FINANCIAL CORPORATION **THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

The Board of Directors recommends you vote FOR the following proposals:

Election of Directors

Proposal 1. Election of Director Nominees:	For	Against	Abstain
1a. Carolyn H. Byrd	☐	☐	☐
1b. Don DeFosset	☐	☐	☐
1c. Samuel A. Di Piazza, Jr.	☐	☐	☐
1d. Eric C. Fast	☐	☐	☐
1e. Zhanna Golodryga	☐	☐	☐
1f. John D. Johns	☐	☐	☐
1g. Ruth Ann Marshall	☐	☐	☐
1h. Charles D. McCrary	☐	☐	☐
1i. James T. Prokopanko	☐	☐	☐
1j. Lee J. Styslinger III	☐	☐	☐
1k. José S. Suquet	☐	☐	☐
1l. John M. Turner, Jr.	☐	☐	☐
1m. Timothy Vines	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
Proposal 2. Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2019.	☐	☐	☐
Proposal 3. Advisory Vote on Executive Compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket
to the
Regions Financial Corporation 2019 Annual Meeting of Shareholders

PLEASE BRING THIS ADMISSION TICKET AND A VALID, GOVERNMENT-ISSUED PHOTO IDENTIFICATION FOR ADMISSION TO THE MEETING.

REGIONS FINANCIAL CORPORATION

Annual Meeting of Shareholders
April 24, 2019
9:00 A.M. Central Time
Regions Center Auditorium
1900 Fifth Avenue North
Birmingham, AL 35203

E59865-P17794

PROXY CARD

REGIONS FINANCIAL CORPORATION

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Fournier J. Gale, III and Hope D. Mehlman, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Regions Financial Corporation held of record by the undersigned at the Annual Meeting of Shareholders to be held on Wednesday, April 24, 2019, and at any adjournments or postponements thereof. This card also provides voting instructions for shares held in the Regions Financial Corporation 401(k) Plan or the Computershare Investment Plan for Regions Financial Corporation and held of record by the trustees or agents of such plans. **This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any directions, then the proxies will vote FOR Proposal 1, Election of all Director Nominees; FOR Proposal 2, Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2019; and FOR Proposal 3, Advisory Vote on Executive Compensation.** The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors, if any nominee named herein becomes unable or unwilling to serve and (ii) on any other matter that may properly come before the meeting.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)